As filed with the U.S. Securities and Exchange Commission on February 9, 2022.
Registration No. 333-261201

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 5 to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
CLEAN EARTH ACQUISITIONS CORP.
(Exact name of registrant as specified in its charter)
Delaware	6770	87-1431377
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
Clean Earth Acquisitions Corp.
12600 Hill Country Blvd, Building R, Suite 275
Bee Cave, Texas 78738
(800) 508-1531
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Aaron T. Ratner
Chief Executive Officer
Clean Earth Acquisitions Corp.
12600 Hill Country Blvd, Building R, Suite 275
Bee Cave, Texas 78738
(800) 508-1531
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Will Chuchawat Daniel Forman Karen Garnett Proskauer Rose LLP 2029 Century Park East, Suite 2400 Los Angeles, CA 90067 (310) 284-4550	Douglas V. Getten Travis J. Wofford Baker Botts LLP 910 Louisiana Street Houston, TX 77002-4995 (713) 229-1234
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED FEBRUARY 9, 2022
PRELIMINARY PROSPECTUS
$200,000,000
Clean Earth Acquisitions Corp.
20,000,000 Units

Clean Earth Acquisitions Corp. is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities, which we refer to as a “target business.” Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region although we intend to initially focus our search on businesses that participate in the global energy transition ecosystem and are facilitating the ways that energy is produced, stored, transmitted, distributed and consumed, all while reducing or mitigating greenhouse gas emissions. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. If we are unable to consummate an initial business combination within 15 months (or up to 18 months if we extend the period of time to consummate our initial business combination in accordance with the terms described in this prospectus) from the closing of this offering, we will redeem 100% of the public shares for a pro rata portion of the trust account, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our tax obligations, divided by the number of then outstanding public shares, subject to applicable law and as further described herein. However, if we anticipate that we may not be able to consummate our initial business combination within 15 months, we may, but are not obligated to, extend the period of time to consummate a business combination by an additional three months (for a total of up to 18 months to complete a business combination); provided that our sponsor (or its affiliates or designees), must deposit into the trust account additional funds of $2,000,000, or $2,300,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per unit in either case), for the three-month extension, in exchange for a non-interest bearing, unsecured promissory note. Our public stockholders will not be afforded an opportunity to vote on our extension of time to consummate an initial business combination from 15 months to up to 18 months described above or redeem their shares in connection with such extension.
This is an initial public offering of our securities. Each unit that we are offering has a price of $10.00 and consists of one share of Class A common stock, one right, and one-half of one warrant. Each right entitles the holder thereof to receive one-tenth (1/10) of one share of Class A common stock, for no additional consideration, upon the consummation of an initial business combination, as described in more detail in this prospectus. As a result, you must have 10 rights in order to receive a share of Class A common stock at the closing of the initial business combination. Each whole warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. As a result, you must exercise warrants in multiples of two warrants. Each whole warrant will become exercisable on the later of 30 days after the completion of our initial business combination and twelve months from the closing of this offering, and will expire on the fifth anniversary of our completion of an initial business combination, or earlier upon redemption or liquidation. We have granted the underwriters a 45-day option to purchase up to an additional 3,000,000 units to cover over-allotments, if any.
Clean Earth Acquisitions Sponsor, LLC, which we refer to throughout this prospectus as our “sponsor,” has committed that it and/or its designees will purchase from us an aggregate of 800,000 units, or “private units,” at $10.00 per unit for a total purchase price of $8,000,000 in a private placement that will occur simultaneously with the consummation of this offering. Each private unit will consist of one share of Class A common stock and one-half of one warrant, which we refer to herein as the “private shares” and “private warrants,” respectively. Our sponsor has also agreed that if the over-allotment option is exercised by the underwriters in full or in part, it and/or its designees will purchase from us additional private units on a pro rata basis (up to a maximum of 90,000 private units at a price of $10.00 per private unit) in an amount that is necessary to maintain in the trust account an amount equal to $10.10 per unit sold to the public in this offering. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The private units are identical to the units sold in this offering, except that the private units do not include rights and are subject to certain limited exceptions as described in this prospectus.
Our initial stockholders currently hold 7,666,667 shares of Class B common stock (which we refer to as “founder shares” as further described herein), up to 1,000,000 of which are subject to forfeiture by our initial stockholders depending on the extent to which the underwriters’ over-allotment option is exercised. The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of our initial business combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment as provided herein. Holders of the shares of Class B common stock and holders of the shares of Class A common stock will vote together as a single class, except as required by law.
Our sponsor has agreed that upon and subject to the completion of the initial business combination, approximately 33% of the founder shares then held by the sponsor shall be considered to be newly unvested shares, which will vest only if the closing price of our shares of Class A common stock on the Nasdaq Global Market equals or exceeds $12.50 for any 20 trading days within a 30 trading day period after the closing of the initial business combination but before the tenth anniversary of the closing of the initial business combination. In the event the share price level described above is achieved before the first anniversary of the closing of the initial business combination, such unvested founder shares will not vest until the first anniversary of such closing. Additionally, if we enter into a binding agreement on or before the tenth anniversary of the initial business combination with respect to certain other transactions, as described in the letter agreement, all unvested founder shares will vest on the day prior to the closing of such transactions. Founder shares, if any, that remain unvested at the tenth anniversary of the closing of the initial business combination will be forfeited.
There is presently no public market for our units, shares of common stock, rights or warrants. We have applied to have our units listed on the Nasdaq Global Market, or Nasdaq, under the symbol “CLINU” on or promptly after the date of this prospectus. The Class A common stock, rights and warrants comprising the public units will begin separate trading on the 52nd day following the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, subject to our filing a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. We cannot guarantee that our securities will be approved for listing. Once the securities comprising the public units begin separate trading, the Class A common stock, rights and warrants will be traded on Nasdaq under the symbols “CLIN,” “CLINR” and “CLINW,” respectively.
Certain funds advised by Antara Capital LP, which we refer to as the “anchor investor,” an unaffiliated qualified institutional buyer (who are also not affiliated with our sponsor or any member of our management team) have expressed an interest to purchase units in this offering at a level equal to 9.9% of the units subject to this offering. Our sponsor has also entered into a letter agreement with the anchor investor pursuant to which the anchor investor will purchase membership interests in our sponsor. See “Summary — The Offering — Indication of Interest.” If the anchor investor purchases the full 9.9% of the units they have expressed an interest in purchasing, the anchor investor would own approximately 7.2% of the issued and outstanding shares of our common stock following this offering (or approximately 6.3% of the issued and outstanding shares of our common stock if the over-allotment option is exercised in full) and, additionally, our sponsor and initial stockholders would own approximately 27.2% of the issued and outstanding shares of our common stock following this offering (or approximately 27.1% of the issued and outstanding shares if the over-allotment option is exercised in full).

We are an “emerging growth company” and “smaller reporting company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investors will not be entitled to the protections normally afforded to investors in Rule 419 blank check offerings.
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 45 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$10.00	$200,000,000
Underwriting discounts and commissions(1)	$0.55	$11,000,000
Proceeds, before expenses, to us	$9.45	$189,000,000

(1)
Includes $0.35 per unit, or $7,000,000 in the aggregate (or $8,050,000 in the aggregate if the underwriter’s overallotment option is exercised in full), payable to the underwriter for deferred underwriting commissions to be placed in a trust account located in the United States as described herein and released to the underwriter only upon the consummation of an initial business combination. See also “Underwriting” for a description of compensation and other items of value payable to the underwriter.

Upon consummation of the offering, an aggregate of $202,000,000 (or $232,300,000 if the over-allotment option is exercised in full) or $10.10 per unit sold to the public in this offering will be deposited into a U.S.-based trust account maintained by American Stock Transfer & Trust Company, acting as trustee. Except as described in this prospectus, these funds will not be released to us until the earlier of the completion of a business combination and our redemption of our public shares.
The underwriters are offering the units on a firm commitment basis. The underwriters expect to deliver the units to purchasers on or about                 , 2022.

Sole Book-Running Manager
Citigroup
Co-Manager
JonesTrading

                 , 2022

CLEAN EARTH ACQUISITIONS CORP.
You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted.

i

PROSPECTUS SUMMARY
This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.
Unless otherwise stated, references in this prospectus to “we,” “us” or “our company” refer to Clean Earth Acquisitions Corp., and references to:
•
“amended and restated certificate of incorporation” are to the second amended and restated certificate of incorporation that we will adopt prior to the consummation of this offering;

•
“anchor investor” are to certain funds advised by Antara Capital LP, an unaffiliated qualified institutional buyer;

•
“common stock” are to our Class A common stock and Class B common stock;

•
“equity-linked securities” are to any debt or equity securities issued in a transaction, including but not limited to a private placement of equity or debt, that are convertible, exercisable or exchangeable for shares of our Class A common stock;

•
“founder shares” are to the shares of our Class B common stock initially issued to our sponsor and the Class A common stock that will be issued upon the automatic conversion of the Class B common stock at the time of our initial business combination (for the avoidance of doubt, such Class A common stock will not be “public shares”);

•
“initial stockholders” are to our stockholders prior to this offering, including our sponsor to the extent it holds such shares;

•
“management” or our management “Team” are to our officers, directors and advisors;

•
“private shares” are to the shares of Class A common stock sold as part of the private units in a private placement that will occur simultaneously with the closing of this offering;

•
“private units” are to the units to be purchased from us by our sponsor in a private placement that will occur simultaneously with the closing of this offering, each of which will include one share of Class A common stock (the “private shares”) and one-half of one redeemable warrant (the “private units”);

•
“private warrants” are to the redeemable warrants sold as part of the private units in a private placement that will occur simultaneously with the closing of this offering;

•
“public shares” are to the shares of our Class A common stock sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

•
“public stockholders” are to the holders of our public shares, including our sponsor (as defined below), officers and directors to the extent they purchase public shares, provided that their status as “public stockholders” shall only exist with respect to such public shares;

•
“public units” are to the units sold in this offering;

•
“public warrants” are to our redeemable warrants sold as part of the public units in this offering (whether they are purchased in this offering or thereafter in the open market);

•
“rights” are to the rights that are being sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

•
“sponsor” are to Clean Earth Acquisitions Sponsor, LLC, a company affiliated with our officers, directors and advisors; and

•
“underwriters” are to Citigroup Global Markets Inc. and JonesTrading Institutional Services LLC (“JonesTrading”).

Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

General
We are a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target.
While our efforts to identify a prospective target business will not necessarily be limited to a particular industry, sector or region, we intend to capitalize on the expertise of our management team, board and advisors (collectively, our “Team”) in the clean and renewable energy industry. Our goal is to identify and pursue businesses that participate in the global energy transition ecosystem that are facilitating the way that energy is produced, stored, transmitted, distributed and consumed, all while reducing or mitigating greenhouse gas emissions. We will focus on companies that serve key and evolving segments in the clean energy ecosystem, including those involved in carbon, hydrogen, sustainable agriculture, and renewable energy, which are becoming increasingly intertwined. Additional areas of focus will include, but not be limited to, energy storage, distributed energy, zero-emission transportation, carbon utilization, low or carbon-free industrial applications and sustainable manufacturing.
We believe that clean energy and sustainability solutions are revolutionizing many traditional industries and creating numerous investment opportunities which are soundly driven by important long-term global trends, such as the cost of carbon emissions, regulatory incentive programs, and consumers’ increasing value placed on clean energy products and services, in addition to advancements in technology providing for more cost-effective solutions and alternatives to fossil fuels. We believe that the regulatory frameworks incentivizing the adoption of sustainable practices and technologies will become increasingly favorable to the sectors that we are targeting. These trends provide long-term benefits for companies that develop and distribute services and products that take part of an integrated approach to the continued decarbonization of the economy.
We intend to target the growth-oriented subsectors of the clean and sustainable energy industry that present particularly attractive investment opportunities. We will have a global focus in our approach. We do not intend to acquire early-stage start-up companies, companies with speculative business plans or companies that are excessively leveraged. We are not, however, required to complete our initial business combination with a clean and sustainable energy business and, as a result, we may pursue a business combination beyond that sector and scope. We will seek to acquire high-quality businesses that can generate attractive, risk-adjusted returns for stockholders.
Our objective is to generate attractive returns and create value for our stockholders by applying our strategy of capitalizing on the experience, operational and financial expertise and contacts of our Team. Our Team has particular deep experience and expertise in SPACs, clean and sustainable energy investing, M&A, financing, initial public offerings, private equity and venture capital. Our Team includes executives who have successfully invested in businesses around the world. We will seek to capitalize on the significant clean energy experience and contacts of Aaron Ratner, our Chief Executive Officer, Martha Ross, our Chief Financial Officer and Chief Operating Officer, Nicholas Parker, the Chairman of our Board of Directors, and Candice Beaumont, Bradford Allen and Michael Vahrenkamp, our other board members, to identify, evaluate, acquire and operate a target business. We will also call on the deep experience and global networks of our advisors. We will look to acquire and manage a business that can benefit from our Team’s global experience within the clean and sustainable energy sectors and related areas. If we elect to pursue an investment outside of the clean and sustainable energy industry, our management’s expertise related to that industry may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding that industry might not be relevant to an understanding of the business that we elect to acquire.
Our Team
Aaron T. Ratner serves as our Chief Executive Officer. Mr. Ratner brings over 20 years of global investment and development experience. Since 2022 he has been an Advisor to Cross River Infrastructure Partners. From July 2020 to January 2022, Mr. Ratner was the President of Cross River Infrastructure

Partners LLC, a platform of development companies deploying climate technology into sustainable infrastructure projects across carbon capture, hydrogen, advanced small modular nuclear energy, and sustainable alternative protein. From November 2017 to present, Mr. Ratner has served as the ClimateTech Venture Partner at Vectr Ventures (“Vectr”), a Hong Kong-based venture capital investment fund manager. While at Vectr he has led investments in carbon utilization and transformation, pollination technology and sustainable protein production. From June 2016 to April 2020, Mr. Ratner was the Director and then the Managing Director, and Head of Origination, of Ultra Capital LLC, a sustainable infrastructure project finance investment fund manager. During that time, he led the firm’s activity in renewable natural gas and agriculture waste-to-value. From November 2014 to June 2016, Mr. Ratner was a Developer in Residence at Generate Capital, a sustainable infrastructure investment company based in San Francisco. While at Generate Capital he led investments in renewable natural gas and organic carbon production. From October 2012 to December 2014, Mr. Ratner was the President of i2 Capital Group, an impact investment merchant bank, where he worked on land conservation and mitigation banking, including the Sweetwater River Conservancy, at the time one of the largest mitigation banking projects in the United States. From May 2008 to December 2014, Mr. Ratner was a Managing Partner of Laguna Capital Partners, a principal investment and advisory firm based in Los Angeles where he focused on technology and consumer startups. From 2000 to 2005, Mr. Ratner was an Associate with Simon Murray & Company, a multi-strategy investment firm based in Hong Kong, SAR. Mr. Ratner began his career in 1999 as an analyst in the Technology Investment Banking Group at Merrill Lynch in Palo Alto, California, where he worked on financings for Internet Capital Group, Webvan and other early internet companies. Mr. Ratner holds a B.A. degree in Economics from University of Pennsylvania, and a Master’s of Science in Management from the Stanford University Graduate School of Business.
Martha F. Ross serves as our Chief Financial Officer and Chief Operating Officer. Ms. Ross brings over 25 years of global financial, strategic growth and accounting leadership experience in tech, manufacturing, communications, banking and electric power generation, including expertise in various government-funded and regulated industries. Her career expertise is helping organizations scale through high growth and high change, whether organically, through mergers and acquisitions or significant business model changes involving outside investors. From January 2021 to present, she has been founder and Chief Executive Officer of Renaissance Knowledge LLC, specializing in chief financial officer, chief operations officer and business process improvement consulting. From May 2017 to October 2020, Ms. Ross served as Chief Financial Officer for the Housing Authority of the City of Austin, with annual revenues over $540 million, where she drove strategies aimed at safeguarding property, investments and funds to improve governance for more than 20,000 residents. She also led operational and programmatic finance strategy, focusing on infrastructure modernization, to meet the needs of the fastest growing metropolitan city in America. From 2012 to 2016, Ms. Ross served as Chief Financial Officer, U.S. Central Region, for Hill and Knowlton Strategies, a subsidiary of WPP plc (NYSE: WPP), where she oversaw reporting to the parent company for their public reporting and streamlining and strengthening accounting, financial reporting, Sarbanes-Oxley and internal audit controls. From 2004 to 2011 she was Business Unit Manager for Wholesale Power Services and Shared Services at the Lower Colorado River Authority, supporting $1.2 billion in revenues and $4.7 billion in assets, including budgeting and capital planning for electric power generation. Previously, she held various financial leadership roles while working at Dell Inc. for nine years while it was publicly traded on Nasdaq, during which time she was responsible for global commercial account revenues, working with external auditors and financial reporting. She started her career in banking as a commercial lender in a holding company since acquired by Chase. Ms. Ross is a Texas Certified Public Accountant based in Austin, is an active member of the American Institute of Certified Public Accountants and is designated as an International Mergers and Acquisitions Professional by the Institute for Mergers Acquisitions and Alliances. She attended The University of Texas and obtained both a Bachelor’s in Business Administration in Accounting and a Master’s in Science in Technology Commercialization.
Our Board members
Nicholas Parker serves as our Executive Chairman. Since 2002, Mr. Parker has served as Chairman of Toronto-based Parker Venture Management Inc., a private company through which he controls investments in, and advises on, clean and smart technology businesses and platforms globally, including previously serving as chairman of UGE International LTD (TSX:UGE), a public solar renewable energy development company. From January 2014 to September 2019, Mr. Parker served as Managing Partner of Global

Acceleration Partners Inc., an Asia-focused technology cooperation platform in the energy, environment and water sectors. From 2002 to 2013, Mr. Parker was Co-founder and Executive Chairman of Cleantech Group LLC, a San Francisco-based research and consulting and convening firm that created and served the worldwide cleantech innovation community, which he successfully sold in 2009, with partial turnout through 2011. During his tenure at Cleantech Group, its startup clients raised over $6 billion from investors. From 1999 to 2004, Mr. Parker was Co-founder and Principal of Emerald Technology Ventures, a leading trans-Atlantic venture manager focused on energy and resource productivity. During this period, Mr. Parker led an investment in Evergreen Solar, which in 2000 became the second solar initial public offering to be listed on Nasdaq. From 1996 to 1999, Mr. Parker was Senior Vice President of Environmental Capital Corporation, a Boston-based investment company majority-owned by Maurice Strong and his family. Mr. Parker started his business career in 1988 as Co-founder and President of The Delphi Group, one of Canada’s leading environmental strategy firms, through which he built and sold its London-based corporate finance arm. Mr. Parker holds a B.A. Hons in Technology Studies from Carleton University and a Master’s in Business Administration in International Business from the CASS Business School, London.
Candice Beaumont serves as a member of our board of directors. Beginning in October 2020, Candice Beaumont began to serve as an Advisor to Springwater Special Situations Corp. (Nasdaq: SWSSU), a special purpose acquisition company formed to effectuate a merger or similar transaction with one or more businesses, which completed its initial public offering on August 25, 2021 and is currently searching for an initial business combination. Ms. Beaumont has served since 2016 as Chairman of the Salsano Group, a Panama based family office and conglomerate invested in private equity. From 2003 to present, Ms. Beaumont has served as Chief Investment Officer of L Investments, a single-family office invested in public and private equity. She speaks at numerous family office and investment conferences globally, including the Stanford University Graduate School of Business Global Investor’s Forum, is a NYU Stern Family Office Council member serving on the Steering Committee, and is an Advisory Board member of the Family Office Association. From 2012 to 2014, Ms. Beaumont was a member of the Board of Directors of I2BF Venture Fund II, a Dubai Financial Services Authority regulated clean tech venture capital firm with offices in Dubai, New York and London. Ms. Beaumont remains committed to community and philanthropic causes and serves on the International Council of Advisors for Global Dignity, a charity founded by Crown Prince Haakon of Norway to foster global respect and dignity across all borders, genders, religions and races. Ms. Beaumont was part of the Milken Young Leaders Circle and is a member of the Milken Institute, as well as an active member of Young Presidents Organization. She started her career in Corporate Finance at Merrill Lynch in 1996 and worked as an investment banker at Lazard Frères from 1997 to 1999, during which time she executed over $20 billion of merger and acquisition advisory assignments. Ms. Beaumont also worked in private equity at Argonaut Capital from 1999 to 2001. Ms. Beaumont obtained a Bachelor in Business Administration from the University of Miami, graduating first in her class with a major of International Finance & Marketing. Ms. Beaumont was Captain of the University of Miami varsity tennis team, where she earned Academic All American honors, and is also a former world-ranked professional tennis player. She completed Global Leadership & Public Policy for the 21st Century at Harvard Kennedy School in 2015. Ms. Beaumont was honored by Trusted Insight as one of the Top 30 Family Office Chief Investment Officers in 2017 and as a Young Global Leader by the World Economic Forum in 2014. Ms. Beaumont has a broad network of relationships, including investors in private and public equity, leading venture capital firms with compelling pre-initial public offering companies and has expertise sourcing deals, evaluating private and public businesses, and conducting detailed due diligence and risk management.
Bradford Allen serves as a member of our board of directors. Mr. Allen is a seasoned financier, entrepreneur, and business executive, having spent the past 35 years in senior roles at various firms in New York, Los Angeles and Hong Kong. Mr. Allen’s experience in finance covers private wealth management, investment banking and venture capital, and has involved fund raising as well as mergers and acquisitions. As an entrepreneur, Mr. Allen has founded, funded and successfully exited three companies — BuyGolf.com, eFederal and NextVR — in the technology, e-commerce and enterprise software sectors. From August 2020 to present, Mr. Allen has served as Executive Chairman of Vaunt Inc., a leading sports and entertainment intellectual property development company. At Vaunt Inc., he is responsible for corporate strategy, strategic partnerships and all financings of the company. From September 2020 to present, Mr. Allen has served on the board directors of Duddell Street Acquisition Corp. (Nasdaq: DSAC), a special purpose acquisition company focused on global companies in fintech, telecom, media and technology, healthcare, and consumer sectors with Asian growth potential. Mr. Allen previously served as Chairman and Chief Executive Officer of

Vaunt Inc. from August 2018 to August 2020. Mr. Allen co-founded a leading virtual reality technology company, NextVR, which was acquired in 2020 by Apple Inc. From May 2014 to January 2018, he served as Executive Chairman of NextVR. Mr. Allen graduated from Villanova University with a Bachelor’s degree in Business Administration.
Michael R. Vahrenkamp serves as a member of our board of directors. Mr. Vahrenkamp brings over 25 years of international technology and environmental services experience as a company builder and developer, a cultural relationship builder and innovative solution finder. From August 2018 to April 2020, he served as a Co-founder of ecoworks GmbH, where he started and developed a construction solution provider targeting the refurbishment of multifamily houses in Germany to a net zero standard using a serial pre-production approach. Prior to ecoworks GmbH, from December 2015 to April 2018, Mr. Vahrenkamp worked as an investment manager with the Green Growth Fund 1 on financial restructuring towards triple bottom line results (focusing on social and environmental concerns), international expansion, cultural bridging and team efficiency. From 2010 to 2015, as Chief Executive Officer of STEAG Energy Services do Brasil, he developed the local service company into an established regional service provider and project developer with a strategic shift towards renewable energies, especially large biomass, industry scale cogeneration and small solar and hydro energy generation plants in Brazil, Argentina and Chile. Previously, from 2004 until 2009, Mr. Vahrenkamp ran his own investment and service company, econetworks ltda., where he invested as an angel and seed investor in technology companies and projects, and where he led the M&A and post-merger integration process of two industrial water service companies into the FOXX HAZTECH Group. From 1997 to 2003, as Chief Technology Officer and Chief Executive Officer of Globaststar do Brasil, an EADS and LORAL Space company, he implemented and operated a low-earth-orbit satellite telephony and data network services in Brazil. Mr. Vahrenkamp is based in Berlin, Germany, where he holds a Master’s of Science degree in Aerospace Engineering from the University of Oklahoma, and is a long time Young Presidents’ Organization member.
Our Advisory Board
Alex Greystoke serves as a member of our Advisory Board and is one of our founders. Mr. Greystoke is a successful serial entrepreneur with a breadth of skills in a diverse range of industries. He is a founder and member of the advisory board of Goal Acquisitions Corp. (Nasdaq: PUCKU), a special purpose acquisition company that raised $258 million through its initial public offering in February 2021 and is focused on acquiring a company in the sports entertainment industry. Mr. Greystoke is also on the board of Springwater Special Situations Corp (Nasdaq: SWSSU), a special purpose acquisition company that raised $168 million through its initial public offering in August 2021 and is focused on acquiring a company in the European special situation sector. Mr. Greystoke is the founder of multiple artificial intelligence technology companies including TripChamp, VacationChamp and TravelChamp. He is the inventor of three granted artificial intelligence patents, with eight pending patent applications. Mr. Greystoke is also an investor in real estate, food and beverage, technology and other sectors. Mr. Greystoke founded HSC, a boutique corporate finance business that raises money for and helps emerging companies commercialize in a range of sectors including technology, energy, healthcare and consumer products, and advises a number of family offices globally, utilizing his wide network of partners throughout Asia, Europe, the Middle East and the U.S. In early 2000s, Mr. Greystoke has served on the boards of directors of numerous companies in the education, technology, artificial intelligence and renewable energy spaces, and has served as the Chairman to Asia Medical Glass listed in the United Kingdom.
David Saab serves as a member of our Advisory Board and is one of our founders. Mr. Saab is a successful serial entrepreneur in different businesses and has extensive experience in the financial industry. He started his career in January 2005 working in fixed income trading at JP Morgan. He then worked for Rothschild multi-asset solutions from December 2007 to June 2011, managing portfolios for international institutional clients and Ultra High Net Worth clients. He rejoined JP Morgan in 2011 and became one of the youngest Managing Directors in the private bank. He was elected Fixed Income personality of the year in the United Kingdom in 2017. In 2018, Mr. Saab cofounded Aperture Investors, in which Generali Investments committed a $4 billion seed investment. Aperture Investments was a new asset manager aiming to disrupt the financial market by aligning fees paid by the clients with performance generated by portfolio managers. More recently, in May 2021 he established Alumia, a platform that helps asset managers raise assets in the international market. Mr. Saab acts as an advisor to a large number of institutional investors and family offices around the world. He successfully worked on very complex transactions in different sectors, helping principals sell or restructure their businesses. He is co-founder and director of several financial companies, including UFP Jump Start and Alumia SMRF.
Pandia C. “Pace” Ralli serves as a member of our Advisory Board. Mr. Ralli brings over 20 years in the clean energy and infrastructure industry, with experience in investing in, operating, and founding companies focused on the energy transition of large industrial sectors. From 2012 to present, Mr. Ralli has served as Co-founder and Chief Executive Officer of Clean Marine Energy LLC, which builds supply and distribution infrastructure of clean fuels for ships. Since 2018, Mr. Ralli also serves as Co-founder and Chief Executive Officer of SWITCH Maritime LLC, which is building the first fleet of zero-carbon vessels in North America, with a scheduled launch this year of the world’s first ship powered entirely by a hydrogen fuel cell. Since 2017, he has also served as Co-Founder and Principal of MidOcean Wind LLC, which is building specialized vessels needed to construct and maintain offshore windfarms in the United States. Prior to his work in the maritime sector, Mr. Ralli served from 2011 to 2013 as Principal at Scientific Conservation Inc., focused on energy efficiency financing of large commercial and industrial buildings to unlock large-scale emissions reductions in commercial real estate, and from 2009 to 2011 as Manager at Pacific Gas & Electric, the largest utility in California. He currently serves on the board of directors of Polaris New Energy LLC and Northstar Terminals LLC, a marine terminals investment platform with Oaktree Capital, and holds several advisory roles with climate-tech and decarbonization-related startups. Mr. Ralli is based in Jackson, Wyoming, and received his Bachelor’s degree from Middlebury College and Master’s in Business Administration from Tuck School of Business at Dartmouth College.
Claire Le Louët serves as a member of our Advisory Board. Mrs. Louët brings over 20 years of global strategy, growth, finance and digital experience from some of the world’s leading companies within the Energy and Infrastructure sectors. From 2020 to present, Mrs. Le Louët has served TotalEnergies EV Charging Services as Head of business-to-consumer business development for Europe. She is focusing on launching new services and equipment for residential and offsite EV charging experiences throughout Europe. Prior to TotalEnergies EV Charging Services, from 2016 to 2020, Mrs. Le Louët spent four years at TotalEnergies Marketing and Services where she served as Chief Acceleration Officer for Digital and Innovation. She set up 25 early-stage entrepreneurial start-ups focusing on new digital services related to smart mobility, retail and new energies, including solar, hydrogen and biogas. Mrs. Le Louët was previously Lead Internal Auditor for TotalEnergies SE main infrastructure projects and affiliates worldwide. From 2013 to 2016, she successfully conducted internal control reviews in Africa and Asia and contributed to improving their governance methods, tools and recommendations effectiveness. Throughout her career at TotalEnergies, Mrs. Le Louët has also served as Country Sales Manager, member of the ExCom of TotalEnergies in Tunisia from 2011 to 2013, Strategic Project Lead for acquisitions and divestments for TotalEnergies Africa from 2008 to 2011, Deputy Chief Economist for TotalEnergies SE from 2005 to 2008 and Financial Market analyst from 2004 to 2005. Mrs. Le Louët also previously worked from 2002 to 2003 within the banking industry as associate for Royal Bank of Scotland on debt capital markets in London and from 2002 to 2003 project and from 2000 to 2001, in structured finance for Dexia in New York. She currently holds several investment roles with various startups. Mrs. Le Louët is based in Paris, France and graduated from HEC and IFA (French Director Institute).
Matthew L. Scullin serves as a member of our Advisory Board. Dr. Scullin is a materials entrepreneur who has pioneered several new materials into commercialization. He is currently Chief Executive Officer at MycoWorks, the leader in the field of fine mycelium materials. In 2008, Dr. Scullin founded Alphabet Energy, the leader in the field of thermoelectric products for waste-heat recovery, and sold that company in 2019. As its Chief Executive, Dr. Scullin led Alphabet Energy from initial concept through technology development and revenue growth for the world’s first commercial thermoelectric waste-heat recovery generators. Dr. Scullin has extensive experience developing strategic corporate partnerships and selling into industries including fashion, luxury, oil and gas, automotive, steel, process heating, defense and consumer hardware, as well as in team-building, intellectual property, product management and venture financing. Dr. Scullin has raised over $125 million from leading worldwide venture, corporate, private equity, angel and debt investors. He has won numerous awards for innovation and entrepreneurship, including the World Economic Forum Technology Pioneer award, and was named to Forbes 30 Under 30. Prior to founding Alphabet Energy, Inc., Dr. Scullin held positions at X/Seed Capital, IBM and General Motors. He received his Ph.D. from the

University of California, Berkeley in Materials Science where his work was highly cited in leading scientific journals, including Nature Materials, and a B.S.E. in Materials Science from the University of Pennsylvania, Magna Cum Laude.
Volckert R. van Reesema serves as a member of our Advisory Board. Mr. van Reesema brings over 20 years of experience in the transportation and energy sectors, with specialized experience in investing in, operating, and owning companies in the U.S. maritime transportation industry. From 2007 to present, Mr. van Reesema has served as Co-founder and Principal of Mid Ocean Marine LLC, which currently owns VanEnkevort Tug & Barge, Inc., the dry bulk ship owning and operating company with the most modern fleet on the Great Lakes. MidOcean Marine LLC has owned up to 15 vessels at one time, in wide-ranging maritime sectors such as dry-bulk, tanker, car carrier, heavy-lift and offshore wind vessels. Prior to founding Mid Ocean Marine LLC, from 2004 to 2007, Mr. van Reesema served as Manager at Strong Vessel Operators, a commercial ship owner and operator, where he worked in the Liner Services Department. Mr. van Reesema began his career in 2000 at PepsiCo in their three year management training program focusing on sales, operations and logistics. Mr. van Reesema sits on the boards of directors of Kerrco, a privately held Oil & Gas company based in Houston, and MarineCo, a privately held holding company with numerous industrial and maritime interests, and is Principal and Investment Committee member of Vareco Holdings. Mr. van Reesema is based in Rowayton, Connecticut, and received his Bachelor’s degree from Boston University’s School of Management in 2000.
Wissam Anastas serves as a member of our Advisory Board. Mr. Anastas brings over 20 years of global banking and investment experience in the energy transition from some of the world’s most reputable companies including Paribas, SocGen, UBS and Deutsche Bank Asset Management. From April 2018 to present, Mr. Anastas has been serving as one of the Co-founders and Executive Board Members of Amarenco Mena, an Independent Power Producer with a solar focus. Mr. Anastas was involved in defining the strategy in the region and support in developing the business that has operations now in five countries and a pipeline of in excess of 2GW. Since June 2018, Mr. Anastas also has served as Managing Partner of a London based merchant bank DSEL (with a parent listed on the TSX) that is focused on high growth real assets in the energy transition. Since September 2019, Mr. Anastas has also been responsible for the investment in EMP, a highly experienced wind energy developer focused on Northern Europe with an excess of 500MW of pipeline. From August 2011 to March 2017, Mr. Anastas spent seven years at Deustsche Bank Asset & Wealth Management as Co-Head of the Global Infrastructure Fund amongst other Investment Committee roles in the Private Equity & Private Markets platform. He was responsible for the fund raise, the origination of investments and the fund management. The co-mingled fund deployed in excess of $200 million across the energy and infrastructure sector globally. Since June 2016, Mr. Anastas has sat on the Board of Directors of Energisme, an energy technology Saas/Paas business focused on big data and artificial intelligence. Mr. Anastas led the initial investment round, supported the growth and led the company’s listing on Euronext Growth in July 2020. Mr. Anastas holds an MSc in Civil Engineering from Ecole Nationale Superieure des Arts et Industries de Strasbourg and an MBA from INSEAD and has completed an executive program at Harvard Business School.
Ravé Mehta serves as a member of our Advisory Board. Mr. Mehta brings over 25 years of global technology, engineering, development and infrastructure construction experience. From 2016 to present, Mr. Mehta has been the Chairman of Water Ledger, a blockchain-based water offset credit platform and marketplace focused on building the carbon offset markets for water to help buffer the impacts of climate change on our diminishing water supplies and replenish critical river basins and water sheds around the world to combat the global water scarcity crisis. From 2012 to 2016, Mr. Mehta was the Chief Executive Officer of Mehta Group, an engineering and construction management firm focused on building water and transportation infrastructure for over 40 years, including roads, highways, bridges, airports and water systems. Mehta Group has completed over 850 infrastructure projects with over $40 billion of construction. Mr. Mehta continues to serve on the board of directors of Mehta Group. From 2008 to 2012, Mr. Mehta served as the Chief Executive Officer of GameCore, a technology company using their proprietary game engine and 3D simulation technology to simulate the design and construction of water and transportation infrastructure projects. From 2000 to 2008, Mr. Mehta was a Partner of Sun Ventures, a venture capital firm focused on investing in infrastructure based technology companies. Mr. Mehta began his career in 1994 as a survey rodman for MAI, the predecessor to Mehta Group, and worked his way up to a senior engineer.

Mr. Mehta holds a Bachelor’s in Science and a Master’s in Science in Civil Engineering from the University of Central Florida, and an Executive Master’s in Business Administration from Crummer Graduate School of Business at Rollins College.
Nicholaus Rohleder serves as a member of our Advisory Board. From April 2021 to present, Mr. Rohleder has served as the Co-Chief Executive Officer of New American Energy, a vertically integrated asset management firm focused on the clean & environmental technology sector. From July 2019 to March 2021, Mr. Rohleder served as a Portfolio Manager at New American Energy. Mr. Rohleder has held the position of Independent Director at waste remediation technology provider BioHiTech Global (Nasdaq: BHTG) since June 2020, clean technology focused investment bank Ardour Capital since January 2020, climate focused media platform Climate & Capital Media since April 2021, and energy infrastructure developer Lone Cypress Energy Services since January 2020. Mr. Rohleder has held the position of Chief Financial Officer at American Hydrogen since May 2021, an integrated carbon management company. Prior to this, Mr. Rohleder served as the Chief Operating Officer of Merit Holdings Group from November 2017 to July 2019, a private ESG investment firm focused on global public securities, commercial real estate debt and equity, and select venture capital. Prior to this, from 2016 to 2017, Mr. Rohleder served as an Analyst at Dwight Capital, a financial services and private investment firm encompassing real estate debt, asset-based lending, and fixed income fund management. Mr. Rohleder received a Master’s of Environmental Studies with a concentration in Environmental Engineering & Technology from the University of Pennsylvania and a Master’s of Science in Sustainability Management with a concentration in Environmental Economics from Columbia University.
Charles Ecalle serves as a member of our Advisory Board. Mr. Ecalle is a seasoned investment and business professional with 20 years of experience. Since July 2021, he has served as Co-founder and Managing Director at Alumia, a platform that helps asset managers raise assets in the international market. He is a serial entrepreneur and investor. Prior to Alumia, he was Head of Absolute Return funds from February 2013 to September 2019 managing liquid multi-asset portfolios and Head of Risk at Tailor AM from October 2019 to January 2021. Prior to joining Tailor AM, Mr. Ecalle was member of investment committee at Amundi Private Equity Fund and managed several private equity funds. Prior to Amundi Private Equity Fund, Mr. Ecalle was quantitative researcher at Société Générale, leading a team of econometricians from 2004 to 2007. He began his career in 2001 as a fixed income and currency trader for JP Morgan. Mr. Ecalle received a Master’s in Management from NEOMA Business School and an International Master’s in Business Administration from Cox Business School (Southern Methodist University). He also co-founded an independent advisory firm focusing on global macro and special situations opportunities. Due to his significant experience investing in liquid and illiquid assets, financial data and risk management, Mr. Ecalle has successfully advised Ultra High Net Worth clients, family offices, hedge funds and provided strategic advice to asset management groups.
Antonio Carlos Fernandes Rodrigues serves as a member of our Advisory Board. Since May 2018, Mr. Rodrigues has served as the Chairman of the board of directors of Casais Group, one of the largest construction sector in Portugal, which operates in 16 countries, with 4,500 employees and a turnover of €520M. Since May 2021, he has served as a member of the General Council of Minho University. Since May 2017, he has served on the board of directors of the Industrial Association of the Construction and Public Works; he is also a member of Young Presidents Organization, has been active in the construction industry sector since 2016 and has previously served as a District Delegate of the Northern Region Engineers Council. Since 2015, he has served as a Business Ambassador for the City of Braga and a member of the Strategic Council in the Institute of Science and Innovation for Bio-sustainability. He has served on the board of directors of the Center for Waste Value since 2012, and from 2012 to 2017, he was on the boards of directors of two companies that were successfully sold, Recivalongo and Retria, which are dedicated to recycling, waste to energy and waste management. From 2008 to 2013, he served as Chief Executive Officer of Casais Engineering and Construction, and Chairman from June 2013 to May 2018. Mr. Rodrigues started in 1995 as project manager in Casais Group, and has served in the roles of Commercial Director and Chief Operating Officer. Mr. Rodrigues holds a Master’s Degree in Civil Engineering from Minho University. In 2017, he successfully completed the Owner / President Management program from Harvard Business School.
Martin Gruschka serves as a member of our Advisory Board. Mr. Gruschka began his career in 1990 as a management consultant for a Deutsche Bank Group subsidiary, with a focus on East German

Privatization projects. Thereafter, he led the European media practice of Arthur D. Little, a global management consulting group, from 1996 to 1999. Having spent time as an associate director at Deutsche Morgan Grenfell’s media investment banking division, he co-founded Springwater Capital LLC in 2002, where he currently serves as Managing Partner. Mr. Gruschka is also Chief Executive Officer of Springwater Special Situations Corp. (Nasdaq: SWSSU), a special purpose acquisition company that raised $168 million through its initial public offering in August 2021 and is focused on acquiring a company in the European special situation sector. Mr. Gruschka has served as Chairman, President, board director and Chief Executive Officer of more than forty companies throughout Europe and the U.S. in a diverse range of sectors, including media and communications, aerospace, engineering, logistics, recycling, technology, tourism and business process outsourcing.
Olivier Pinard serves as a member of our Advisory Board. His experience in European real estate investment and asset management spans 20 years and stretches across the European, Middle Eastern and American continents. Since June 2019, Mr. Pinard has served as Founder and Chief Executive Officer of LogiSun, a Paris-based company dedicated to delivering green energy generating real estate as an investment product. Before founding LogiSun, Mr. Pinard was an investment director from January 2018 to May 2019 at RGreen Invest (over €1 billion under management), providing financing solutions for energy transition infrastructure projects. Between 2012 and 2017, Mr. Pinard served as Chief Operating Officer of Codeprim, where he focused on the buyout and restructuring of the company. Prior to that, he founded Avalon Investment Managers in 2008, advising on European transactions between 2009 and 2012. In 2008, Mr. Pinard worked with Arqaam Capital as associate director in charge of Real Estate Acquisitions. In 2005, the William Pears Group recruited Mr. Pinard to develop a European retail Real Estate portfolio, refinance existing assets and launch the first Healthcare portfolio. In 2003, he joined the Franco-Dutch fund Colbert Orco to oversee the Paris portfolio and collaborate with General Electric on new developments. Mr. Pinard started his career in Paris in 2000 at Archon Group, Goldman Sachs’ real estate subsidiary, where he was in charge of major real estate acquisitions such as the sale and leaseback of France Telecom assets (€2.8 billion). He holds a Master’s in Management from NEOMA Business school with a specialization in Finance from McMaster University in Canada (Dr Groote School of Business). He currently heads H.E.C Paris’ Entrepreneurship in a Digital Age Certificate program.
Ross McBride serves as a member of our Advisory Board. Mr. McBride is the Founder and President of Globalvestment Capital Partners, Montblanc Developments and The Management Performance Centre. Globalvestment Capital Partners is a boutique real estate and renewable energy investment bank he founded in 1991 that specializes in the buying, investing and selling of large income producing real estate, renewable energy and infrastructure assets globally working with institutional investors, private investors and developers. The company typically does an annual deal volume of $1 billion to $2 billion. Mr. McBride also continues to oversee his real estate development and investment company, as well as being a director on a number of for profit and non-profit organizations boards. In 2006, Mr. McBride started an internal management training division at Blackrock/Montblanc that eventually grew into The Management Performance Centre (“MPC”). MPC is a management training and development center that provides one to three day executive education courses to companies and organizations. His activities with MPC are focused on helping executives improve their business negotiation skills, public speaking and leadership abilities. In 1996, Mr. McBride started The Blackrock/Montblanc Group, a real estate development group that has developed and co-developed over 4,000 residential units. The various real estate companies that started within the Blackrock/Montblanc Group now employ over 1,000 full time staff. He is a member of the Canadian Association of Professional Speakers and the National Speakers Association. According to ratings published by Industry Surveys, Mr. McBride was the number one rated business speaker in Canada (and one of the top 100 business speakers in the world) for five years running (2004, 2005, 2006, 2007 and 2008) before he started limiting his global speaking engagements. He has been a member of the Young Presidents Organization since 1992 and has held the positions of Chapter Chairman, Education Chairman and Membership Chairman of the Young Presidents Organization — Ontario Canada Chapter (172 members). He has also been the European Co-Chair of the YPO Deal Network and is currently on the global executive board of the 4,200 member YPO Real Estate Industry Network where he serves as the Global Learning Officer. He is a member of the YPO Chapter Executive of YPO London Gold where he is currently the Mentoring Officer and is the incoming Chapter Chair of YPO London Gold; he is also a member of YPO Paris Chapter and just completed his role as YPO European Regional Chair for Gold Forums.

J. Alan Reid, Jr., CIMA, serves as a member of our Advisory Board. Mr. Reid brings more than 30 years of experience in asset management, brokerage and wealth management, providing strategic counseling to a wide range of clients, including industry groups, bulge bracket firms, family offices and startups. From June 2015 to present, Mr. Reid has served as the Founder and Managing Member of Reid Partners LLC, where he advises active family offices and entrepreneurs focused on disrupting industries. From January 2014 to present, he serves as Director of Arista Group, and its subsidiary Forward Ships, a Greek Family Office based in Sintra, Portugal. In 2014, Mr. Reid co-founded and chaired The 1640 Society, a non-profit organization that provides a forum for family offices to exchange ideas and information on topics such as wealth management and asset allocation. In 1997, Mr. Reid was recruited to work with Gordon Getty to develop innovative businesses focused on Mr. Getty’s interests in the evolution of payments and asset management. From March 1997 to May 2015, Mr. Reid held the positions of president and chief executive officer of numerous Getty controlled entities including Forward Management, ReFlow Management, Sierra Club Mutual Funds and Sutton Place Management. He also served on the Investment Company Institute Board of Governors, The Forward Funds Board of Trustees, The Legato Board of Directors, The FOLIOfn Board of Directors, and an industry working group at The NY Federal Reserve Bank. From August, 1992 to April, 2001, Mr. Reid held multiple positions at Morgan Stanley, including Sr. Vice President and Director of Business Delivery, where he built and ran operations, trading, human resources, and call centers for Morgan Stanley Online, and as Executive Director for Morgan Stanley’s Private Wealth Group, where he developed data aggregation for family office services. Mr. Reid holds a Bachelor’s degree from Menlo College in Atherton, California.
Philip C. Swift serves as a member of our Advisory Board. Mr. Swift is a leading energy investment professional in Canada and has extensive equity investment, corporate advisory and direct investment management experience. From 2006 to present, Mr. Swift has served as Executive Chairman of the Ayrshire Group, a family office investment platform that invests primarily in commercial real estate and related businesses. In 1989, Mr. Swift co-founded ARC Financial Corp. and from 1989 to October 2017 he held numerous senior management positions including President, Chief Executive Officer, Co-Chairman and Vice-Chairman before his retirement in October 2017. Mr. Swift also served as a member of ARC Financial’s Investment Committee. Mr. Swift provided leadership support for ARC Group with a focus on strategy, corporate development and investment decision-making. He originated the ARC Group’s private equity investing activities in 1990 and led and grew this business, which has raised more than $4.68 billion since launching in 1987. Prior to 1989, Mr. Swift served as an energy securities analyst and a vice-president and director of Nesbitt Burns. Mr. Swift holds a Bachelor of Science (Math) degree and a Master of Business Administration degree from the University of British Columbia. He is a recipient of the Warren Bennis Award for Leadership Excellence as well as the Pinnacle Award for achievement in entrepreneurship. Mr. Swift also speaks at numerous energy and private equity conferences in Canada and internationally and co-authored a book published by McGraw Hill entitled “In Search of Leadership — How Great Leaders Answer the Question “Why Lead?”
We currently expect our advisors to (i) assist us in sourcing, negotiating and consummating a potential business combination, (ii) provide their business insights when we assess potential business combination targets and (iii) upon our request, provide their business insights as we work to create additional value in the businesses that we acquire. However, they have no written advisory agreement with us. Additionally, these individuals have no other employment or compensation arrangements with us. They will not serve on the board or any committee thereof, nor will they have any voting or decision making capacity on our behalf. They will also not be required to devote any specific amount of time to our efforts or be subject to the fiduciary requirements to which our board members are subject. Accordingly, if any of them become aware of a business combination opportunity which is suitable for us, they are under no obligation to introduce it to us before any other prospective acquiror. We may utilize additional advisors from time to time.
Our officers, directors and advisors may participate in the formation of, or become an officer, director or advisor of, any other blank check company prior to completion of our initial business combination. As a result, our officers, directors and advisors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other blank check company with which they may become involved. The following members of our management team, board of directors and advisors have existing affiliations with special purpose acquisition companies formed to effectuate a merger or similar transaction with one or more businesses: Beginning in October 2021, Mr. Ratner began to serve as a member of the Board of Directors of Aries I Acquisition Corporation (Nasdaq: RAM), a special purpose acquisition company formed to effectuate a merger or similar transaction with one or more businesses. From September 2020 to present, Mr. Allen has served on the board directors of Duddell Street Acquisition Corp. (Nasdaq: DSAC), a special purpose acquisition company focused on global companies in fintech, telecom, media and technology, healthcare, and consumer sectors with Asian growth potential. Additionally, since August 2021, Ms. Beaumont has served as a member of the Board of Directors of Springwater Special Situations Corp. (Nasdaq: SWSSU), a special purpose acquisition company that raised $168 million through its initial public offering in August 2021 and is focused on acquiring a company in the European special situation sector, but may seek an acquisition of a target in any industry. Mr. Greystoke, one of our Co-founders, is also a Director of Springwater Special Situations Corp. and he is Founder and Advisor to GOAL Acquisitions Corp. (Nasdaq: PUCKU), a blank check company that completed its initial public offering in February 2021 and may pursue initial business combination targets in any businesses or industries and has until February 16, 2023 to do so (absent an extension in accordance with its charter). Mr. Gruschka, a member of our Advisory Board, is also CEO of Springwater Special Situations Corp. and is an Advisor to GOAL Acquisitions Corp. Any such companies may present additional conflicts of interest in pursuing an acquisition target.
Business Strategy
We are a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target.
We intend to acquire a high-quality growth business or asset that can generate attractive, risk-adjusted returns for stockholders. To that end, our acquisition and value creation strategy is to identify, acquire and, after our initial business combination, enhance the growth of a company in the clean and sustainable energy industry that complements the experience and expertise of our management team, our board members and our advisors. Our selection process will leverage our Team’s extensive global network of relationships, deep industry knowledge across multiple geographies, transaction execution experience and deal sourcing capabilities that provide access to a broad spectrum of acquisition opportunities.
Our goal is to identify and pursue businesses that participate in the global energy transition ecosystem that are facilitating the way that energy is produced, stored, transmitted, distributed and consumed, all while reducing or mitigating greenhouse gas emissions. We will focus on companies that serve key and evolving segments in the clean energy ecosystem, including those that work across carbon, hydrogen, sustainable agriculture, and renewable energy, which are becoming increasingly intertwined. Additional areas of focus will be energy storage, distributed electrical grid, zero-emission transportation, utilization, low or carbon-free industrial applications and sustainable manufacturing.
We believe that clean energy and sustainability solutions are revolutionizing many industries and creating numerous investment opportunities and are soundly driven by important long-term global trends, such as regulatory incentive programs and consumers’ increasing value placed on clean energy products and service, in addition to advancements in technology providing for more cost-effective solutions and alternatives to fossil fuels. We believe that the regulatory frameworks incentivizing the adoption of sustainable practices and technologies are expected to become increasingly favorable to the sectors that we are targeting. These trends provide long-term benefits for companies that develop and distribute services and products that take part of an integrated approach to the continued decarbonization of the economy.
Our Team is uniquely positioned to source and evaluate deals globally. We believe that our expertise and experience in major worldwide markets allow us to source and compare targets across markets, offering us the broadest pool of targets and the possibility to maximize returns. In addition to attractive targets in the US and other developed markets, we have access to companies in other world markets which offer, in some cases, highly attractive growth prospects at more advantageous valuation multiples. Our Team also has access to proprietary opportunities across the Globe within the clean and sustainable energy space that can be leveraged to drive value. Our Team is unique in that we have executives that have operated across continents and have team members on the ground in multiple jurisdictions, enabling us to identify and evaluate rapidly growing businesses at an early stage. Our Team also has access to proprietary global deal flow from our family office and other investor relationships. Additionally, members of our Team have exceptional regulatory backgrounds and insights.
Our Team has a demonstrated extensive track record of value creation and enhancement with clean and sustainable energy. Our Team’s experience, resources and track record includes founding successful startups across multiple industries, venture capital investing and startup advisory, sustainable infrastructure project development, financing and execution, acquiring and integrating private investment companies, financial institution assets and taking them public, and international expansion.
We believe that our Team has the experience, resources and track record to execute a successful transaction, the operational expertise to navigate the financial regulatory landscape and an understanding of purchasing, integrating and growing clean energy assets. We understand value at each stage of the financial life cycle, allowing us to evaluate not only what transactions make sense, but also those on which we should pass.
The following differentiated value propositions will allow us to bring to the public market a highly attractive business:
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Successful investment and M&A track record across public and private markets;

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Established deep relationships and insights within private equity and clean energy sectors globally;

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Proven experience in consummating transactions;

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Operational expertise to add value and help grow and optimize businesses post acquisition;

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Decades of experience in clean energy and technology investing;

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Sustainable infrastructure project development and execution;

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Leadership team;

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Proprietary deal flow; and

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Comprehensive set of competencies in clean energy, decarbonization and other energy transition investment themes.

Acquisition Criteria
Consistent with our business strategy, we have developed the following high-level, non-exclusive investment criteria and guidelines that we believe are important in evaluating prospective target businesses:
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Minimum (combined) enterprise values of between $800 million and $1.5 billion;

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Demonstrate attractive valuation;

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Target large and growing addressable market;

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Identifiable value added contributions by our Team;

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Demonstrate high barriers to entry;

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Have attractive competitive dynamics;

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Have significant future growth prospects;

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Have committed and strong management team with a track record of success in driving growth and profitability within clean energy market; or a platform where we have the ability to assemble experienced management team;

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Have cash flow generation capabilities, revenue growth;

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Exhibit the opportunity or have the potential to grow through consolidation as well as organically;

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Could benefit from the substantial expertise, experience and network of our Team; and

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Would benefit from a public acquisition.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines, as well as other considerations, factors and criteria deemed relevant by our management in effecting our initial business combination consistent with our business objectives. In the event that we decide to enter into our initial business combination with a target business that does not meet any of the above criteria and guidelines, we will disclose that the target business does not meet any of the above criteria in our stockholder communications related to our initial business combination.
Effecting a Business Combination
We will either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination or do not vote at all, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide our stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein. Except as required by law or the rules of Nasdaq, the decision as to whether we will seek stockholder approval of our proposed business combination or allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. If we decide to allow stockholders to sell their shares to us in a tender offer, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 immediately prior to or upon consummation of such business combination and, if we seek stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business combination. We have no specified maximum percentage threshold for conversions in our amended and restated certificate of incorporation and even those public stockholders who vote in favor of our initial business combination have the right to convert their public shares. As a result, this may make it easier for us to consummate our initial business combination.
We will have up to 15 months from the closing of this offering to consummate an initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within 15 months, we may, but are not obligated to, extend the period of time to consummate a business combination by an additional three months (for a total of up to 18 months to complete a business combination); provided that our sponsor (or its affiliates or designees), must deposit into the trust account additional funds of $2,000,000, or $2,300,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per unit in either case), for the three-month extension, in exchange for a non-interest bearing, unsecured promissory note. Our public stockholders will not be afforded an opportunity to vote on our extension of time to consummate an initial business combination from 15 months to up to 18 months described above or redeem their shares in connection with such extension. If we are unable to consummate an initial business combination within such time period, we will redeem 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our tax obligations, divided by the number of then outstanding public shares, subject to applicable law and as further described herein, and then seek to dissolve and liquidate. We expect the pro rata redemption price to be approximately $10.10 per share of Class A common stock (regardless of whether or not the underwriters exercise their over-allotment option), without taking into account any interest earned on such funds. However, we cannot assure you that we will in fact be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public stockholders.
Nasdaq listing rules require that our initial business combination must occur with one or more target businesses that together have a fair market value of at least 80% of the assets held in the trust account at the time of the agreement to enter into the initial business combination. The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value).

Although our board of directors will rely on generally accepted standards, our board of directors will have discretion to select the standards employed. In addition, the application of the standards generally involves a substantial degree of judgment. Accordingly, investors will be relying on the business judgment of the board of directors in evaluating the fair market value of the target or targets. The proxy solicitation materials or tender offer documents used by us in connection with any proposed transaction will provide public stockholders with our analysis of the fair market value of the target business, as well as the basis for our determinations. If our board is not able independently to determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, with respect to the satisfaction of such criteria. Notwithstanding the foregoing, if we are not then listed on Nasdaq for whatever reason, we would no longer be required to meet the foregoing 80% fair market value test.
We currently anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination where we merge directly with the target business or a newly formed subsidiary or where we acquire less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we could acquire a 100% controlling interest in the target; however, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% fair market value test.
Potential Conflicts
Members of our Team will directly or indirectly own our securities following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.
Our sponsor and its principals may from time to time become aware of potential business opportunities, one or more of which we may desire to pursue, for a business combination, but we have not (nor has anyone on our behalf) engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to a business combination transaction with us.
Our officers and directors have agreed to present to us all target business opportunities that have a fair market value of at least 80% of the assets held in the trust account, subject to any fiduciary or contractual obligations. As more fully discussed in “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of an initial business combination opportunity that might be attractive to any entity to which he has fiduciary or contractual obligations, he may be required to present such initial business combination opportunity to such entity prior to presenting such initial business combination opportunity to us. For more information on the relevant pre-existing fiduciary duties or contractual obligations of our management team, see the section titled “Management — Conflicts of Interest.”
Our officers, directors and advisors may become officers or directors of any other blank check company prior to completion of our initial business combination. In particular, certain of our executive officers, directors and advisors also currently serve in officer and director capacities at Goal Acquisitions

Corp., which is a blank check company searching for a target business. As a result, our officers or directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other blank check company with which they may become involved.
JOBS Act and Smaller Reporting Company
We are an emerging growth company as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile. In addition, we have elected, under Section 107(b) of the JOBS Act, to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards.
We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the end of the prior year’s second fiscal quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates exceeded $250 million as of the last business day of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates equals or exceeds $700 million as of the last business day of that year’s second fiscal quarter.
Private Placements
On August 17, 2021, our sponsor purchased an aggregate of 5,750,000 founder shares for an aggregate purchase price of $25,000 or approximately $0.004 per share. On February 7, 2022, we effected a 1:1.33333339 stock split of our Class B common stock, resulting in our initial stockholders holding 7,666,667 founder shares, up to 1,000,000 of which are subject to forfeiture by our initial stockholders depending on the extent to which the underwriters’ over-allotment option is exercised, so that our initial stockholders will continue to own 25.0% of our issued and outstanding shares after this offering (not including the private units described below and assuming the initial stockholders do not purchase units in this offering). The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of our initial business combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment as provided herein. Holders of the shares of Class B common stock and holders of the shares of Class A common stock will vote together as a single class, except as required by law.
Our sponsor has agreed that upon and subject to the completion of the initial business combination, approximately 33% of the founder shares then held by the sponsor shall be considered to be newly unvested shares, which will vest only if the closing price of our shares of Class A common stock on the Nasdaq equals or exceeds $12.50 for any 20 trading days within a 30 trading day period after the closing of the initial business combination but before the tenth anniversary of the closing of the initial business combination. In the event the share price level described above is achieved before the first anniversary of the closing of the initial business combination, such unvested founder shares will not vest until the first anniversary of such closing. Additionally, if we enter into a binding agreement on or before the tenth anniversary of the initial business combination with respect to certain other transactions, as described in the letter agreement, all unvested founder shares will vest on the day prior to the closing of such transactions. Founder shares, if any, that remain unvested at the tenth anniversary of the closing of the initial business combination will be forfeited.
In addition, our sponsor and/or its designees will purchase from us an aggregate of 800,000 units at a price of $10.00 per unit, for an aggregate purchase price of $8.0 million in a private placement that will occur simultaneously with the closing of this offering. They have also agreed that if the over-allotment option is exercised by the underwriters in full or in part, it and/or its designees will purchase from us an additional number of private units (up to a maximum of 90,000 private units at $10.00 per private unit) in order to maintain in the trust account $10.10 per unit sold to the public in this offering. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The proceeds from the private placement of the private units will be added to the proceeds of this offering and placed in a U.S.-based trust account maintained by American Stock Transfer & Trust Company, as trustee. If we do not complete an initial business combination within 15 months (or up to 18 months if we extend the period of time to consummate our initial business combination in accordance with the terms described in this prospectus) from the closing of this offering, the proceeds from the sale of the private units will be included in the liquidating distribution to our public stockholders and the private units will be worthless.
Our executive offices are located at 12600 Hill Country Blvd, Building R, Suite 275, Bee Cave, Texas 78738 and our telephone number is (800) 508-1531.

The Offering
In making your decision on whether to invest in our securities, you should take into account not only the background of our Team but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors.”
Securities offered
20,000,000 units, at $10.00 per unit, each unit consisting of
•
one share of Class A common stock;

•
one right; and

•
one-half of one redeemable warrant (each whole warrant to purchase one share of Class A common stock).

Listing of our securities and proposed symbols
We anticipate that the units, and the shares of Class A common stock, rights and warrants once they begin separate trading, will be listed on Nasdaq under the symbols “CLINU,” “CLIN,” “CLINR” and “CLINW,” respectively.
Trading commencement and separation of Class A common stock, rights and warrants
The units will begin trading on or promptly after the date of this prospectus. The Class A common stock, rights and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release and filed a Current Report on Form 8-K announcing when such separate trading will begin.
Once the shares of Class A common stock, rights and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component pieces. Holders will need to have their brokers contact our transfer agent in order to separate the units into shares of Class A common stock, rights and warrants.
In no event will the Class A common stock, rights and warrants be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place three business days from the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option. We will also include the Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if Citigroup Global Markets Inc. has allowed separate trading of the Class A common stock, rights and warrants prior to the 52nd day after the date of this prospectus.

Units:
Number issued and outstanding before this offering
0
Number of private units to be sold in a private placement that will occur simultaneously with the consummation of this offering
800,000(1)(2)
Number issued and outstanding after this offering and the sale of the private units
20,800,000(1)(2)(3)
Common stock:
Number outstanding before this offering
7,666,667(4)
Number of private shares included in the private units
800,000(1)
Number to be outstanding after this offering and the sale of the private units
27,466,667(5)
Rights included as part of the units:
Number outstanding before this offering
0
Number outstanding after this offering
20,000,000(1)
Warrants:
Number outstanding before this offering
0
Number of private warrants included in the private units
400,000(1)
Number to be outstanding after this offering and the sale of the private units
10,400,000(6)

(1)
Assumes no exercise of the underwriter’s over-allotment option and, if applicable, the forfeiture by our sponsor of 1,000,000 founder shares.

(2)
Each private unit consists of one share of Class A common stock and one-half of one redeemable warrant.

(3)
Includes 20,000,000 public units and 800,000 private units, assuming no exercise of the underwriter’s over-allotment option.

(4)
Represents 7,666,667 founder shares, up to 1,000,000 of which are subject to forfeiture if the underwriter’s over-allotment option is not exercised in full. Founder shares are currently classified as shares of Class B common stock, which shares will automatically convert into shares of Class A common stock concurrently with or immediately following the consummation of our initial business combination on a one-for-one basis, subject to adjustment as described below adjacent to the caption “Founder shares conversion and anti-dilution rights.”

(5)
Includes 20,800,000 shares of Class A common stock (consisting of 20,000,000 public shares of Class A common stock and 800,000 private shares of Class A common stock) and 6,666,667 founder shares, assuming no exercise of the underwriter’s over-allotment option and the forfeiture by our sponsor of 1,000,000 founder shares.

(6)
Includes 10,000,000 public warrants and 400,000 private warrants, assuming no exercise of the underwriter’s over-allotment option.

Exercisability
Each whole warrant offered in this offering is exercisable for one share of Class A common stock, subject to adjustment as provided herein, and only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade.
Exercise price
$11.50 per share, subject to adjustment as described herein.
In addition, if (a) we issue additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by our board of directors, and in the case of any such issuance to our sponsor, initial stockholders or their affiliates, without taking into account any founder shares issued prior to our initial public offering and held by sponsor, initial stockholders or their respective affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (b) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (c) the Market Value (as defined below) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value and (ii) the Newly Issued Price, and the Redemption Trigger Price (as defined below) will be adjusted (to the nearest cent) to be equal to 180% of the greater of (x) the Market Value and (y) the Newly Issued Price. For the purposes of this adjustment, the “Market Value” shall mean the volume weighted average trading price of our Class A common stock during the twenty (20) trading day period starting on the trading day prior to the date of the consummation of our initial business combination. The “Redemption Trigger Price” shall mean $18.00 per share, subject to adjustment in accordance with the warrant agreement.
Exercise period
The warrants will become exercisable on the later of 30 days after the completion of our initial business combination and twelve months from the closing of this offering; provided that we have an effective registration statement under the Securities Act covering the issuance of the Class A common stock issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement.
We are not registering the shares of Class A common stock issuable upon exercise of the warrants at this time. However, we have agreed that as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a post-effective amendment to the registration statement of which this prospectus forms a part or a new registration statement covering the issuance of the Class A common stock issuable upon exercise of the warrants, and we will use our commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of our initial business combination and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A common stock until the warrants expire or are redeemed; provided that if the shares of our Class A common stock are, at the time of any exercise of the warrants, not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require warrants holders who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption by surrendering such warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” by (y) the fair market value; provided, however, that no cashless exercise shall be permitted unless the fair market value is equal to or higher than the exercise price. The “fair market value” shall mean the average reported last sale price of the Class A common stock for the ten (10) trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis and, in the event we so elect, we will not be required to file or maintain in effect a registration statement.
The warrants will expire at 5:00 p.m., New York City time, five years after the completion of our initial business combination or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.
Redemption of warrants for cash when the price per share of Class A common stock equals or exceeds $18.00
Once the warrants become exercisable, we may redeem the outstanding warrants (except the private warrants and any warrants underlying additional units issued to our sponsor, officers or directors in payment of working capital loans made to us):
•
in whole and not in part;

•
at a price of $0.01 per whole warrant;

•
upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the reported last sale price of our shares of Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations and as adjusted as described under “— Exercise period” above) for any 20 trading days within a 30 trading day period commencing at any time after the warrants become exercisable and ending three business days before we send the notice of redemption.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its whole warrant prior to the scheduled redemption date. However, the price of the shares of Class A common stock may fall below the $18.00 trigger price as well as the $11.50 warrant exercise price after the redemption notice is issued.
We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the sale of the Class A common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period or we require the warrants to be exercised on a cashless basis as described below. If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of Class A common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification.
If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the shares of Class A common stock for the five trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.
No fractional Class A common stock will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of shares of Class A common stock to be issued to the holder. Please see the section titled “Description of Securities — Warrants — Public Warrants” for additional information.
Terms of the Rights
Each holder of a right will receive one-tenth (1/10) of one share of Class A common stock upon consummation of our initial business combination. In the event we will not be the survivor upon completion of our initial business combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth(1∕10) share underlying each right (without paying any additional consideration) upon consummation of the business combination. If we are unable to complete an initial business combination within 15 months (or up to 18 months if we extend the period of time to consummate our initial business combination in accordance with the terms described in this prospectus) and we liquidate the funds held in the trust account, holders of rights will not receive any of such funds for their rights, and the rights will expire worthless. No fractional shares will be issued upon conversion of any rights. As a result, you must have 10 rights in order to receive a share of Class A common stock at the closing of our initial business combination.
Founder shares
On August 17, 2021, our sponsor purchased an aggregate of 5,750,000 founder shares for an aggregate purchase price of $25,000 or approximately $0.004 per share. On February 7, 2022, we effected a 1:1.33333339 stock split of our Class B common stock, resulting in our initial stockholders holding 7,666,667 founder shares. Prior to the initial investment in the company of $25,000 by the sponsor, we had no assets, tangible or intangible. The per share price of the founder shares was determined by dividing the amount of cash contributed to our company by the number of founder shares issued. The number of founder shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 30,666,667 units if the underwriters’ over-allotment option is exercised in full, and therefore that such founder shares would represent 25% of the outstanding shares after this offering. The 7,666,667 founder shares include an aggregate of up to 1,000,000 shares subject to forfeiture to the extent that the over-allotment option is not exercised by the underwriters in full or in part. Our initial stockholder will be required to forfeit only a number of founder shares necessary to continue to maintain the 25.0% ownership interest in our shares of common stock after giving effect to the offering and exercise, if any, of the underwriters’ over-allotment option (excluding the private shares and any shares included in units purchased in this offering).
The founder shares are identical to the shares of Class A common stock included in the units being sold in this offering, except that:
•
the founder shares are shares of Class B common stock that automatically convert into shares of our Class A common stock at the time of our initial business combination, or at any time prior thereto at the option of the holder, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described herein;

•
the founder shares are subject to certain transfer restrictions, as described in more detail below;

•
the founder shares are entitled to registration rights;

•
our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (i) to waive their redemption rights with respect to any founder shares and public shares held by them in connection with the completion of our initial business combination and a stockholder vote to approve an amendment to our amended and restated certificate of incorporation (A) that would modify the substance or timing of our obligation to provide holders of shares of Class A common stock the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months (or up to 18 months if we extend the period of time to consummate our initial business combination in accordance with the terms described in this prospectus) from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our Class A common stock and (ii) to waive their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to consummate an initial business combination within 15 months (or up to 18 months if we extend the period of time to consummate our initial business combination in accordance with the terms described in this prospectus) from the closing of this offering (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame); and

•
pursuant to the letter agreement, our sponsor has agreed that upon and subject to the completion of the initial business combination, approximately 33% of the founder shares then held by the sponsor shall be considered to be newly unvested shares, which will vest only if the closing price of our shares of Class A common stock on the Nasdaq equals or exceeds $12.50 for any 20 trading days within a 30 trading day period after the closing of the initial business combination but before the tenth anniversary of the closing of the initial business combination. In the event the share price level described above is achieved before the first anniversary of the closing of the initial business combination, such unvested founder shares will not vest until the first anniversary of such closing. Additionally, if we enter into a binding agreement on or before the tenth anniversary of the initial business combination with respect to certain other transactions, as described in the letter agreement, all unvested founder shares will vest on the day prior to the closing of such transactions. Founder shares, if any, that remain unvested at the tenth anniversary of the closing of the initial business combination will be forfeited.

Private units
Simultaneously with the consummation of this offering, our sponsor has committed that it and/or its designees will purchase an aggregate of 800,000 private units at $10.00 per private unit for a total purchase price of $8,000,000 pursuant to subscription agreements with us. Our sponsor has also agreed that if the over-allotment option is exercised by the underwriters in full or in part, our Sponsor and/or its designees will purchase from us, on a pro rata basis, an additional number of private units (up to a maximum of 90,000 private units at a price of $10.00 per private unit) in an amount necessary to maintain in the trust account $10.10 per unit sold to the public in this offering. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The private units (and underlying private shares and private warrants) are identical to the public units sold in this offering except that the private warrants: (i) will not be redeemable by us and (ii) may be exercised for cash or on a cashless basis, as described in this prospectus. Furthermore, our initial stockholders have agreed (A) to vote the private shares in favor of any proposed business combination, (B) not to convert any private shares in connection with a stockholder vote to approve a proposed initial business combination or sell any private shares to us in a tender offer in connection with a proposed initial business combination and (C) that the private shares shall not participate in any liquidating distribution from our trust account upon winding up if a business combination is not consummated. The private shares are subject to registration rights.
As a result, if we sought stockholder approval of a proposed transaction we could need as little as 6,266,666 of our public shares (or approximately 31.3% of our public shares) to be voted in favor of the transaction in order to have such transaction approved (assuming the over-allotment option is not exercised and that the initial stockholders do not purchase any units in this offering or units or shares in the after-market). If our anchor investor purchases the full amount of units they have expressed an interest in purchasing in this offering and vote the shares underlying such units in favor of our initial business combination, we would need only 4,886,666, or approximately 24.3%, of the remaining public shares sold in this offering to be voted in favor of such transaction (assuming the over-allotment option is not exercised and that the initial stockholders do not purchase any units in this offering or units or shares in the after-market). In the event of a liquidation prior to our initial business combination, the private units will likely be worthless.
Restrictions on transfer of founder shares and private units
Our initial stockholders have agreed not to transfer, assign or sell any of their founder shares or private units (or any private shares or private warrants included in the private units, along with any shares of Class A common stock issued upon conversion or exercise of the private warrants) until the earlier to occur of: (A) one year after the completion of our initial business combination; or (B) subsequent to our initial business combination, (x) if the closing price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property (except as described herein under the section of this prospectus entitled “Principal Stockholders — Restrictions on Transfers of Founder Shares and Private Units”). We refer to such transfer restrictions throughout this prospectus as the lock-up.
Founder shares conversion and anti-dilution rights
The founder shares will automatically convert into shares of our Class A common stock at the time of our initial business combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in this prospectus and related to the closing of the initial business combination, the ratio at which founder shares shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding founder shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 25% of the sum of the total number of all shares of common stock outstanding upon the completion of this offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the initial business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the business combination). Holders of founder shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time.
Election of directors
Our amended and restated certificate of incorporation will provide that our board of directors will be divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. With respect to election of directors and any other matter submitted to a vote of our stockholders, including any vote in connection with our initial business combination, except as required by law or the applicable rules of Nasdaq then in effect, holders of our founder shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote.

Indication of interest
Our anchor investor, which is not affiliated with any member of our management or our sponsor, has expressed an interest to purchase units in this offering at a level equal to 9.9% of the units subject to this offering. In addition, our sponsor has entered into a letter agreement with the anchor investor pursuant to which the anchor investor will purchase membership interests in our sponsor, entitling such investor to an indirect ownership interest in approximately 1.3 million founder shares held by our sponsor. Such founder shares and any private units acquired by the anchor investor will be treated the same in all material respects as the founder shares held by our sponsor as described in this prospectus. If the anchor investor purchases the full 9.9% of the units they have expressed an interest in purchasing, the anchor investor would own approximately 7.2% of the outstanding shares following this offering (or approximately 6.3% of the outstanding shares if the over-allotment option is exercised in full) and, additionally, our sponsor and initial stockholders would own approximately 27.2% of the outstanding shares following this offering (or approximately 27.1% of the outstanding shares if the over-allotment option is exercised in full).
Pursuant to the letter agreement with our sponsor, the anchor investor has not been granted any material additional stockholder or other rights, and is only being issued membership interests in our sponsor with no right to control our sponsor or vote or dispose of the founder shares or private warrants, as applicable (which will continue to be held by our sponsor until following our initial business combination). Additionally with respect to the units it has expressed an interest in purchasing (or all of the units it purchases in this offering, if less), such anchor investor (1) will not transfer such units (or underlying shares of Class A common stock) prior to the date we complete our initial business combination, and (2) will not exercise its redemption rights with respect to any shares of Class A common stock included in such units in connection with the completion of our initial business combination. The purchases by the anchor investor of units in this offering or our securities in the open market (or both) could potentially allow such investor to assert influence over our company, including with respect to our initial business combination.
No assurances can be given as to the amount of our securities the anchor investor may retain or purchase following this offering at any time prior to or upon the consummation of our initial business combination.
If our anchor investor purchases the full amount of units they have expressed an interest in purchasing in this offering and vote the shares underlying such units in favor of our initial business combination, we would need only 4,886,666, or approximately 24.3%, of the remaining public shares sold in this offering to be voted in favor of such transaction (assuming the over-allotment option is not exercised and that the initial stockholders do not purchase any units in this offering or units or shares in the after-market).

Offering proceeds to be held in trust
Nasdaq rules provide that at least 90% of the gross proceeds from this offering and the sale of the private units be deposited in a trust account. An aggregate of $10.10 per unit sold to the public in this offering (regardless of whether or not the over-allotment option is exercised) will be placed in a U.S.-based trust account maintained by American Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the date of this prospectus. Except as set forth below, the proceeds held in the trust account will not be released until the earlier of the completion of an initial business combination and our redemption of 100% of the outstanding public shares if we have not completed a business combination in the required time period. Therefore, except as set forth below, unless and until an initial business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.
Notwithstanding the foregoing, there can be released to us from the trust account any interest earned on the funds in the trust account that we need to pay our income or other tax obligations. With this exception, expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially estimated to be $1,200,000). Additionally, in order to meet our working capital needs following the consummation of this offering if the funds available to us are insufficient, our sponsor, officers, directors, advisors, initial stockholders or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the notes may be converted into units at a price of $10.00 per unit. These units would be identical to the private units. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no other proceeds from our trust account would be used for such repayment.
None of the warrants may be exercised until the completion of our initial business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.
Limited payments to insiders
There will be no fees, reimbursements or other cash payments paid to our sponsor, officers, directors, advisors, initial stockholders or their affiliates for any services they render prior to, or in order to effectuate the consummation of, an initial business combination (regardless of the type of transaction that it is) other than the following payments, none of which will be made from the proceeds of this offering held in the trust account prior to the completion of our initial business combination:
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repayment at the closing of this offering of an aggregate of $350,000 of non-interest-bearing loans made by affiliates of our sponsor;

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payment of consulting, success or finder fees to our sponsor, officers, directors, advisors, initial stockholders or their affiliates in connection with the consummation of our initial business combination;

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payment to our sponsor of $10,000 per month for office space, secretarial and administrative services provided to members of our management team; and

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reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible target businesses and business combinations.

There is no limit on the amount of consulting, success or finder fees payable by us upon consummation of an initial business combination. Additionally, there is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination. Our audit committee will review and approve all reimbursements and payments made to our sponsor, officers, directors, advisors, initial stockholders or our or their respective affiliates, with any interested director abstaining from such review and approval.
Stockholder approval of, or tender offer in connection with, initial business combination
In connection with any proposed initial business combination, we will either (1) seek stockholder approval of such initial business combination at a meeting called for such purpose at which stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination or do not vote at all, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide our stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein. If we determine to engage in a tender offer, such tender offer will be structured so that each stockholder may tender all of his, her or its shares rather than some pro rata portion of his, her or its shares. Except as required by law or the rules of Nasdaq, the decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. If we determine to allow stockholders to sell their shares to us in a tender offer, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 immediately prior to or upon consummation of such business combination and, if we seek stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business combination. We have no specified maximum percentage threshold for conversions in our amended and restated certificate of incorporation and even those public stockholders who vote in favor of our initial business combination have the right to convert their public shares. As a result, this may make it easier for us to consummate our initial business combination.
We chose our net tangible asset threshold of $5,000,001 to ensure that we would avoid being subject to Rule 419 promulgated under the Securities Act. However, if we seek to consummate an initial business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such initial business combination, we may need to have more than $5,000,001 in net tangible assets immediately prior to or upon consummation and this may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all.
Our initial stockholders and officers and directors and their affiliates have agreed (1) to vote any shares of common stock owned by them in favor of any proposed business combination, (2) not to convert any shares of common stock in connection with a stockholder vote to approve a proposed initial business combination and (3) not sell any shares of common stock in any tender in connection with a proposed initial business combination.
None of our sponsor, initial stockholders, officers, directors or their affiliates has indicated any intention to purchase units in this offering or any units or shares of common stock from persons in the open market or in private transactions. However, if we hold a meeting to approve a proposed business combination and a significant number of stockholders vote, or indicate an intention to vote, against a proposed business combination, our sponsor, initial stockholders, officers, directors or their affiliates could make such purchases in the open market or in private transactions in order to influence any vote held to approve a proposed initial business combination. Notwithstanding the foregoing, our officers, directors, sponsor and their affiliates will not make purchases of shares of common stock if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are rules designed to prevent potential manipulation of a company’s stock.
Conditions to completing our initial business combination
There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination. So long as our securities are then listed on Nasdaq, our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of our assets held in the trust account (excluding the deferred underwriting commissions and taxes payable by us on the income earned on the trust account) at the time of the agreement to enter into the initial business combination. If our securities are not then listed on Nasdaq for whatever reason, we would no longer be required to meet the foregoing 80% of net asset test. Additionally, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors.
If our board is not able to independently determine the fair market value of the target business or businesses or we are considering an initial business combination with an affiliated entity, we will obtain an opinion from an independent investment banking firm or an independent accounting firm. We anticipate structuring our initial business combination so that the post-transaction company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons. However, we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test, provided that in the event that the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking stockholder approval, as applicable.

Permitted purchases of public shares by our affiliates
If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our initial stockholders, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of shares our initial stockholders, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Subsequent to the consummation of this offering, we will adopt an insider trading policy which will require insiders to refrain from purchasing shares during certain blackout periods and when they are in possession of any material non-public information and to clear all trades with our legal counsel prior to execution. We cannot currently determine whether our insiders will make such purchases pursuant to a Rule 10b5-1 plan, as such purchases will be dependent upon several factors, including, but not limited to, the timing and size of such purchases. Depending on such circumstances, our insiders may either make such purchases pursuant to a Rule 10b5-1 plan or determine that such a plan is not necessary.
Redemption rights for public stockholders upon completion of our initial business combination
We will provide our stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.10 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. The redemption rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares held by them and any public shares they may acquire during or after this offering in connection with the completion of our business combination or otherwise.
Manner of conducting redemptions
We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a stockholder meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek stockholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under the law or stock exchange listing requirements. Under Nasdaq rules, asset acquisitions and stock purchases would not typically require stockholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding common stock or seek to amend our amended and restated certificate of incorporation would require stockholder approval. We intend to conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC unless stockholder approval is required by law or stock exchange listing requirements or we choose to seek stockholder approval for business or other legal reasons. So long as we obtain and maintain a listing for our securities on Nasdaq, we will be required to comply with such rules.
If a stockholder vote is not required and we do not decide to hold a stockholder vote for business or other legal reasons, we will, pursuant to our amended and restated certificate of incorporation:
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conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

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file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Whether or not we maintain our registration under the Exchange Act or our listing on Nasdaq, we will provide our public stockholders with the opportunity to redeem their public shares by one of the two methods listed above. Upon the public announcement of our business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase shares of our Class

A common stock in the open market, in order to comply with Rule 14e-5 under the Exchange Act.
In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public stockholders not tendering more than a specified number of public shares, which number will be based on the requirement that we may not redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001. If public stockholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.
If, however, stockholder approval of the transaction is required by law or stock exchange listing requirements, or we decide to obtain stockholder approval for business or other legal reasons, we will:
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conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

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file proxy materials with the SEC.

If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the company representing a majority of the voting power of all outstanding shares of capital stock of the company entitled to vote at such meeting. Our initial stockholders will count towards this quorum and have agreed to vote their founder shares and any public shares purchased during or after this offering in favor of our initial business combination. For purposes of seeking approval of the majority of our outstanding shares of common stock voted, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. As a result, in addition to our initial stockholders’ founder shares, we would need 6,266,666, or 31.3%, of the remaining public shares sold in this offering to be voted in favor of a transaction (assuming all outstanding shares are voted) in order to have our initial business combination approved (assuming the over-allotment option is not exercised). In the event that our anchor investor purchases all of the units that it has expressed an interest in purchasing in this offering and votes its public shares in favor of our initial business combination, we would need 4,886,666, or 24.3%, of the remaining public shares sold in this offering to be voted in favor of a transaction (assuming all outstanding shares are voted) in order to have our initial business combination approved (assuming the over-allotment option is not exercised). However, because our anchor investor is not obligated to continue owning any public shares following the closing and is not obligated to vote any public shares in favor of our initial business combination, we cannot assure you that the anchor investor will be a stockholder at the time our stockholders vote on our initial business combination, and, if it is a stockholder, we cannot assure you as to how such anchor investor will vote on any business combination.We will give at least 10 days prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination. These quorum and voting thresholds, and the voting agreements of our initial stockholders, may make it more likely that we will consummate our initial business combination. Each public stockholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction.
We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the initially scheduled vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically. We believe that this will allow our transfer agent to efficiently process any redemptions without the need for further communication or action from the redeeming public stockholders, which could delay redemptions and result in additional administrative cost.
If the proposed business combination is not approved and we continue to search for a target company, we will promptly return any certificates delivered, or shares tendered electronically, by public stockholders who elected to redeem their shares.
Our amended and restated certificate of incorporation will provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or its owners; (ii) cash to be transferred to the target for working capital or other general corporate purposes; or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all shares of Class A common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all shares of Class A common stock submitted for redemption will be returned to the holders thereof.

Limitation on redemption rights of stockholders holding more than 15% of the shares sold in this offering if we hold stockholder vote
Notwithstanding the foregoing redemption rights, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, without our prior consent. We believe the restriction described above will discourage stockholders from accumulating large blocks of shares and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our sponsor or its affiliates to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights against a business combination if such holder’s shares are not purchased by us or our sponsor or its affiliates at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our stockholders’ ability to vote all of their shares (including all shares held by those stockholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination.
Redemption rights in connection with proposed amendments to our certificate of incorporation
Our amended and restated certificate of incorporation will provide that any of its provisions related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the private placement of warrants into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public stockholders as described herein) may be amended if approved by holders of 60% of our common stock entitled to vote thereon, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 60% of our common stock entitled to vote thereon. In all other instances, our amended and restated certificate of incorporation may be amended by holders of a majority of our outstanding common stock entitled to vote thereon, subject to applicable provisions of the DGCL or applicable stock exchange rules. Our initial stockholders, who will collectively beneficially own 25% of our common stock upon the closing of this offering (assuming they do not purchase any units in this offering), will participate in any vote to amend our amended and restated certificate of incorporation and/or trust agreement and will have the discretion to vote in any manner they choose. Our sponsor, executive officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation that would modify the substance or timing of our obligation to provide holders of our Class A common stock the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months (or up to 18 months if we extend the period of time to consummate our initial business combination in accordance with the terms described in this prospectus) from the closing of this offering or with respect to any other provision relating to the rights of holders of our Class A common stock unless we provide our public stockholders with the opportunity to redeem their shares of Class A common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable by us) divided by the number of the then outstanding public shares.
Release of funds in trust account on closing of our initial business combination
On the completion of our initial business combination, all amounts held in the trust account will be released to us. We will use these funds to pay amounts due to any public stockholders who exercise their redemption rights as described above under “— Redemption rights for public stockholders upon completion of our initial business combination,” to pay the underwriters their deferred underwriting commissions, to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.
Conversion rights
In connection with any stockholder meeting called to approve a proposed initial business combination, each public stockholder will have the right, regardless of whether he is voting for or against such proposed business combination or does not vote at all, to demand that we convert his shares into a pro rata share of the trust account.
We may require public stockholders, whether they are a record holder or hold their shares in “street name,” to either (i) physically tender their certificates to our transfer agent or (ii) deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, in each case prior to a date set forth in the tender offer documents or proxy materials sent in connection with the proposal to approve the business combination. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker a nominal amount and it would be up to the broker whether or not to pass this cost on to the converting holder.
Ability to extend time to complete business combination
We will have up to 15 months form the closing of this offering to consummate an initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within 15 months, we may, but are not obligated to, extend the period of time to consummate a business combination by an additional three months (for a total of up to 18 months to complete a business combination); provided that our sponsor (or its affiliates or designees), must deposit into the trust account additional funds of $2,000,000, or $2,300,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per unit in either case), for the three-month extension. Any such payments would be made in the form of a non-interest-bearing loans. If we complete our initial business combination, we will, at the option of our sponsor, repay such loaned amounts out of the proceeds of the trust account released to us or convert a portion or all of the total loan amount into units at a price of $10.00 per unit, which units will be identical to the private units. If we do not complete a business combination, we will repay such loans only from funds held outside of the trust account. if any such funds are available. We currently believe we will not have sufficient funds left outside of the trust account to pay back such loans if our initial business combination is not completed. Our stockholders will not be entitled to vote or redeem their shares in connection with any such extension. However, our stockholders will be entitled to vote and redeem their shares in connection with a stockholder meeting held to approve an initial business combination or in a tender offer undertaken in connection with such an initial business combination if we propose such a business combination during any three-month extension period.
Our sponsor and its affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination.
In the event that we receive notice from our sponsor five days prior to the deadline of its wish for us to effect an extension, we intend to issue a press release announcing such intention at least three days prior to the deadline. In addition, we intend to issue a press release the day after the deadline announcing whether or not the funds had been timely deposited.
Liquidation if no business combination
Our amended and restated certificate of incorporation provides that we will have only 15 months from the closing of this offering to complete our initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within 15 months, we may, but are not obligated to, extend the period of time to consummate a business combination by an additional three months (for a total of up to 18 months to complete a business combination); provided that our sponsor (or its affiliates or designees), must deposit into the trust account additional funds of $2,000,000, or $2,300,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per unit in either case), for the three-month extension, in exchange for a non-interest bearing, unsecured promissory note. Our public stockholders will not be afforded an opportunity to vote on our extension of time to consummate an initial business combination from 15 months to up to 18 months described above or redeem their shares in connection with such extension.
If we are unable to complete our initial business combination within such 15-month (or up to 18-month if we extend the period of time to consummate our initial business combination in accordance with the terms described in this prospectus) period, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest not previously released to us (net of taxes payable), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. We cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims. Although we are required to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. There is also no guarantee that the third parties would not challenge the enforceability of these waivers and bring claims against the trust account for monies owed them. Our sponsor has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced below $10.10 per share by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. The agreement entered into by our sponsor specifically provides for two exceptions to the indemnity it has given: it will have no liability (1) as to any claimed amounts owed to a target business or vendor or other entity who has executed an agreement with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, or (2) as to any claims for indemnification by the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. BDO USA LLP, our independent registered public accounting firm, and the underwriters of the offering, will not execute agreements with us waiving such claims to the monies held in the trust account. We have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. Therefore, we believe it is unlikely that our sponsor will be able to satisfy its indemnification obligations if it is required to do so.
The holders of the founder shares and private shares will not participate in any redemption distribution from our trust account with respect to such shares.
If we are unable to consummate an initial business combination and we expend all of the net proceeds of this offering not deposited in the trust account, we expect that the initial per-share redemption price will be approximately $10.10 (which is equal to the anticipated aggregate amount then on deposit in the trust account excluding interest earned on the funds held in the trust account). The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders. In addition, if we are forced to file a bankruptcy or insolvency case or an involuntary bankruptcy or insolvency case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Therefore, we cannot assure you that the actual per-share redemption price will not be less than approximately $10.10.
We will pay the costs of any subsequent liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our sponsor has contractually agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $50,000) and has contractually agreed not to seek repayment for such expenses.
Our sponsor, initial stockholders, officers and directors have agreed that they will not propose any amendment to our amended and restated certificate of incorporation that would affect our public stockholders’ ability to convert or sell their shares to us in connection with a business combination as described herein or affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination within 15 months (or up to 18 months if we extend the period of time to consummate our initial business combination in accordance with the terms described in this prospectus) from the closing of this offering unless we provide our public stockholders with the opportunity to convert their shares of common stock upon the approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest not previously released to us but net of taxes payable, divided by the number of then outstanding public shares. This redemption right shall apply in the event of the approval of any such amendment, whether proposed by our sponsor, initial stockholders, executive officers, directors or any other person.
Audit Committee
We will establish and maintain an audit committee, which will be composed entirely of independent directors to, among other things, monitor compliance with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section of this prospectus entitled “Management — Committees of the Board of Directors — Audit Committee.”
Indemnity
Our sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or by a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.10 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay our franchise and income taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, then our sponsor will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. We have not asked our sponsor to reserve for such indemnification obligations. None of our officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Summary Risk Factors
Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors,” that represent challenges that we face in connection with the successful implementation of our strategy. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may adversely affect our ability to effect a business combination, and may have an adverse effect on our business, cash flows, financial condition and results of operations. Such risks include, but are not limited to:
•
We are a newly formed company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

•
If we are unable to consummate a business combination, our public stockholders may be forced to wait more than 15 months (or up to 18 months if we extend the period of time to consummate our initial business combination in accordance with the terms described in this prospectus) before receiving distributions from the trust account.

•
Our public stockholders may not be afforded an opportunity to vote on our proposed business combination.

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Our initial stockholders have agreed to vote in favor of our initial business combination.

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Past performance by our management team may not be indicative of future performance of an investment in our company.

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You will not be entitled to protections normally afforded to investors of blank check companies, such as a shorter period of time to consummate an initial business combination.

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We are not limited to evaluation in a particular industry, sector or geographic area, and are thus unable to currently ascertain merits or risks where we ultimately operate.

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We may change our acquisition criteria, in which case many of the disclosures contained in this prospectus would not be applicable and you would be investing in our company without any basis on which to evaluate the potential target business we may acquire.

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We may issue shares of our capital stock or debt securities to complete a business combination, which would dilute your equity interest and likely cause a change in control of our ownership.

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We may issue shares of our capital stock in connection with a business combination at a price that is lower than the prevailing market price.

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We have a working capital deficiency and our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

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Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

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Our directors may decide not to enforce our sponsor’s indemnification obligations, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

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We may not have sufficient funds to satisfy indemnification claims of our officers and directors.

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Changes in the market for directors and officers liability insurance could make it more difficult and expensive to complete an initial business combination.

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Cyber incidents or attached could lead to information loss or corruption and result in operation disruption and/or financial loss.

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Our warrant agreement and rights agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants and rights, which could limit the ability of warrant holders or right holders to obtain a favorable judicial forum for disputes with our company.
•
Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination, and we cannot assure you that our assessment of these individuals will prove to be correct.

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Our officers, directors and sponsor are subject to conflicts of interests, including those caused by allocating their time to other business, potential financial benefit from a business combination occurring, and potential negotiation for employment or consulting agreements with a target business.

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Nasdaq may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

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We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

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Due diligence efforts may not reveal all relevant considerations or liabilities of a target business.

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We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

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We may seek a business combination with a financially unstable business, which could subject us to volatile revenues, cash flows or earnings.

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Because of our structure, other companies may have a competitive advantage and we may not be able to consummate an attractive business combination.

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We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

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Our initial stockholders will control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

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Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

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Since each unit contains one-half of one redeemable warrants, units may be worth less than units of other blank check companies.

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The per-share amount held in our trust account may drop below $10.10 per public share due to numerous reasons, including resulting from third party claims and negative interest rates.

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We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

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If our security holders exercise their registration rights, it may have an adverse effect on the market price of our shares of common stock and the existence of these rights may make it more difficult to effect a business combination.

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An investment in this offering may result in uncertain or adverse U.S. federal income tax consequences.

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Our initial business combination and structure thereafter may not be tax-efficient to our stockholders, rights holders and warrant holders.

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If we effect a business combination with a company located in a foreign jurisdiction, we would be subject to a variety of additional risks that may negatively impact our operations.

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Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

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Our amended and restated certificate of incorporation will provide, subject to limited exceptions, that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

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Sources of target business candidates may be paid a finder’s fee or other similar fee.

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We may not hold an annual meeting of stockholders until after the consummation of our initial business combination, which could delay opportunity for stockholders to elect directors.

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Business combinations with businesses in the clean and sustainable energy industries entail special considerations and risks, including supply chain disruptions, uncertainty of customer demand, economic downturns and insufficient insurance coverage.

In making your decision on whether to invest in our securities, you should take into account the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison to offerings of blank check companies subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 45 of this prospectus.

SUMMARY FINANCIAL DATA
The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, and accordingly only balance sheet data is presented.
	December 31, 2021
	Actual	As Adjusted
Balance Sheet Data:
Working (deficiency) capital(1)	$(680,624)	$519,376
Cash held in trust	—	202,000,000
Total assets(2)	737,180	203,234,101
Total liabilities	714,726	7,589,726
Common stock subject to possible redemption(3)	—	178,650,229
Stockholders’ equity(4)	22,454	16,869,145

(1)
The “as adjusted” calculation includes $1,200,000 cash not held in trust and $(680,624) of actual working capital deficiency at December 31, 2021.

(2)
The “as adjusted” calculation includes $203,200,000 net proceeds after estimated offering expenses and $34,101 of current assets at December 31, 2021.

(3)
The “as adjusted” calculation equals the proceeds from the offering, net of offering costs and costs allocated to the Public warrants, attributable to 20,000,000 Class A common stock subject to possible redemption.

(4)
Excludes 20,000,000 shares of Class A common stock included in the units which are subject to redemption in connection with our initial business combination. The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the value of shares of Class A common stock included in the units that may be redeemed in connection with our initial business combination.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should consider carefully the risks described below, which we believe represent the material risks related to the offering, together with the other information contained in this prospectus, before making a decision to invest in our units. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.
Risks Relating to our Search for, Consummation of, or Inability to Consummate, a Business Combination and Post-Business Combination Risks
Our public stockholders may not be afforded an opportunity to vote on our proposed business combination, which means we may complete our initial business combination even though a majority of our public stockholders do not support such a combination.
We will either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which public stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination or do not vote at all, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide our public stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described elsewhere in this prospectus. Accordingly, it is possible that we will complete our initial business combination even if holders of a majority of our public shares do not approve of the business combination we complete. Except as required by law or the rules of Nasdaq, the decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. For instance, Nasdaq rules currently allow us to engage in a tender offer in lieu of a stockholder meeting but would still require us to obtain stockholder approval if we were seeking to issue more than 20% of our outstanding shares to a target business as consideration in any business combination. Therefore, if we were structuring a business combination that required us to issue more than 20% of our outstanding shares, we would seek stockholder approval of such business combination instead of conducting a tender offer.
If we seek stockholder approval of our initial business combination, our initial stockholders have agreed to vote in favor of such initial business combination, regardless of how our public stockholders vote.
Pursuant to the letter agreement, our initial stockholders, officers and directors have agreed to vote their founder shares, as well as any public shares purchased during or after this offering (including in open market and privately negotiated transactions), in favor of our initial business combination. As a result, in addition to our initial stockholder’s founder shares, we would need only 6,266,666 or 31.3% (assuming all outstanding shares are voted and the over-allotment option is not exercised), or 4,886,666 or 24.3% (assuming only the minimum number of shares representing a quorum are voted and the over-allotment option is not exercised), of the 20,000,000 public shares sold in this offering to be voted in favor of an initial business combination (assuming all outstanding shares are voted) in order to have our initial business combination approved (assuming the over-allotment option is not exercised). Our initial stockholders will own shares representing 22.5% of our outstanding shares of common stock immediately following the completion of this offering and the private placement. Accordingly, if we seek stockholder approval of our initial business combination, the agreement by our initial stockholders to vote in favor of our initial business combination will increase the likelihood that we will receive the requisite stockholder approval for such initial business combination.
Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”
Our management has determined that there is substantial doubt about our ability to continue as a “going concern” and that our ability to continue as a going concern is dependent on the consummation of this offering. Moreover, there is no assurance that we will consummate our initial business combination. These factors raise substantial doubt about our ability to continue as a going concern.
Additionally, our independent registered public accounting firm’s report contains an explanatory paragraph about our going concern uncertainty. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern.
Your only opportunity to affect the investment decision regarding a potential business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek stockholder approval of the business combination.
At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Since our board of directors may complete a business combination without seeking stockholder approval, public stockholders may not have the right or opportunity to vote on the business combination, unless we seek such stockholder vote. Accordingly, if we do not seek stockholder approval, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public stockholders in which we describe our initial business combination.
The ability of our public stockholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.
We may seek to enter into a business combination transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public stockholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the business combination. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.
The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would not be consummated and that you would have to wait for liquidation in order to redeem your stock.
If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would not be consummated is increased. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your stock in the open market; however, at such time our stock may trade at a discount to the pro rata amount per share in the trust account.
In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your stock in the open market.
Our search for an initial business combination, and any target business with which we ultimately consummate an initial business combination, may be materially adversely affected by the novel coronavirus (“COVID-19”) pandemic and other events, and the status of debt and equity markets.
In March 2020, the World Health Organization characterized the COVID-19 outbreak as a “pandemic.” The COVID-19 pandemic has adversely affected, and other events (such as terrorist attacks, natural disasters or a significant outbreak of other infectious diseases) could adversely affect, the economies and financial markets worldwide, and the business of any potential target business with which we consummate an initial business combination could be materially and adversely affected. The COVID-19 pandemic has adversely affected, and other events (such as terrorist attacks, natural disasters or a significant outbreak of other infectious diseases) could adversely affect, the economies and financial markets worldwide, and the business of any potential target business with which we consummate an initial business combination could be materially and adversely affected. Furthermore, we may be unable to complete an initial business combination if concerns relating to COVID-19 continue to restrict travel, limit the ability to have meetings with potential investors or the target company’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner, or if COVID-19 causes a prolonged economic downturn. The effects of the COVID-19 pandemic on businesses, and the inability to accurately predict the future impact of the pandemic on businesses, has also made determinations and negotiations of valuation more difficult, which could make it more difficult to consummate a business combination transaction.
The extent to which COVID-19 impacts our search for an initial business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other events (such as terrorist attacks, natural disasters or a significant outbreak of other infectious diseases) continue for an extensive period of time, our ability to consummate an initial business combination, or the operations of a target business with which we ultimately consummate an initial business combination, may be materially adversely affected.
In addition, our ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by COVID-19 and other events (such as terrorist attacks, natural disasters or a significant outbreak of other infectious diseases), including as a result of increased market volatility, decreased market liquidity in third-party financing being unavailable on terms acceptable to us or at all.
If we are unable to consummate a business combination, our public stockholders may be forced to wait more than 15 months (or up to 18 months if we extend the period of time to consummate our initial business combination in accordance with the terms described in this prospectus) before receiving distributions from the trust account.
We have 15 months (or up to 18 months if we extend the period of time to consummate our initial business combination in accordance with the terms described in this prospectus) from the closing of this offering in which to complete a business combination. We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto and only then in cases where investors have sought to convert or sell their shares to us. Only after the expiration of this full time period will public security holders be entitled to distributions from the trust account if we are unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until after such date and to liquidate your investment, public security holders may be forced to sell their public shares, rights or warrants, potentially at a loss.
Additionally, if we have not completed our initial business combination within 15 months (or up to 18 months if we extend the period of time to consummate our initial business combination in accordance with the terms described in this prospectus) from the closing of this offering, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In such case, our public stockholders may only receive $10.10 per share, and our rights and warrants will expire worthless. In certain circumstances, our public stockholders may receive less than $10.10 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share redemption price received by stockholders may be less than $10.10” and other risk factors herein.
If we determine to change our acquisition criteria or guidelines, many of the disclosures contained in this prospectus would not be applicable and you would be investing in our company without any basis on which to evaluate the potential target business we may acquire.
We could seek to deviate from the acquisition criteria or guidelines disclosed in this prospectus although we have no current intention to do so. Accordingly, investors may be making an investment in our company without any basis on which to evaluate the potential target business we may acquire. Regardless of whether or not we deviate from the acquisition criteria or guidelines in connection with any proposed business combination, investors will always be given the opportunity to convert their shares or sell them to us in a tender offer in connection with any proposed business combination as described in this prospectus.
If a stockholder fails to receive notice of our offer to redeem our public shares in connection with our business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.
We will comply with the tender offer rules or proxy rules, as applicable, when conducting redemptions in connection with our business combination. Despite our compliance with these rules, if a stockholder fails to receive our tender offer or proxy materials, as applicable, such stockholder may not become aware of the opportunity to redeem its shares. In addition, the proxy solicitation or tender offer materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate the applicable delivery requirements, which will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. For example, we may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the initially scheduled vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically. In the event that a stockholder fails to comply with these or any other procedures, its shares may not be redeemed.
Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.10 per share on our redemption of our public shares, or less than such amount in certain circumstances, and our rights and warrants will expire worthless.
We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the private units, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, because we are obligated to pay cash for the shares of Class A common stock which our public stockholders redeem in connection with our initial business combination, target companies will be aware that this may reduce the resources available to us for our initial business combination.
This may place us at a competitive disadvantage in successfully negotiating a business combination. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.10 per share on the liquidation of our trust account and our rights and warrants will expire worthless. In certain circumstances, our public stockholders may receive less than $10.10 per share upon our liquidation. See “— If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share redemption price received by stockholders may be less than $10.10” and other risk factors herein.
If the net proceeds of this offering not being held in trust are insufficient to allow us to operate for at least the next 15 months (or up to 18 months if we extend the period of time to consummate our initial business combination in accordance with the terms described in this prospectus), we may be unable to complete a business combination.
Of the net proceeds of this offering, only approximately $1,200,000 will be available to us initially outside the trust account to fund our working capital requirements. We believe that, upon closing of this offering, such funds will be sufficient to allow us to operate for at least the next 15 months; however, we cannot assure you that our estimate is accurate. Accordingly, if we use all of the funds held outside of the trust account and all interest available to us, we may not have sufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from our sponsor, officers or directors or their affiliates to operate or may be forced to liquidate. Our sponsor, initial stockholders, officers, directors and their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount that they deem reasonable in their sole discretion for our working capital needs. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at holder’s discretion, up to $1,500,000 of the notes may be converted into units at a price of $10.00 per unit.
We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.10 per share on the liquidation of our trust account and our rights and warrants will expire worthless. In certain circumstances, our public stockholders may receive less than $10.10 per share upon our liquidation.
If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share redemption price received by stockholders may be less than $10.10.
Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers we engage and prospective target businesses we negotiate with execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, they may not execute such agreements. Furthermore, even if such entities execute such agreements with us, they may seek recourse against the trust account. A court may not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public stockholders. If we are unable to complete a business combination and distribute the proceeds held in trust to our public stockholders, our sponsor has agreed (subject to certain exceptions described elsewhere in this prospectus) that it will be liable to ensure that the proceeds in the trust account are not reduced below $10.10 per share by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. Therefore, we believe it is unlikely that our sponsor will be able to satisfy its indemnification obligations if it is required to do so. As a result, the per-share distribution from the trust account may be less than $10.10, plus interest, due to such claims.
Additionally, if we are forced to file a bankruptcy or insolvency case or an involuntary bankruptcy or insolvency case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we may not be able to return to our public stockholders at least $10.10.
As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination.
In recent years, the number of special purpose acquisition companies that have been formed has increased substantially. Many potential targets for special purpose acquisition companies have already entered into an initial business combination, and there are still many special purpose acquisition companies seeking targets for their initial business combination, as well as many such companies currently in registration. As a result, at times, fewer attractive targets may be available, and it may require more time, more effort and more resources to identify a suitable target and to consummate an initial business combination.
In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause targets companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions, or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find and consummate an initial business combination, and may result in our inability to consummate an initial business combination on terms favorable to our investors altogether.
We will depend on permitted withdrawals and loans from our sponsor or management team to fund our search, to pay our taxes and to complete our initial business combination. If we are unable to obtain such loans, we may be unable to complete our initial business combination.
Of the net proceeds of this offering and the sale of the private shares, $1,200,000 will be available to us initially outside the trust account to fund our working capital requirements. In the event that our offering expenses exceed our estimate of $4,800,000, we may fund such excess with loans or additional investments from our sponsor, members of our management team or any of their respective affiliates or other third parties. Conversely, in the event that the offering expenses are less than our estimate of $4,800,000, the excess would be held outside of the trust account. In addition, our sponsor, an affiliate of our sponsor or our officers and directors may, but none of them is obligated to, loan us funds as may be required to fund our working capital requirements. Based upon current interest rates, we expect the trust account to generate approximately $301,315 of interest annually (assuming an interest rate of 0.15% per year); however, we can provide no assurances regarding this amount. If we are required to seek additional capital, we would need to borrow funds from our sponsor, management team or other third parties to operate or may be forced to liquidate. Neither our sponsor, members of our management team nor any of their respective affiliates is under any obligation or other duty to loan funds to us in such circumstances. Any such loans would be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In such case, our public stockholders may receive only $10.10 per share, or less in certain circumstances. Please see “— If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share redemption price received by stockholders may be less than $10.10” and other risk factors herein.
We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.
Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. Such financing may not be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our sponsor, officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.
Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.
Our amended and restated certificate of incorporation provides that we will continue in existence only until 15 months (or up to 18 months if we extend the period of time to consummate our initial business combination in accordance with the terms described in this prospectus) from the closing of this offering. If we have not completed a business combination by such date, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest not previously released to us but net of taxes payable, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.
If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.
If we are forced to file a bankruptcy or insolvency case or an involuntary bankruptcy or insolvency case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after expiration of the time we have to complete an initial business combination, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

A provision of our warrant agreement may make it more difficult for us to consummate an initial business combination.
If:
•
we issue additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock,

•
the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and

•
the Market Value is below $9.20 per share,

then the exercise price of the warrants will be adjusted to be equal to 115% of the higher of the Market Value and the price at which we issue the additional shares of Class A common stock or equity-linked securities. This may make it more difficult for us to consummate an initial business combination with a target business.
Our sponsor may decide not to extend the term we have to consummate our initial business combination, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, and the warrants will be worthless.
We will have 15 months from the closing of this offering to consummate our initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within 15 months, we may, but are not obligated to, extend the period of time to consummate a business combination by an additional three months (for a total of up to 18 months to complete a business combination); provided that our sponsor (or its affiliates or designees), must deposit into the trust account additional funds of $2,000,000, or $2,300,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per unit in either case), for the three-month extension. Any such payments would be made in the form of a non-interest-bearing loans. If we complete our initial business combination, we will, at the option of our sponsor, repay such loaned amounts out of the proceeds of the trust account released to us or convert a portion or all of the total loan amount into units at a price of $10.00 per unit, which units will be identical to the private units. If we do not complete a business combination, we will repay such loans only from funds held outside of the trust account if any such funds are available. We currently believe we will not have sufficient funds left outside of the trust account to pay back such loans if our initial business combination is not completed. Our sponsor and its affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination. If we are unable to consummate our initial business combination within the applicable time period, we will, as promptly as reasonably possible but not more than five business days thereafter, redeem the public shares for a pro rata portion of the funds held in the trust account and as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations to provide for claims of creditors and the requirements of other applicable law. In such event, the warrants will be worthless.
Since we are neither limited to evaluating a target business in a particular industry, sector or geographic area nor have we selected any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.
Although we intend to focus on an acquisition in the clean and sustainable energy industries, we are not limited to completing an initial business combination in any industry or geographical region, although we will not, under our amended and restated certificate of incorporation, be permitted to effectuate our initial business combination with another blank check company or similar company with nominal operations.
Because we have not yet selected or approached any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a stressed or distressed company, we may be affected by the risks inherent in the business and operations of a financially unstable entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a business combination target.
Accordingly, any stockholders, right holders or warrant holders who choose to remain stockholders, right holders or warrant holders following our initial business combination could suffer a reduction in the value of their securities. Such stockholders, right holders or warrant holders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the initial business combination contained an actionable material misstatement or material omission.
Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct.
Our ability to successfully effect a business combination is dependent upon the efforts of our key personnel. We believe that our success depends on the continued service of our key personnel, at least until we have consummated our initial business combination. We cannot assure you that any of our key personnel will remain with us for the immediate or foreseeable future. In addition, none of our officers is required to commit any specified amount of time to our affairs and, accordingly, our officers will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have employment agreements with, or key-man insurance on the life of, any of our officers. The unexpected loss of the services of our key personnel could have a detrimental effect on us.
The role of our key personnel after a business combination, however, cannot presently be ascertained. Although some of our key personnel serve in senior management or advisory positions following a business combination, it is likely that most, if not all, of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.
Our officers and directors may not have significant experience or knowledge regarding the jurisdiction or industry of the target business we may seek to acquire.
We may consummate a business combination with a target business in any geographic location or industry we choose. We cannot assure you that our officers and directors will have enough experience or have sufficient knowledge relating to the jurisdiction of the target or its industry to make an informed decision regarding a business combination.
Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.
Our key personnel will be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements or other appropriate arrangements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business.
Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate a business combination.
Our officers and directors will not commit their full time to our affairs. We presently expect each of our officers and directors to devote such amount of time as they reasonably believe is necessary to our business. We do not intend to have any full-time employees prior to the consummation of our initial business combination. The foregoing could have a negative impact on our ability to consummate our initial business combination.
Our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.
Our sponsor has waived its right to convert its founder shares or any other shares purchased in this offering or thereafter, or to receive distributions from the trust account with respect to its founder shares upon our liquidation if we are unable to consummate a business combination. Accordingly, the shares acquired prior to this offering, as well as the private units and any warrants purchased by our officers or directors in the aftermarket, will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination and in determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.
Our officers and directors or their affiliates have pre-existing fiduciary and contractual obligations and may in the future become affiliated with other entities engaged in business activities similar to those intended to be conducted by us. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented.
Our officers and directors or their affiliates have pre-existing fiduciary and contractual obligations to other companies. Accordingly, they may participate in transactions and have obligations that may be in conflict or competition with our consummation of our initial business combination. As a result, a potential target business may be presented by our management team to another entity prior to its presentation to us and we may not be afforded the opportunity to engage in a transaction with such target business. Additionally, our officers and directors may in the future become affiliated with entities that are engaged in a similar business, including another blank check company that may have acquisition objectives that are similar to ours. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to other entities prior to its presentation to us, subject to our officers’ and directors’ fiduciary duties under Delaware law. For a more detailed description of our officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, see the sections titled “Management — Directors and Executive Officers” and “Management — Conflicts of Interest.”
We may engage our underwriter or one of its affiliates to provide additional services to us after this offering, which may include acting as financial advisor in connection with an initial business combination or as placement agent in connection with a related financing transaction. Our underwriter is entitled to receive deferred underwriting commissions that will be released from the trust account only upon a completion of an initial business combination. These financial incentives may cause them to have potential conflicts of interest in rendering any such additional services to us after this offering, including, for example, in connection with the sourcing and completion of an initial business combination.
We may engage our underwriter or one of its affiliates to provide additional services to us after this offering, including, for example, identifying potential targets, providing financial advisory services, acting as a placement agent in a private offering or arranging debt financing transactions. We may pay such underwriter or its affiliate fair and reasonable fees or other compensation that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriter or its affiliates and no fees or other compensation for such services will be paid to the underwriter or its affiliates prior to the date that is 60 days from the date of this prospectus, unless such payment would not be deemed underwriters’ compensation in connection with this offering. The underwriter is also entitled to receive deferred underwriting commissions that are conditioned on the completion of an initial business combination. The underwriter or its affiliates’ financial interests tied to the completion of a business combination transaction may give rise to potential conflicts of interest in providing any such additional services to us, including potential conflicts of interest in connection with the sourcing and completion of an initial business combination.
The ability of our stockholders to exercise their conversion rights or sell their shares to us in a tender offer may not allow us to effectuate the most desirable business combination or optimize our capital structure.
If our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise conversion rights or seek to sell their shares to us in a tender offer, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination. In the event that the acquisition involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.
In connection with any vote to approve a business combination, we will offer each public stockholder the option to vote in favor of a proposed business combination and still seek conversion of his, her or its shares.
In connection with any vote to approve a business combination, we will offer each public stockholder (but not our sponsor, officers or directors) the right to have his, her or its shares of common stock converted to cash (subject to the limitations described elsewhere in this prospectus) regardless of whether such stockholder votes for or against such proposed business combination or does not vote at all. The ability to seek conversion while voting in favor of our proposed business combination may make it more likely that we will consummate a business combination.
We do not have a specified maximum conversion threshold. The absence of such a conversion threshold may make it easier for us to consummate a business combination even where a substantial number of public stockholders seek to convert their shares to cash in connection with the vote on the business combination.
We have no specified percentage threshold for conversion in our amended and restated certificate of incorporation. As a result, we may be able to consummate a business combination even though a substantial number of our public stockholders do not agree with the transaction and have converted their shares. However, in no event will we consummate an initial business combination unless we have net tangible assets of at least $5,000,001 immediately prior to or upon consummation of our initial business combination.
In connection with any stockholder meeting called to approve a proposed initial business combination, we may require stockholders who wish to convert their shares in connection with a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights.
In connection with any stockholder meeting called to approve a proposed initial business combination, each public stockholder will have the right, regardless of whether he is voting for or against such proposed business combination or does not vote at all, to demand that we convert his shares into a pro rata share of the trust account as of two business days prior to the consummation of the initial business combination. We may require public stockholders who wish to convert their shares in connection with a proposed business combination to either (i) tender their certificates to our transfer agent or (ii) deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holders’ option, in each case prior to a date set forth in the tender offer documents or proxy materials sent in connection with the proposal to approve the business combination. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While we have been advised that it takes a short time to deliver shares through the DWAC System, we cannot assure you of this fact. Accordingly, if it takes longer than we anticipate for stockholders to deliver their shares, stockholders who wish to convert may be unable to meet the deadline for exercising their conversion rights and thus may be unable to convert their shares.
If, in connection with any stockholder meeting called to approve a proposed business combination, we require public stockholders who wish to convert their shares to comply with specific requirements for conversion, such converting stockholders may be unable to sell their securities when they wish to in the event that the proposed business combination is not approved.
If we require public stockholders who wish to convert their shares to comply with specific requirements for conversion and such proposed business combination is not consummated, we will promptly return such certificates to the tendering public stockholders. Accordingly, investors who attempted to convert their shares in such a circumstance will be unable to sell their securities after the failed acquisition until we have returned their securities to them. The market price for our shares of Class A common stock may decline during this time and you may not be able to sell your securities when you wish to, even while other stockholders that did not seek conversion may be able to sell their securities.
Because of our structure, other companies may have a competitive advantage and we may not be able to consummate an attractive business combination.
We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, seeking stockholder approval or engaging in a tender offer in connection with any proposed business combination may delay the consummation of such a transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of the foregoing may place us at a competitive disadvantage in successfully negotiating a business combination.
Our rights, warrants and founder shares may have an adverse effect on the market price of our Class A common stock and make it more difficult to effectuate our initial business combination.
We are issuing warrants to purchase 10,000,000 shares of Class A common stock (or up to 11,500,000 shares of Class A common stock depending on the extent to which the underwriters’ over-allotment option is exercised), at a price of $11.50 per whole share (subject to adjustment as provided herein) and 20,000,000 rights entitling the holder thereof to receive one-tenth (1/10) of one share of Class A common stock upon the consummation of our initial business combination, as part of the units offered by this prospectus and, simultaneously with the closing of this offering, we will be issuing in a private placement an aggregate of 400,000 private warrants (or 445,000 if the underwriters’ over-allotment option is exercised in full), as part of the private units that will be purchased by or sponsor and/or its designees. Each of the warrants comprising the public and private units will be exercisable to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as provided herein. Additionally, our initial sponsor currently holds 7,666,667 founder shares (up to 1,000,000 of which are subject to forfeiture by our initial stockholders depending on the extent to which the underwriters’ over-allotment option is exercised). The founder shares are convertible into Class A common stock on a one-for-one basis, subject to adjustment as set forth herein.

We may also issue other additional private units to our sponsor, initial stockholders, officers, directors or their affiliates in payment of working capital loans made to us, as described in this prospectus. To the extent we issue Class A common stock to effectuate a business combination, the potential for the issuance of a substantial number of additional Class A common stock upon exercise of these warrants or conversion rights could make us a less attractive acquisition vehicle to a target business. Any such issuance will increase the number of issued and outstanding Class A common stock and reduce the value of the Class A common stock issued to complete the business combination. Therefore, our rights, warrants and founder shares may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business.
The private warrants are identical to the warrants sold as part of the units in this offering except that (1) they will not be redeemable by us; (2) they (including the Class A common stock issuable upon exercise of the private warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the completion of our initial business combination; (3) they may be exercised by the holders on a cashless basis; and (4) they (including the shares of common stock issuable upon exercise of the private warrants) are entitled to registration rights.
Any due diligence in connection with an initial business combination may not reveal all relevant considerations or liabilities of a target business, which could have a material adverse effect on our business, financial condition, results of operations and prospects.
We intend to conduct such due diligence as we deem reasonably practicable and appropriate based on the target business and the facts and circumstances applicable to the proposed transaction prior to any initial business combination. The objective of the due diligence process will be to identify material issues which might affect the decision to proceed with an initial business combination or the consideration payable in connection with such initial business combination. We also intend to use information provided during the due diligence process to formulate our business and operational planning for, and valuation of, any target company or business. While conducting due diligence and assessing a potential target business, we will rely on publicly available information (if any), information provided by the relevant target business to the extent provided and, in some circumstances, third-party studies.
The due diligence undertaken with respect to a potential initial business combination may not reveal all relevant facts that may be necessary to evaluate such transaction or to formulate a business strategy. Furthermore, the information provided during due diligence may not be adequate or accurate. As part of the due diligence process, we will also make subjective judgments regarding the results of operations, financial condition and prospects of a potential initial business combination, and these judgments may be inaccurate.
In pursuing our acquisition strategy, like most other special purpose acquisition companies, we may seek to effectuate our initial business combination with a privately held company. Very little public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as we suspected, if at all.
Due diligence conducted in connection with an initial business combination may not result in the initial business combination being successful. If the due diligence investigation fails to identify material information regarding an opportunity, or if we consider such material risks to be commercially acceptable relative to the opportunity, and we proceed with an initial business combination, our company may subsequently incur substantial impairment charges or other losses. In addition, following an initial business combination, we may be subject to significant, previously undisclosed liabilities of the acquired business that were not identified during due diligence and which could have a material adverse effect on our business, financial condition, results of operations and prospects.
If we do not conduct an adequate due diligence investigation of a target business, we may be required to subsequently take write-downs or write-offs, restructuring, and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.
We must conduct a due diligence investigation of the target businesses we intend to acquire. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who must be involved in the due diligence process. Even if we conduct extensive due diligence on a target business, this diligence may not reveal all material issues that may affect a particular target business, and factors outside the control of the target business and outside of our control may later arise. If our diligence fails to identify issues specific to a target business, industry or the environment in which the target business operates, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our common stock. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.
Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.
Although we have identified general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of stockholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if stockholder approval of the transaction is required by law or stock exchange rules, or we decide to obtain stockholder approval for business or other legal reasons, it may be more difficult for us to attain stockholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.10 per share on the liquidation of our trust account and our rights and warrants will expire worthless. In certain circumstances, our public stockholders may receive less than $10.10 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share redemption price received by stockholders may be less than $10.10” and other risk factors contained herein.
We are not required to obtain an opinion from an independent investment banking firm or from a valuation or appraisal firm, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our stockholders from a financial point of view.
Unless we complete our initial business combination with an affiliated entity or our board of directors cannot independently determine the fair market value of the target business or businesses (including with the assistance of financial advisors), we are not required to obtain an opinion from an independent investment banking firm which is a member of FINRA or from a valuation or appraisal firm that the price we are paying is fair to our stockholders from a financial point of view. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our proxy materials or tender offer documents, as applicable, related to our initial business combination.
We may seek business combination opportunities with a financially unstable business or an entity lacking an established record of revenue, cash flow or earnings, which could subject us to volatile revenues, cash flows or earnings or difficulty in retaining key personnel.
To the extent we complete our initial business combination with a financially unstable business or an entity lacking an established record of revenues or earnings, we may be affected by numerous risks inherent in the operations of the business with which we combine. These risks include volatile revenues or earnings and difficulties in obtaining and retaining key personnel. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not be able to properly ascertain or assess all of the significant risk factors and we may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business.
The requirement that we complete an initial business combination within 15 months (or up to 18 months if we extend the period of time to consummate our initial business combination in accordance with the terms described in this prospectus) from the closing of this offering may give potential target businesses leverage over us in negotiating a business combination.
We have 15 months (or up to 18 months if we extend the period of time to consummate our initial business combination in accordance with the terms described in this prospectus) from the closing of this offering to complete an initial business combination. Any potential target business with which we enter into negotiations concerning a business combination will be aware of this requirement. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete a business combination with that particular target business, we may be unable to complete a business combination with any other target business. This risk will increase as we get closer to the time limit referenced above.
We may not obtain a fairness opinion with respect to the target business that we seek to acquire and therefore you may be relying solely on the judgment of our board of directors in approving a proposed business combination.
We will only be required to obtain a fairness opinion with respect to the target business that we seek to acquire if it is an entity that is affiliated with any of our sponsor, initial stockholders, officers, directors or their affiliates. In all other instances, we will have no obligation to obtain an opinion. Accordingly, investors will be relying solely on the judgment of our board of directors in approving a proposed business combination.
Resources could be spent researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.
It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.
Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.
Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls and may require that we have such system of internal controls audited beginning with our Annual Report on Form 10-K for the year ending December 31, 2023. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

If we effect a business combination with a company located in a foreign jurisdiction, we would be subject to a variety of additional risks that may negatively impact our operations.
If we consummate a business combination with a target business in a foreign country, we would be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:
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rules and regulations or currency conversion or corporate withholding taxes on individuals;

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tariffs and trade barriers;

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regulations related to customs and import/export matters;

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longer payment cycles;

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tax issues, such as tax law changes and variations in tax laws as compared to the United States;

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currency fluctuations and exchange controls;

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challenges in collecting accounts receivable;

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cultural and language differences;

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employment regulations;

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crime, strikes, riots, civil disturbances, terrorist attacks and wars;

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degree and scope of severity of COVID-19 local infection rates and economic effects; and

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deterioration of political relations with the United States.

We cannot assure you that we would be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.
If we effect a business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.
If we effect a business combination with a company located outside of the United States, the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under federal securities laws.
Because we must furnish our stockholders with target business financial statements prepared in accordance with U.S. generally accepted accounting principles or international financial reporting standards, we will not be able to complete a business combination with prospective target businesses unless their financial statements are prepared in accordance with U.S. generally accepted accounting principles or international financial reporting standards.
The federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or GAAP, or international financial reporting standards, or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the Public Company

Accounting Oversight Board (United States), or PCAOB. We will include the same financial statement disclosure in connection with any tender offer documents we use, whether or not they are required under the tender offer rules. Additionally, to the extent we furnish our stockholders with financial statements prepared in accordance with IFRS, such financial statements will need to be audited in accordance with U.S. GAAP at the time of the consummation of the business combination. These financial statement requirements may limit the pool of potential target businesses we may acquire.
Our initial business combination and our structure thereafter may not be tax-efficient to our stockholders, rights holders and warrant holders. As a result of our business combination, our tax obligations may be more complex, burdensome and uncertain.
Although we will attempt to structure our initial business combination in a tax-efficient manner, tax structuring considerations are complex, the relevant facts and law are uncertain and may change, and we may prioritize commercial and other considerations over tax considerations. For example, in connection with our initial business combination and subject to any requisite stockholder approval, we may structure our business combination in a manner that requires stockholders, rights holders and/or warrant holders to recognize gain or income for tax purposes, effect a business combination with a target company in another jurisdiction, or reincorporate in a different jurisdiction (including, but not limited to, the jurisdiction in which the target company or business is located). We do not intend to make any cash distributions to stockholders, rights holders or warrant holders to pay taxes in connection with our business combination or thereafter. Accordingly, a stockholder, rights holder or a warrant holder may need to satisfy any liability resulting from our initial business combination with cash from its own funds or by selling all or a portion of the shares received. In addition, stockholders, rights holders and warrant holders may also be subject to additional income, withholding or other taxes with respect to their ownership of us after our initial business combination.
In addition, we may effect a business combination with a target company that has business operations outside of the United States, and possibly, business operations in multiple jurisdictions. If we effect such a business combination, we could be subject to significant income, withholding and other tax obligations in a number of jurisdictions with respect to income, operations and subsidiaries related to those jurisdictions. Due to the complexity of tax obligations and filings in other jurisdictions, we may have a heightened risk related to audits or examinations by U.S. federal, state, local and non-U.S. taxing authorities. This additional complexity and risk could have an adverse effect on our after-tax profitability and financial condition.
An investment in this offering may result in uncertain or adverse U.S. federal income tax consequences.
An investment in this offering may result in uncertain U.S. federal income tax consequences. For instance, because there are no authorities that directly address instruments similar to the units we are issuing in this offering, the allocation an investor makes with respect to the purchase price of a unit between the share of common stock, the right and the one-half of one warrant to purchase one share of common stock included in each unit could be challenged by the IRS or courts. Furthermore, the U.S. federal income tax consequences of a cashless exercise of warrants included in the units we are issuing in this offering is unclear under current law. Finally, it is unclear whether the redemption rights with respect to our shares of common stock suspend the running of a U.S. Holder’s (as defined below in “Material U.S. Federal Tax Considerations — U.S. Holders”) holding period for purposes of determining whether any gain or loss realized by such holder on the sale or exchange of shares of common stock is long-term capital gain or loss and for determining whether any dividends we pay would be considered “qualified dividends” for U.S. federal income tax purposes. In addition, if we are determined to be a personal holding company for U.S. federal income tax purposes, our taxable income would be subjected to an additional 20% federal income tax, which would reduce the net after-tax amount of interest income earned on the funds placed in our trust account. See the section titled “Material U.S. Federal Tax Considerations” for a summary of the U.S. federal income tax considerations of an investment in our securities. Prospective investors are urged to consult their tax advisors with respect to these and other tax consequences when purchasing, holding or disposing of our securities.
If we seek stockholder approval of our initial business combination, our initial stockholders, directors, officers, advisors and their respective affiliates may elect to purchase shares, rights or warrants from public stockholders, which may influence a vote on a proposed initial business combination and reduce the public “float” of our common stock.
If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our initial stockholders, directors, officers, advisors or their respective affiliates may purchase shares, rights or public warrants or a combination thereof in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation to do so. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase shares, rights or public warrants in such transactions.
Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our initial stockholders, directors, officers, advisors or their respective affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. The purpose of such purchases could be to vote such shares in favor of the initial business combination and thereby increase the likelihood of obtaining stockholder approval of the initial business combination, or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination. The purpose of any such purchase of rights could be to reduce the number of rights outstanding or to vote such rights on any matters submitted to the rights holders for approval in connection with our initial business combination. This may result in the completion of our initial business combination that may not otherwise have been possible. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.
We may issue our shares to investors in connection with our initial business combination at a price which is less than the prevailing market price of our shares at that time.
In connection with our initial business combination, we may issue shares to investors in private placement transactions (so-called “PIPE” transactions) at a price of $10.10 per share or a price that approximates the per-share amount in our trust account at such time, which is expected to be approximately $10.10 . The purpose of such issuances will be to enable us to provide sufficient liquidity to the post-business combination entity. The price of the shares we issue may therefore be less, and potentially significantly less, than the market price for our shares at such time.
We may face risks related to businesses in the clean and sustainable energy industries.
Business combinations with businesses in the clean and sustainable energy industries entail special considerations and risks. If we are successful in completing a business combination with such a target business, we may be subject to, and possibly adversely affected by, the following risks:
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the markets we may serve may be subject to general economic conditions and cyclical demand, which could lead to significant shifts in our results of operations from quarter to quarter that make it difficult to project long-term performance;

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we may be unable to attract or retain customers;

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we may be subject to volatility in costs for strategic raw material and energy commodities (such as natural gas, including exports of material quantities of natural gas from the United States) or disruption in the supply of these commodities could adversely affect our financial results;

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we may be subject to the negative impacts of catastrophic events;

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we may face competition and consolidation of the specific sector of the industry within which the target business operates;

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we may be unable to obtain necessary insurance coverage for the target business’ operations;

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we may incur additional expenses and delays due to technical problems, labor problems (including union disruptions) or other interruptions at our manufacturing facilities after our initial business combination;

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we may experience work-related accidents that may expose us to liability claims;

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our manufacturing processes and products may not comply with applicable statutory and regulatory requirements, or if we manufacture products containing design or manufacturing defects, demand for our products may decline and we may be subject to liability claims;

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we may be liable for damages based on product liability claims, and we may also be exposed to potential indemnity claims from customers for losses due to our work or if our employees are injured performing services;

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our products may be are subject to warranty claims, and our business reputation may be damaged and we may incur significant costs as a result;

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we may be unable to protect our intellectual property rights;

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our products and manufacturing processes will be subject to technological change;

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we may be subject to increased government regulations, including with respect to, among other matters, increased environmental regulation and worker safety regulation, and the costs of compliance with such regulations; and

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the failure of our customers to pay the amounts owed to us in a timely manner.

Any of the foregoing could have an adverse impact on our operations following a business combination. However, our efforts in identifying prospective target businesses will not be limited to the sustainable industrial technology and infrastructure industries. Accordingly, if we acquire a target business in another industry, these risks we will be subject to risks attendant with the specific industry in which we operate or target business which we acquire, which may or may not be different than those risks listed above.
We may not hold an annual meeting of stockholders until after the consummation of our initial business combination, which could delay the opportunity for our stockholders to elect directors.
In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual meeting until no later than one year after our first fiscal year end following our listing on Nasdaq. Under Section 211(b) of the Delaware General Corporation Law (“DGCL”), we are, however, required to hold an annual meeting of stockholders for the purposes of electing directors in accordance with our bylaws unless such election is made by written consent in lieu of such a meeting. We may not hold an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, and thus we may not be in compliance with Section 211(b) of the DGCL, which requires an annual meeting. Therefore, if our stockholders want us to hold an annual meeting prior to the consummation of our initial business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL.
Sources of target business candidates may be paid a finder’s fee, consulting fee, advisory fee or other compensation to be determined in an arm’s length negotiation based on the terms of the of the transaction.
We anticipate that target business candidates will be brought to our attention from various sources, including our global networks, as well as other sources such as investment bankers and investment professionals. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our initial stockholders, officers and directors and their respective affiliates may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee, advisory fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. In addition, our initial stockholders, officers or directors or our or any of their respective affiliates may provide these services without additional compensation. We will formally engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of finder’s fees is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account.
Risks Relating to Investing in our Securities
You will not be entitled to protections normally afforded to investors of blank check companies.
Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules which would, for example, completely restrict the transferability of our securities, require us to complete a business combination within 15 months (or up to 18 months if we extend the period of time to consummate our initial business combination in accordance with the terms described in this prospectus) of the effective date of the initial registration statement and restrict the use of interest earned on the funds held in the trust account. In accordance with the SEC’s penny stock rules, we will calculate net tangible assets as total assets less intangible assets and liabilities. We expect our net tangible assets following this offering to exceed $5,000,001, as our total assets will primarily consist of the $202,000,000 of proceeds in the trust account and our total liabilities will consist of deferred underwriting commissions and accrued offering costs and other payables. Because we are not subject to Rule 419, our units will be immediately tradable, we will have a longer period of time to consummate an initial business combination and we will be entitled to withdraw amounts from the funds held in the trust account prior to the completion of a business combination.
The securities in which we invest the proceeds held in the trust account could bear a negative rate of interest, which could reduce the interest income available for payment of taxes or reduce the value of the assets held in trust such that the per share redemption amount received by public stockholders may be less than $10.10 per share.
The net proceeds of this offering and certain proceeds from the sale of the private units, in the amount of $202,000,000, will be held in an interest-bearing trust account. The proceeds held in the trust account may only be invested in direct U.S. government securities with a maturity of 185 days or less, or in certain money market funds which invest only in direct U.S. Treasury obligations. While short-term U.S. government treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event of very low or negative yields, the amount of interest income (which we may withdraw to pay income taxes) would be reduced. In the event that we are unable to complete our initial business combination, our public stockholders are entitled to receive their share of the proceeds held in the trust account, plus any interest income. If the balance of the trust account is reduced below $202,000,000 as a result of negative interest rates, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.10 per share.
We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.
Our amended and restated certificate of incorporation will authorize the issuance of up to 100,000,000 shares of Class A common stock, par value $.0001 per share, 10,000,000 shares of Class B common stock (the “founder shares”) and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering and the purchase of the private units (assuming no exercise of the underwriters’ over-allotment option), there will be 63,800,000 authorized but unissued shares of Class A common stock available for issuance (after appropriate reservation for the issuance of the shares underlying the private units, rights and public and private warrants). Although we have no commitment as of the date of this offering, we may issue a substantial number of additional shares of Class A common stock or shares of preferred stock, or a combination of common stock and preferred stock, to complete a business combination. The issuance of additional shares of Class A common stock will not reduce the per-share conversion amount in the trust account. The issuance of additional shares of Class A common stock or preferred stock:
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may significantly reduce the equity interest of investors in this offering;

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may subordinate the rights of holders of shares of Class A common stock if we issue shares of preferred stock with rights senior to those afforded to our shares of Class A common stock;

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may cause a change in control if a substantial number of shares of Class A common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

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may adversely affect prevailing market prices for our shares of Class A common stock.

Similarly, if we issue debt securities, it could result in:
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default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

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acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

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our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

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our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

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our inability to pay dividends on our Class A common stock;

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using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our Class A common stock if declared, our ability to pay expenses, make capital expenditures and acquisitions, and fund other general corporate purposes;

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limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

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increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

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limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, and execution of our strategy; and

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other purposes and other disadvantages compared to our competitors who have less debt.

If we incur indebtedness, our lenders will not have a claim on the cash in the trust account and such indebtedness will not decrease the per-share conversion amount in the trust account.
An investor will only be able to exercise a warrant if the issuance of shares of Class A common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.
No warrants will be exercisable and we will not be obligated to issue shares of Class A common stock unless the shares of Class A common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. If the shares of Class A common stock issuable upon exercise of the warrants are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may be deprived of any value, the market for the warrants may be limited and they may expire worthless if they cannot be sold.
You will not be permitted to exercise your warrants unless we register and qualify the issuance of the underlying shares of Class A common stock or certain exemptions are available.
If the issuance of the shares of Class A common stock upon the exercise of the warrants is not registered, qualified or exempt from registration or qualification under the Securities Act and applicable state securities laws, warrant holders will not be entitled to exercise such warrants and such warrants may have no value and expire worthless.
While we have registered the Class A common stock issuable upon exercise of the warrants under the Securities Act as part of the registration statement of which this prospectus forms a part, we do not plan on keeping a prospectus current until required to pursuant to the warrant agreement. However, under the terms of the warrant agreement, we have agreed that as soon as practicable, but in no event later than 20 business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file a post-effective amendment to this registration statement or a new registration statement under the Securities Act covering such shares. We will use our commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of our initial business combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration or redemption of the warrants in accordance with the provisions of the warrant agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order. Notwithstanding the above, if shares of our Class A common stock are, at the time of any exercise of a warrant, not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
To exercise warrants on a cashless basis, each holder would pay the exercise price by surrendering the warrants in exchange for a number of shares of Class A common stock equal to the quotient obtained by dividing (i) the product of (A) the number of shares of our Class A common stock underlying the warrants, and (B) the difference between the “fair market value” and the exercise price of the warrants by (ii) such fair market value. Solely for purposes of the preceding sentence, “fair market value” shall mean the volume weighted average price of our Class A Common stock during the 10 trading day period ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent. In no event will we be required to net cash settle any warrant, or issue securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under the Securities Act or applicable state securities laws, and there is no exemption available. If the issuance of the shares upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of such warrant shall not be entitled to exercise such warrant and such warrant may have no value and expire without value to the holder. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares of Class A common stock included in the units. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying shares of Class A common stock for sale under all applicable state securities laws.
The private warrants may be exercised at a time when the public warrants may not be exercised.
Once the private warrants become exercisable, such warrants may immediately be exercised on a cashless basis, at the holder’s option, so long as they are held by the initial purchasers or their permitted transferees. The public warrants, however, will only be exercisable on a cashless basis at the option of the holders if we fail to register the shares issuable upon exercise of the warrants under the Securities Act within

90 days following the closing of our initial business combination. Accordingly, it is possible that the holders of the private warrants could exercise such warrants at a time when the holders of public warrants could not.
We may amend the terms of the warrants in a manner that may be adverse to holders with the approval by the holders of at least a majority of the then outstanding public warrants.
Our warrants will be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. The warrant agreement requires the approval by the holders of at least a majority of the then outstanding public warrants in order to make any change that adversely affects the interests of the registered holders.
Our warrant agreement and rights agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants and rights, which could limit the ability of warrant holders or right holders to obtain a favorable judicial forum for disputes with our company.
Our warrant agreement and rights agreement provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement or rights agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.
Notwithstanding the foregoing, these provisions of the warrant agreement and rights agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants or rights, as applicable, shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement and rights agreement. If any action, the subject matter of which is within the scope the forum provisions of the warrant agreement and rights agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants or rights, as applicable, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder or rights holder, as applicable, in any such enforcement action by service upon such warrant holder’s or right holder’s counsel in the foreign action as agent for such warrant holder or rights holder, as applicable.
This choice-of-forum provision may limit a warrant holder’s or rights holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find these provisions of our warrant agreement or rights agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.
Nasdaq may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.
We anticipate that our securities will be listed on Nasdaq, a national securities exchange, upon consummation of this offering. Although, after giving effect to this offering, we expect to meet on a pro forma basis Nasdaq’s minimum initial listing standards, which generally only requires that we meet certain requirements relating to stockholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that our securities will continue to be listed on Nasdaq in the future prior to an initial business combination. Additionally, in connection with our initial business combination, it is likely that Nasdaq will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time. Nasdaq will also have discretionary authority to not approve our listing if Nasdaq determines that the listing of the company to be acquired is against public policy at that time.
If Nasdaq delists our securities from trading on its exchange, or we are not listed in connection with our initial business combination, we could face significant material adverse consequences, including:
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a limited availability of market quotations for our securities;

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reduced liquidity with respect to our securities;

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a determination that our shares of common stock are “penny stock” which will require brokers trading in our shares of common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our shares of common stock;

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a limited amount of news and analyst coverage for our company; and

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a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and eventually our common stock, rights and warrants will be listed on Nasdaq, our units, common stock, rights and warrants will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.
Our initial stockholders will control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.
Upon consummation of our offering, our initial stockholders will own approximately 27.2% of our issued and outstanding shares of common stock (assuming the over-allotment option is not exercised and assuming they do not purchase any units in this offering). Other than the private units that our sponsor has committed to purchase on the terms described in this prospectus, none of our sponsor, officers, directors, advisors, initial stockholders or their affiliates has indicated any intention to purchase units in this offering or any units or shares of common stock from persons in the open market or in private transactions. However, our sponsor, officers, directors, advisors, initial stockholders or their affiliates could determine in the future to make such purchases in the open market or in private transactions, to the extent permitted by law, in order to influence the vote or magnitude of the number of stockholders seeking to tender their shares to us. Investors in the private shares have also agreed to vote in favor of a proposed business combination. In connection with any vote for a proposed business combination, our initial stockholders, as well as all of our officers and directors and private investors, have agreed to vote the shares of common stock owned by them immediately before this offering as well as any shares of common stock acquired in this offering or in the aftermarket in favor of such proposed business combination. As a result, we would need only 6,266,666 of the 20,000,000 public shares, or approximately 31.3%, sold in this public offering to be voted in favor of a business combination in order to have such business combination approved (assuming the over-allotment option is not exercised and our initial stockholders, officers, directors and the underwriters do not purchase shares in the offering or the aftermarket). If our anchor investor purchases the full amount of units they have expressed an interest in purchasing in this offering and vote the shares underlying such units in favor of our initial business combination, we would need only 4,886,666, or approximately 24.3%, of the remaining public shares sold in this offering to be voted in favor of such transaction (assuming the over-allotment option is not exercised and that the initial stockholders do not purchase any units in this offering or units or shares in the after-market).
Our board of directors is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. Accordingly, you may not be able to exercise your voting rights under corporate law for up to 15 months (or up to 18 months if we extend the period of time to consummate our initial business combination in accordance with the terms described in this prospectus). If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our sponsor, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our initial stockholders will continue to exert control at least until the consummation of a business combination.
Our initial stockholders paid a nominal price for the founder shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our shares of common stock.
The difference between the public offering price per share and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution to the investors in this offering. Our initial stockholders acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon consummation of this offering, you and the other new investors will incur an immediate and substantial dilution of approximately 95.3% or $9.53 per share (the difference between the pro forma net tangible book value per share after this offering of $0.47, and the initial offering price per share). This dilution would increase to the extent that the anti-dilution provisions of the founder shares result in the issuance of Class A common stock on a greater than one-to-one basis upon conversion of the founder shares at the time of our initial business combination and would become exacerbated to the extent that public shareholders seek redemptions from the trust for their public shares. In addition, because of the anti-dilution protection in the founder shares, any equity or equity-linked securities issued in connection with our initial business combination would be disproportionately dilutive to our Class A common stock.
We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.
We have the ability to redeem outstanding warrants (excluding the private warrants and any warrants underlying additional units issued to our sponsor, officers or directors in payment of working capital loans made to us) at any time after they become exercisable and prior to their expiration, at a price of $0.01 per whole warrant if, among other things, the Reference Value equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities — Warrants — Public Warrants”). If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of Class A common stock upon exercise of the warrants is not exempt from registration or qualification under all applicable state blue sky laws or we are unable to effect such registration or qualification. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise the warrants. Redemption of the outstanding warrants as described above could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the private warrants will be redeemable by us.
If our security holders exercise their registration rights, it may have an adverse effect on the market price of our shares of common stock and the existence of these rights may make it more difficult to effect a business combination.
Our initial stockholders are entitled to make a demand that we register the resale of the founder shares at any time commencing three months prior to the date on which their shares may be released from escrow.

Additionally, the holders the private units and any units and warrants our sponsor, initial stockholders, officers, directors, or their affiliates may be issued in payment of working capital loans made to us, are entitled to demand that we register the resale of the private units and any other units and warrants we issue to them (and the underlying securities) commencing at any time after we consummate an initial business combination. The presence of these additional securities trading in the public market may have an adverse effect on the market price of our securities. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential effect the exercise of such rights may have on the trading market for our shares of common stock.
If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.
A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Since we will invest the proceeds held in the trust account, it is possible that we could be deemed an investment company. Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in trust may be invested by the trustee only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act.
If we are nevertheless deemed to be an investment company under the Investment Company Act, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:
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restrictions on the nature of our investments; and

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restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:
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registration as an investment company;

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adoption of a specific form of corporate structure; and

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reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

Compliance with these additional regulatory burdens would require additional expense for which we have not allotted.
The determination for the offering price of our units is more arbitrary than the pricing of securities for an operating company in a particular industry.
Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants and rights were negotiated between us and Citigroup Global Markets Inc. Factors considered in determining the prices and terms of the units, including the shares of Class A common stock, rights and warrants underlying the units, include:
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the history and prospects of companies whose principal business is the acquisition of other companies;

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prior offerings of those companies;

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our prospects for acquiring an operating business at attractive values;

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our capital structure;

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an assessment of our management and their experience in identifying operating companies; and

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general conditions of the securities markets at the time of the offering.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.
Provisions in our amended and restated certificate of incorporation and bylaws and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Class A common stock and could entrench management.
Our amended and restated certificate of incorporation and bylaws contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. As a result, at a given annual meeting only a minority of the board of directors may be considered for election. Since our “staggered board” may prevent our stockholders from replacing a majority of our board of directors at any given annual meeting, it may entrench management and discourage unsolicited stockholder proposals that may be in the best interests of stockholders. Moreover, our board of directors has the ability to designate the terms of and issue new series of preferred stock.
We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.
There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.
There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.
Our amended and restated certificate of incorporation will provide, subject to limited exceptions, that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.
Our amended and restated certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware, except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act, as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our amended and restated certificate of incorporation.
This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers or employees, which may discourage lawsuits with respect to such claims, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder and may therefore bring a claim in another appropriate forum. We cannot be certain that a court will decide that this provision is either applicable or enforceable, and if a court were to find the choice of forum provision contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.
Our amended and restated certificate of incorporation will provide that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.
Because each unit contains one-half of one redeemable warrant and only a whole warrant may be exercised, the units may be worth less than units of other blank check companies.
Each unit contains one-half of one redeemable warrant. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least three units, you will not be able to receive or trade a whole warrant. This is different from other offerings similar to ours whose units include one share of common stock and one warrant to purchase one whole share. We have established the components of the units in this way in order to reduce the dilutive effect of the warrants upon completion of an initial business combination since the warrants will be exercisable in the aggregate for one-half of the number of shares compared to units that each contain a warrant to purchase one whole share, thus making us, we believe, a more attractive merger partner for target businesses.
Nevertheless, this unit structure may cause our units to be worth less than if they included a warrant to purchase one whole share.
Risks Relating to our Sponsor and Management Team
Our directors may decide not to enforce our sponsor’s indemnification obligations, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.
In the event that the proceeds in the trust account are reduced below $10.10 per public share and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce such indemnification obligations. It is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Additionally, each of our independent directors is a member of our sponsor. As a result, they may have a conflict of interest in determining whether to enforce our sponsor’s indemnification obligations. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.10 per share.
We may not have sufficient funds to satisfy indemnification claims of our directors and executive officers.
We have agreed to indemnify our officers and directors to the fullest extent permitted by law. However, our officers and directors have agreed to waive (and any other persons who may become an officer or director prior to the initial business combination will also be required to waive) any right, title, interest or claim of any kind in or to any monies in the trust account and not to seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will be able to be satisfied by us only if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination.
Our obligation to indemnify our officers and directors may discourage stockholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.
Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.
In recent months, the market for directors and officers liability insurance for special purpose acquisition companies has changed. Fewer insurance companies are offering quotes for directors and officers liability coverage, the premiums charged for such policies have generally increased and the terms of such policies have generally become less favorable. There can be no assurance that these trends will not continue.
The increased cost and decreased availability of directors and officers liability insurance could make it more difficult and more expensive for us to negotiate an initial business combination. In order to obtain directors and officers liability insurance or modify its coverage as a result of becoming a public company, the post-business combination entity might need to incur greater expense, accept less favorable terms or both. However, any failure to obtain adequate directors and officers liability insurance could have an adverse impact on the post-business combination’s ability to attract and retain qualified officers and directors.
In addition, even after we were to complete an initial business combination, our directors and officers could still be subject to potential liability from claims arising from conduct alleged to have occurred prior to the initial business combination. As a result, in order to protect our directors and officers, the post-business combination entity may need to purchase additional insurance with respect to any such claims (“run-off insurance”). The need for run-off insurance would be an added expense for the post-business combination entity, and could interfere with or frustrate our ability to consummate an initial business combination on terms favorable to our investors.
Certain of our directors and officers are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.
Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our sponsor and directors and officers are, or may in the future become, affiliated with entities that are engaged in a similar business. For example, Mr. Ratner serves as a member of the Board of Directors of Aries I Acquisition Corporation (NASDAQ: RAM), a special purpose acquisition company formed to effectuate a merger or similar transaction with one or more businesses. Also, Ms. Beaumont serves as a member of the Board of Directors of Springwater Special Situations Corp. (NASDAQ: SWSSU), a special purpose acquisition company formed to effectuate a merger or similar transaction with one or more businesses, which completed its initial public offering on August 25, 2021 and is currently searching for an initial business combination. Finally, Mr. Allen serves as the chairman of Duddell Street Global Acquisition Corp. (NASDAQ: DSAC), a special purpose acquisition company formed to effectuate a merger or similar transaction with one or more businesses, which completed its initial on October 28, 2020 and is currently searching for an initial business combination. Our sponsor and directors and officers are also not prohibited from sponsoring, investing or otherwise becoming involved with, any other blank check companies, including in connection with their initial business combinations, prior to us completing our initial business combination, and any such involvement may result in conflicts of interests as described above. Moreover, certain of our directors and officers have time and attention requirements for investment funds of which affiliates of our sponsor are the investment managers.
Our directors and officers presently have, and any of them in the future may have, additional, fiduciary or contractual obligations to other entities (including other special purpose acquisition companies they are or may become involved with) pursuant to which such officer or director is or may be required to present a business combination opportunity to such entity. Accordingly, if any of our directors or officers becomes aware of a business combination opportunity that is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she may need to honor these fiduciary or contractual obligations to present such business combination opportunity to such entity. Our amended and restated certificate of incorporation will contain provisions to exculpate and indemnify, to the maximum extent permitted by law, such persons in respect of any liability, obligation or duty to our company that may arise as a consequence of such persons becoming aware of any business opportunity or failing to present such business opportunity. We do not believe, however, that the fiduciary, contractual or other obligations or duties of our directors or officers will materially affect our ability to identify and pursue business combination opportunities or complete our initial business combination.
In particular, our officers, directors and advisors presently are, or may in the future become, affiliated with other blank check companies that may have acquisition objectives that are similar to ours. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to such other blank check companies prior to its presentation to us. Our amended and restated certificate of incorporation provides that except as may be prescribed by any written agreement with us, we renounce our interest in an corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue; and our officers and directors will not be liable to our company or our stockholders for monetary damages for breach of any fiduciary duty by reason of any of our activities or any of our sponsor or its affiliates to the fullest extent permitted by Delaware law.
Our management team is also not prohibited from sponsoring, investing in or otherwise becoming involved with, any other special purpose acquisition companies, including in connection with their initial business combinations, prior to us completing our initial business combination. For example, Mr. Ratner is currently serving as a member of the Board of Directors of Aries I Acquisition Corporation (NASDAQ: RAM), a special purpose acquisition company formed to effectuate a merger or similar transaction with one or more businesses, Ms. Beaumont serves as a member of the Board of Directors of Springwater Special Situations Corp. (NASDAQ: SWSSU), a special purpose acquisition company formed to effectuate a merger or similar transaction with one or more businesses, which completed its initial public offering on August 25, 2021 and is currently searching for an initial business combination, and Mr. Allen serves as the chairman of Duddell Street Global Acquisition Corp. (NASDAQ: DSAC), a special purpose acquisition company formed to effectuate a merger or similar transaction with one or more businesses, which completed its initial on October 28, 2020 and is currently searching for an initial business combination. A special purpose acquisition company sponsored with certain members of our management team also serving on its management team could pursue a business combination opportunity in the same or similar businesses or industries as us, the pursuit of which could create an actual or potential conflict of interest relating to what would otherwise be an opportunity for us.
For a complete discussion of our officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see “Management — Directors and Executive Officers,” “Management — Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”
General Risk Factors
We are a newly formed company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.
We are a newly formed company with no operating results to date. Therefore, our ability to commence operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any substantive discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination.
We are an “emerging growth company” and “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our shares of common stock less attractive to investors.
We are an “emerging growth company,” as defined in the JOBS Act. We will remain an “emerging growth company” for up to five years. However, if our non-convertible debt issued within a three year period or revenues exceeds $1.07 billion, or the market value of our shares of common stock that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year. As an emerging growth company, we are not required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, we have reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and we are exempt from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Additionally, as an emerging growth company, we have elected to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates exceeded $250 million as of the last business day of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates equals or exceeds $700 million as of the last business day of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.
We cannot predict if investors will find our shares of common stock less attractive because we may rely on these provisions. If some investors find our shares of common stock less attractive as a result, there may be a less active trading market for our shares and our share price may be more volatile.
Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.
We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss.
Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.
We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.
Past performance by our management team may not be indicative of future performance of an investment in the Company.
Past performance by our management team is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to locate a suitable candidate for our initial business combination. You should not rely on the historical record of our management team’s performance as indicative of our future performance of an investment in the company or the returns the company will, or is likely to, generate going forward.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:
•
being a company with no operating history and no revenues;

•
our ability to complete our initial business combination;

•
our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•
our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements and other benefits;

•
our potential ability to obtain additional financing to complete a business combination;

•
our pool of prospective target businesses;

•
the ability of our officers and directors to generate a number of potential investment opportunities;

•
our expectations regarding the performance of a prospective target business or businesses;

•
potential changes in control of us if we acquire one or more target businesses for stock;

•
our ability to consummate an initial business combination due to the continued uncertainty resulting from the COVID-19 pandemic and the status of debt and equity markets;

•
our public securities’ potential liquidity and trading;

•
the lack of a market for our securities;

•
our expectations regarding the time during which we will be an “emerging growth company” and “smaller reporting company” under federal securities laws;

•
our use of proceeds not held in the trust account;

•
the trust account not being subject to claims of third parties;

•
risks and uncertainties related to technology and businesses operating in the global energy transition ecosystem; or

•
our financial performance following this offering or following our initial business combination.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the section titled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS
We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the private units (all of which will be deposited into the trust account), will be as set forth in the following table:
	Without Exercise of Option to Purchase Additional Units	With Full Exercise of Option to Purchase Additional Units
Gross proceeds
Gross proceeds from units offered to public	$200,000,000	$230,000,000
Gross proceeds from private units offered in the private placement	8,000,000	8,900,000
Total gross proceeds	$208,000,000	$238,900,000
Estimated offering expenses(1)
Underwriting commissions (2.0% of gross proceeds from units offer to public, excluding deferred portion)(2)	$4,000,000	$4,600,000
Issuer legal fees and expenses	300,000	300,000
Underwriter legal expenses	150,000	150,000
Accounting fees and expenses	85,000	85,000
Printing expenses	15,000	15,000
SEC registration fees	54,902	54,902
FINRA expenses	54,838	54,838
Nasdaq listing fees	75,000	75,000
Miscellaneous expenses	65,260	65,260
Total estimated offering expenses	$4,800,000	$5,400,000
Proceeds after estimated offering expenses	$203,200,000	$233,500,000
Held in trust account(3)	$202,000,000	$232,300,000
% of public offering size	101%	101%
Not held in trust account(2)	$1,200,000	$1,200,000
	Amount	Percentage
Use of net proceeds not held in trust(3)(4)
Directors and officers insurance premiums	$700,000	58.3%
Legal, accounting, due diligence, travel and other expenses in connection with any business combination	350,000	29.2%
Legal and accounting fees related to regulatory reporting obligations	100,000	8.3%
Other miscellaneous expenses	50,000	4.2%
Total	$1,200,000	100.0%

(1)
A portion of the offering expenses, including the SEC registration fee, the FINRA filing fee, the non-refundable portion of the Nasdaq listing fee and a portion of the legal and audit fees, will be paid from the loan we received from our sponsor described below. These funds will be repaid out of the proceeds of this offering available to us.

(2)
No discounts or commissions will be paid with respect to the purchase and sale of the private units.

(3)
The amount of proceeds not held in trust will remain constant at approximately $1,200,000 even if the over-allotment is exercised. The amount in the table above does not include interest available to us from the trust account. The proceeds held in the trust account may be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. We estimate the after-tax interest earned on the trust account will be approximately $301,350 per year, assuming an interest rate of 0.15% per year; however, we can provide no assurances regarding this amount.
(4)
These are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital.

Our sponsor has committed that it or its designees will purchase the private units (for an aggregate purchase price of $8,000,000) from us on a private placement basis simultaneously with the consummation of this offering. Our sponsor has also agreed that if the over-allotment option is exercised by the underwriters in full or in part, they will purchase from us an additional number of private warrants and private units (up to a maximum of 90,000 private units at a price of $10.10 per private unit) necessary to maintain in the trust account $10.00 per unit sold to the public in this offering. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The private units are identical to the units sold in this offering, except that the private units do not include rights and are subject to certain limited exceptions as described elsewhere in this prospectus. All of the proceeds we receive from these purchases will be placed in the trust account described below.
$202,000,000, or $232,300,000 if the over-allotment option is exercised in full, of net proceeds of this offering and the sale of the private units, will be placed in a U.S.-based trust account maintained by American Stock Transfer & Trust Company, New York, as trustee. The funds held in trust will be held as cash items or invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, so that we are not deemed to be an investment company under the Investment Company Act. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our income or other tax obligations as described in this prospectus, the proceeds will not be released from the trust account until the earlier of the completion of a business combination or our redemption of 100% of the outstanding public shares if we have not completed a business combination in the required time period. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.
Other than the payment of consulting, success or finder fees to our sponsor, officers, directors, advisors, initial stockholders or their affiliates in connection with the consummation of our initial business combination and the repayment of the $350,000 loan from affiliates of our sponsor (none of which payments will be made from the proceeds of this offering held in the trust account prior to the completion of our initial business combination), no compensation of any kind will be paid to our sponsor, initial stockholders, officers, directors or any of their respective affiliates, for services rendered to us prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, such entity and individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Our audit committee will review and approve all reimbursements and payments made to our sponsor, officers, directors or our or their respective affiliates, with any interested director abstaining from such review and approval. There is no limit on the amount of consulting, success or finder fees payable by us upon consummation of an initial business combination. Additionally, there is no limit on the amount of such expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

Regardless of whether the over-allotment option is exercised in full, the net proceeds from this offering available to us out of trust for our working capital requirements in searching for a business combination will be approximately $1,200,000. We intend to use the proceeds for miscellaneous expenses such as paying for director and officer liability insurance premiums, for due diligence, legal, accounting and other expenses of structuring and negotiating business combinations, as well as for reimbursement of any out-of-pocket expenses incurred by our sponsor, officers and directors in connection with activities on our behalf as described above. The allocation of the net proceeds available to us outside of the trust account represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above described categories.
We may use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products.
To the extent we are unable to consummate a business combination, we will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our sponsor has agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than $50,000) and has agreed not to seek repayment of such expenses.
As of December 31, 2021, we had borrowed an aggregate of $125,000 from affiliates of our sponsor under the promissory note, under which up to $350,000 may be borrowed. Amounts loaned to us under the promissory note will be used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, FINRA filing fee, the non-refundable portion of the Nasdaq listing fee and a portion of the legal and audit fees. The loan is due on the earlier of May 15, 2022 or the consummation of this offering. The loan will be payable without interest. The loan will be repaid out of the proceeds of this offering available to us for payment of offering expenses.
We believe that, upon consummation of this offering, the approximate $1,200,000 of net proceeds not held in the trust account will be sufficient to allow us to operate for the next 15 months (or up to 18 months if we extend the period of time to consummate our initial business combination in accordance with the terms described in this prospectus), assuming that a business combination is not consummated during that time. However, if necessary, in order to meet our working capital needs following the consummation of this offering, our sponsor, initial stockholders, officers, directors and their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at holder’s discretion, up to $1,500,000 of the notes may be converted into units at a price of $10.00 per unit. The units would be identical to the private units. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment.
A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account to the extent not previously released to us) only in the event of (i) our redemption of 100% of the outstanding public shares if we have not completed a business combination in the required time period, (ii) if that public stockholder converts such shares, or sells such shares to us in a tender offer, in connection with a business combination which we consummate or (iii) we seek to amend any provisions of our amended and restated certificate of incorporation that would affect our public stockholders’ ability to convert or sell their shares to us in connection with a business combination as described herein or affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination within 15 months (or up to 18 months if we extend the period of time to consummate our initial business combination in accordance with the terms described in this prospectus) from the closing of this offering. This redemption right shall apply in the event of the approval of any such amendment to our amended and restated certificate of incorporation, whether proposed by our sponsor, initial stockholders, executive officers, directors or any other person. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

DIVIDEND POLICY
We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of an initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our board of directors at such time. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a stock dividend immediately prior to the consummation of the offering in such amount as to maintain the ownership of our sponsor at 25.0% of our issued and outstanding shares of our common stock upon the consummation of this offering (not including the private units and underlying securities and assuming the initial stockholders do not purchase units in this offering).

DILUTION
The difference between the public offering price per share, assuming no value is attributed to the warrants included in the units we are offering by this prospectus and the private warrants, and the pro forma net tangible book value per share after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the private warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of shares of common stock which may be converted into cash or sold in a tender offer), by the number of outstanding shares of common stock.
At December 31, 2021, our net tangible book deficit was $680,624, or approximately $(0.09) per share of common stock. For purposes of the dilution calculation, in order to present the maximum estimated dilution as a result of this offering, we have assumed (i) the issuance of 0.10 of a share for each right outstanding, as such issuance will occur upon business combination without the payment of additional consideration and (ii) the number of shares included in the units offered hereby will be deemed to be 22,000,000 (consisting of 20,000,000 shares included in the units we are offering by this prospectus and 2,000,000 shares underlying the outstanding rights), and the price per share in this offering will be deemed to be $10.00. After giving effect to the sale of 20,000,000 shares of Class A common stock included in the units we are offering by this prospectus (or 23,000,000 shares of Class A common stock if the underwriters’ over-allotment option is exercised in full), the sale of 800,000 private units (or 890,000 private units if the underwriters’ over-allotment option is exercised in full) and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at December 31, 2021 would have been $5,000,001 or $0.47 per share (or $5,000,001 or $0.42 per share if the underwriters’ over-allotment option is exercised in full), representing an immediate increase in net tangible book value (as decreased by the value of the approximately 18,932,916 shares of Class A common stock, which is the maximum number of Class A common stock that may be redeemed for cash to effect a business combination, and assuming no exercise of the underwriters’ over-allotment option) of $0.56 per share to our sponsor and an immediate dilution to public stockholders from this offering will be $9.53 per share or 95.3% to our public stockholders not exercising their redemption rights. The dilution to new investors if the underwriters exercise their over-allotment option in full would be an immediate dilution of $9.58 per share or 95.8%.
The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units and the private warrants:
	Without Over-allotment	With Over-allotment
Public offering price	$10.00	$10.00
Net tangible book value (deficit) before this offering	(0.09)	(0.09)
Increase attributable to public stockholders	0.56	0.51
Pro forma net tangible book value after this offering and the sale of the private units	$0.47	$0.42
Dilution to public stockholders	$9.53	$9.58
Percentage of dilution to stockholders	95.3%	95.8%
The following table sets forth information with respect to our existing stockholders and the public stockholders:
	Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Initial Stockholders(1)	6,666,667	22%	$25,000.00	0.01%	$.004
Private units(2)	800,000	3%	8,000,000	3.85%	$10.00
Public Stockholders(3)	22,000,000	75%	200,000,000	96.14%	$9.09
	29,466,667	100.0%	$208,025,000	100.0%

(1)
Assumes the over-allotment option has not been exercised and an aggregate of 1,000,000 founder shares have been forfeited as a result thereof.

(2)
Assumes the over-allotment option has not been exercised and an aggregate of 90,000 private units have not been purchased as a result thereof.

(3)
Assumes the issuance of 2,000,000 shares underlying the rights.

Our amended and restated certificate of incorporation will provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we do not then become subject to the SEC’s “penny stock” rules). Accordingly, we have calculated pro forma net tangible book value in the table below assuming that holders of approximately 86.1% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account. The pro forma net tangible book value (subject to the assumption described above) per share after this offering is calculated as follows:
	Without Over- allotment	With Over- allotment
Numerator
Net tangible book value (deficit) before this offering	(680,624)	(680,624)
Net proceeds from this offering and sale of the private units	203,200,000	233,500,000
Plus: Offering costs accrued for or paid in advance, excluded from tangible book value before this offering	703,079	703,079
Less: Deferred underwriting commissions	(7,000,000)	(8,050,000)
Less: Assumed maximum proceeds available for redemption to effect a business combination	(191,222,454)	(220,472,454)
	$5,000,001	$5,000,001
Denominator
Shares of common stock outstanding prior to this offering	7,666,667	7,666,667
Less: Shares of common stock forfeited if over-allotment is not exercised	(1,000,000)	—
Shares of common stock included in the private placement	800,000	890,000
Shares of common stock included in the units offered	20,000,000	23,000,000
Shares of Class A common stock underlying the rights to be included in the public units	2,000,000	2,300,000
Less: Maximum shares that may be redeemed to effect a business combination(1)	(18,932,916)	(21,828,955)
	10,533,751	12,027,712

(1)
If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, executive officers or their affiliates may purchase public shares, rights or warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. In the event of any such purchases of our shares prior to the completion of our initial business combination, the number of common stock subject to redemption will be reduced by the amount of any such purchases, increasing the pro forma net tangible book value per share.

CAPITALIZATION
The following table sets forth our capitalization at December 31, 2021 and as adjusted to give effect to the sale of our units and the private units and the application of the estimated net proceeds derived from the sale of such securities:
	December 31, 2021
	Actual	As Adjusted(1)
Note payable to related party(2)	125,000	—
Deferred underwriting commissions	—	7,000,000
Class A common stock, $0.0001 par value, 0 and 20,000,000 shares which are subject to possible redemption, actual and as adjusted, respectively(3)	—	178,650,229
Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized, actual and as adjusted; 0 shares issued and outstanding, actual and as adjusted	—	—
Class A common stock, $0.0001 par value, 100,000,000 shares authorized; 0 shares issued and outstanding (actual); 800,000 shares issued and outstanding (excluding 20,000,000 shares subject to redemption) (as adjusted)	—	80
Class B common stock, $0.0001 par value, 10,000,000 shares authorized, actual and as adjusted; 7,666,667 and 6,666,667 shares issued and outstanding, actual and as adjusted, respectively(4)	$767	667
Additional paid-in capital(5)(6)	24,233	16,870,944
Accumulated deficit	(2,546)	(2,546)
Total stockholders’ equity	22,454	16,869,145
Total capitalization	$147,454	$202,519,374

(1)
Assumes the over-allotment option has not been exercised.

(2)
Represents amount outstanding under the $350,000 promissory note issued by our sponsor. The note is non-interests bearing and is payable on the earlier of May 15, 2022, or the consummation of this offering.

(3)
Upon the consummation of our initial business combination, we will provide our stockholders (but not our sponsor, initial stockholders, officers or directors) with the opportunity to convert or sell their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination, including interest not previously released to us (less taxes payable), subject to the limitations described herein whereby our net tangible assets will be maintained at a minimum of $5,000,001. The actual number of shares that may be converted/sold may exceed this amount provided that we have net tangible assets of at least $5,000,001 immediately prior to or upon consummation of the business combination. The “as adjusted” amount is presented net of proceeds allocated to the public warrants and net of allocated transaction costs related to this offering. The Class A common stock subject to possible redemption contain redemption rights that make them redeemable by our public stockholders. Accordingly, they are classified within temporary equity in accordance with the guidance provided in ASC 480-10-S99-3A, and will be subsequently accreted to redemption value.

(4)
Assumes the over-allotment option has not been exercised and an aggregate of 1,000,000 founder shares have been forfeited as a result thereof.

(5)
The “as adjusted” additional paid-in capital includes the actual additional paid-in capital, after adjustment for the assumed forfeiture of 1,000,000 founder shares, the proceeds allocated to the public warrants, proceeds allocated to the rights, and the proceeds from the private placement.

(6)
The Company evaluated the public and private warrants and rights as either equity-classified or liability-classified instruments based on an assessment of the warrants’ specific terms and applicable authoritative guidance in FASB ASC Topic 480, “Distinguishing Liabilities from Equity” (“ASC 480”)

and FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). Pursuant to such evaluation, the Company concluded that the public and private warrants and rights do not meet the criteria to be accounted for as liability under ASC 480. The Company further evaluated the public and private warrants and rights under “ASC 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity” (“ASC 815-40”) and concluded that the public warrants and private placement warrants and rights meet the criteria to be classified in stockholders’ equity. The public warrants and rights will be allocated a portion of the IPO proceeds based on relative fair value basis. The private warrants will be allocated a portion of the proceeds from the issuance of the private units on a relative fair value basis. The public and the private warrants and rights will not be remeasured every reporting period.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS
We were formed on May 14, 2021 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more target businesses. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region although we currently intend to focus on target businesses in the clean and sustainable energy industry. We intend to utilize cash derived from the proceeds of this offering, our securities, debt or a combination of cash, securities and debt, in effecting a business combination. The issuance of additional shares of common stock or preferred stock:
•
may significantly reduce the equity interest of our stockholders;

•
may subordinate the rights of holders of shares of common stock if we issue shares of preferred stock with rights senior to those afforded to our shares of common stock;

•
will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

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may adversely affect prevailing market prices for our securities.

Similarly, if we issue debt securities, it could result in:
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default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

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acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;

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our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

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our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding;

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our inability to pay dividends on our common stock;

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using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, our ability to pay expenses, make capital expenditures and acquisitions, and fund other general corporate purposes;

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limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

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increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

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limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, and execution of our strategy; and

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other purposes and other disadvantages compared to our competitors who have less debt.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.
We are an emerging growth company as defined in the JOBS Act. As an emerging growth company, we have elected to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates exceeded $250 million as of the last business day of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates equals or exceeds $700 million as of the last business day of that year’s second fiscal quarter.
Results of Operations and Known Trends or Future Events
We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.
Liquidity and Capital Resources
As indicated in the accompanying financial statements, at December 31, 2021, we had $33,912 in cash and a working capital deficiency of $680,624. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management plans to address this uncertainty through this offering. We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.
Our liquidity needs have been satisfied to date through the payment of certain of our deferred offering costs with the $25,000 purchase price of the founder shares and undrawn loans from our sponsor in an aggregate amount of $350,000, $125,000 of which has been drawn upon as of December 31, 2021, as more fully described below. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $800,000 and underwriting discounts and commissions of $4,000,000, excluding the deferred portion (or $4,600,000 if the over-allotment option is exercised in full and excluding the deferred portion) and (ii) the sale of the private units for a purchase price of $8,000,000 (or $8,900,000 if the over-allotment option is exercised in full) will be $203,200,000 (or $233,500,000 if the over-allotment option is exercised in full). Of this amount, $202,000,000 (or $232,300,000 if the over-allotment option is exercised in full) will be held in the trust account. The remaining $1,200,000 will not be held in trust.
We may use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto.
We may withdraw interest to pay our taxes. We estimate our annual franchise tax obligations based on the number of shares of our common stock authorized and outstanding after the completion of this offering, which we may pay from funds from this offering held outside of the trust account or from interest earned on the funds held in the trust account and released to us for this purpose. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. We expect the interest earned on the amount in the trust account will be sufficient to pay our income taxes. To the extent that our equity or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.
To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.
We believe that, upon consummation of this offering, the approximate $1,200,000 of net proceeds not held in the trust account will be sufficient to allow us to operate for at least the next 15 months (or up to 18 months if we extend the period of time to consummate our initial business combination in accordance with the terms described in this prospectus), assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We anticipate that we will incur approximately:
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$700,000 of expenses for directors and officers insurance premiums;

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$350,000 of expenses for the search for target businesses and for the legal, accounting and other third-party expenses attendant to the due diligence investigations, structuring and negotiating of a business combination;

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$100,000 of expenses in legal and accounting fees relating to our SEC reporting obligations; and

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$50,000 of other miscellaneous expenses.

If our estimates of the above costs are less than the actual costs, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to redeem a significant number of our public shares upon consummation of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. We do not have a maximum debt leverage ratio or a policy with respect to how much debt we may incur. The amount of debt we will be willing to incur will depend on the facts and circumstances of the proposed business combination and market conditions at the time of the potential business combination. At this time, we are not party to any arrangement or understanding with any third party with respect to raising additional funds through the sale of our securities or the incurrence of debt. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business combination. In the current economic environment, it has become especially difficult to obtain acquisition financing. Additionally, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.
Related Party Transactions
On August 17, 2021, our sponsor purchased an aggregate of 5,750,000 founder shares for an aggregate purchase price of $25,000 or approximately $0.004 per share. On February 7, 2022, we effected a 1:1.33333339 stock split of our Class B common stock, resulting in our initial stockholders holding 7,666,667 founder shares, up to 1,000,000 of which are subject to forfeiture by our initial stockholders depending on the extent to which the underwriters’ over-allotment option is exercised, such that our initial stockholders will continue to own 25% of our issued and outstanding shares after this offering (not including the private units described below and assuming the initial stockholders do not purchase units in this offering). If we increase or decrease the size of this offering, we will effect a capitalization or stock repurchase or redemption or other appropriate mechanism, as applicable, with respect to our shares of Class B common stock immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 25% of our issued and outstanding common stock upon the consummation of this offering.
Affiliates of our sponsor have agreed to loan us up to $350,000 in non-interest bearing loans to cover offering expenses we may incur in connection with this offering. As of December 31, 2021, we had borrowed an aggregate of $125,000 under the loan. The loan is evidenced by a promissory note and is payable without interest on the earlier to occur of May 15, 2022 or the consummation of this offering. If the offering is consummated, the loan will be repaid out of the proceeds of this offering not being placed in trust.
Our sponsor has committed that it or its designees will purchase an aggregate of 800,000 private units at $10.00 per private unit (for a total purchase price of $8,000,000) from us. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. They have also agreed that if the over-allotment option is exercised by the underwriters in full or in part, they and/or their designees will purchase from us an additional number of private units (up to a maximum of 90,000 private units at a price of $10.00 per private unit) necessary to maintain in the trust account $10.10 per unit sold to the public in this offering. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option.
We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, in order to finance transaction costs in connection with an intended initial business combination, our sponsor, initial stockholders, officers, directors or their affiliates may, but are not obligated to, loan us funds as may be required. If we consummate an initial business combination, we would repay such loaned amounts; provided that up to $1,500,000 of such loans may be convertible into units of the post business combination entity at a price of $10.00 per unit at the option of the lender. The units would be identical to the private units. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment.
Controls and Procedures
We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2023. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Target businesses we may consider for a business combination may have internal controls that need improvement in areas such as:
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staffing for financial, accounting and external reporting areas, including segregation of duties;

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reconciliation of accounts;

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proper recording of expenses and liabilities in the period to which they relate;

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evidence of internal review and approval of accounting transactions;

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documentation of processes, assumptions and conclusions underlying significant estimates; and

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documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.
Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk
The net proceeds of this offering, including amounts in the trust account, will be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.
Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results
As of the date of this prospectus, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS
We are a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target.
While our efforts to identify a prospective target business will not necessarily be limited to a particular industry, sector or region, we intend to capitalize on the expertise of our management team, board and advisors (collectively, our “Team”) in the clean and renewable energy industry. Our goal is to identify and pursue businesses that participate in the global energy transition ecosystem that are facilitating the way that energy is produced, stored, transmitted, distributed and consumed, all while reducing or mitigating greenhouse gas emissions. We will focus on companies that serve key and evolving segments in the clean energy ecosystem, including those involved in carbon, hydrogen, sustainable agriculture, and renewable energy, which are becoming increasingly intertwined. Additional areas of focus will include, but not be limited to, energy storage, distributed energy, zero-emission transportation, carbon utilization, low or carbon-free industrial applications and sustainable manufacturing.
We believe that clean energy and sustainability solutions are revolutionizing many traditional industries and creating numerous investment opportunities which are soundly driven by important long-term global trends, such as the cost of carbon emissions, regulatory incentive programs, and consumers’ increasing value placed on clean energy products and services, in addition to advancements in technology providing for more cost-effective solutions and alternatives to fossil fuels. We believe that the regulatory frameworks incentivizing the adoption of sustainable practices and technologies will become increasingly favorable to the sectors that we are targeting. These trends provide long-term benefits for companies that develop and distribute services and products that take part of an integrated approach to the continued decarbonization of the economy.
We intend to target the growth-oriented subsectors of the clean and sustainable energy industry that present particularly attractive investment opportunities. We will have a global focus in our approach. We do not intend to acquire early stage start-up companies, companies with speculative business plans or companies that are excessively leveraged. We are not, however, required to complete our initial business combination with a clean and sustainable energy business and, as a result, we may pursue a business combination beyond that sector and scope. We will seek to acquire high-quality businesses that can generate attractive, risk-adjusted returns for stockholders.
Our objective is to generate attractive returns and create value for our stockholders by applying our strategy of capitalizing on the experience, operational and financial expertise and contacts of our Team. Our Team has particular deep experience and expertise in SPACs, clean and sustainable energy investing, M&A, financing, initial public offerings, private equity and venture capital. Our Team includes executives who have successfully invested in businesses around the world. We will seek to capitalize on the significant clean energy experience and contacts of Aaron Ratner, our Chief Executive Officer, Martha Ross, our Chief Financial Officer and Chief Operating Officer, Nicholas Parker, the Chairman of our Board of Directors, and Candice Beaumont, Bradford Allen and Michael Vahrenkamp, our other board members, to identify, evaluate, acquire and operate a target business. We will also call on the deep experience and global networks of our advisors. We will look to acquire and manage a business that can benefit from our Team’s global experience within the clean and sustainable energy sectors and related areas. If we elect to pursue an investment outside of the clean and sustainable energy industry, our management’s expertise related to that industry may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding that industry might not be relevant to an understanding of the business that we elect to acquire.
Our Team
Aaron T. Ratner serves as our Chief Executive Officer. Mr. Ratner brings over 20 years of global investment and development experience. Since 2022 he has been an Advisor to Cross River Infrastructure Partners. From July 2020 to January 2022, Mr. Ratner was the President of Cross River Infrastructure

Partners LLC, a platform of development companies deploying climate technology into sustainable infrastructure projects across carbon capture, hydrogen, advanced small modular nuclear energy, and sustainable alternative protein . From November 2017 to present, Mr. Ratner has served as the ClimateTech Venture Partner at Vectr Ventures (“Vectr”), a Hong Kong-based venture capital investment fund manager. While at Vectr he has led investments in carbon utilization and transformation, pollination technology and sustainable protein production. From June 2016 to April 2020, Mr. Ratner was the Director and then the Managing Director, and Head of Origination, of Ultra Capital LLC, a sustainable infrastructure project finance investment fund manager. During that time, he led the firm’s activity in renewable natural gas and agriculture waste-to-value. From November 2014 to June 2016, Mr. Ratner was a Developer in Residence at Generate Capital, a sustainable infrastructure investment company based in San Francisco. While at Generate Capital he led investments in renewable natural gas and organic carbon production. From October 2012 to December 2014, Mr. Ratner was the President of i2 Capital Group, an impact investment merchant bank, where he worked on land conservation and mitigation banking, including the Sweetwater River Conservancy, at the time one of the largest mitigation banking projects in the United States. From May 2008 to December 2014, Mr. Ratner was a Managing Partner of Laguna Capital Partners, a principal investment and advisory firm based in Los Angeles, where he focused on technology and consumer startups. From 2000 to 2005, Mr. Ratner was an Associate with Simon Murray & Company, a multi-strategy investment firm based in Hong Kong, SAR. Mr. Ratner began his career in 1999 as an analyst in the Technology Investment Banking Group at Merrill Lynch in Palo Alto, California, where he worked on financings for Internet Capital Group, Webvan and other early internet companies. Mr. Ratner holds a B.A. degree in Economics from University of Pennsylvania, and a Master’s of Science in Management from the Stanford University Graduate School of Business.
Martha F. Ross serves as our Chief Financial Officer and Chief Operating Officer. Ms. Ross brings over 25 years of global financial, strategic growth and accounting leadership experience in tech, manufacturing, communications, banking and electric power generation, including expertise in various government-funded and regulated industries. Her career expertise is helping organizations scale through high growth and high change, whether organically, through mergers and acquisitions or significant business model changes involving outside investors. From January 2021 to present, she has been founder and Chief Executive Officer of Renaissance Knowledge LLC, specializing in chief financial officer, chief operations officer and business process improvement consulting. From May 2017 to October 2020, Ms. Ross served as Chief Financial Officer for the Housing Authority of the City of Austin, with annual revenues over $540 million, where she drove strategies aimed at safeguarding property, investments and funds to improve governance for more than 20,000 residents. She also led operational and programmatic finance strategy, focusing on infrastructure modernization, to meet the needs of the fastest growing metropolitan city in America. From 2012 to 2016, Ms. Ross served as Chief Financial Officer, U.S. Central Region, for Hill and Knowlton Strategies, a subsidiary of WPP plc (NYSE: WPP), where she oversaw reporting to the parent company for their public reporting and streamlining and strengthening accounting, financial reporting, Sarbanes-Oxley and internal audit controls. From 2004 to 2011 she was Business Unit Manager for Wholesale Power Services and Shared Services at the Lower Colorado River Authority, supporting $1.2 billion in revenues and $4.7 billion in assets, including budgeting and capital planning for electric power generation. Previously, she held various financial leadership roles while working at Dell Inc. for nine years while it was publicly traded on Nasdaq, during which time she was responsible for global commercial account revenues, working with external auditors and financial reporting. She started her career in banking as a commercial lender in a holding company since acquired by Chase. Ms. Ross is a Texas Certified Public Accountant based in Austin, is an active member of the American Institute of Certified Public Accountants and is designated as an International Mergers and Acquisitions Professional by the Institute for Mergers Acquisitions and Alliances. She attended The University of Texas and obtained both a Bachelor’s in Business Administration in Accounting and a Master’s in Science in Technology Commercialization.
Our Board members
Nicholas Parker serves as our Executive Chairman. Since 2002, Mr. Parker has served as Chairman of Toronto-based Parker Venture Management Inc., a private company through which he controls investments in, and advises on, clean and smart technology businesses and platforms globally, including previously serving as chairman of UGE International LTD (TSX:UGE), a public solar renewable energy development company. From January 2014 to September 2019, Mr. Parker served as Managing Partner of Global

Acceleration Partners Inc., an Asia-focused technology cooperation platform in the energy, environment and water sectors. From 2002 to 2013, Mr. Parker was Co-founder and Executive Chairman of Cleantech Group LLC, a San Francisco-based research and consulting and convening firm that created and served the worldwide cleantech innovation community, which he successfully sold in 2009, with partial turnout through 2011. During his tenure at Cleantech Group, its startup clients raised over $6 billion from investors. From 1999 to 2004, Mr. Parker was Co-founder and Principal of Emerald Technology Ventures, a leading trans-Atlantic venture manager focused on energy and resource productivity. During this period, Mr. Parker led an investment in Evergreen Solar, which in 2000 became the second solar initial public offering to be listed on Nasdaq. From 1996 to 1999, Mr. Parker was Senior Vice President of Environmental Capital Corporation, a Boston-based investment company majority-owned by Maurice Strong and his family. Mr. Parker started his business career in 1988 as Co-founder and President of The Delphi Group, one of Canada’s leading environmental strategy firms, through which he built and sold its London-based corporate finance arm. Mr. Parker holds a B.A. Hons in Technology Studies from Carleton University and a Master’s in Business Administration in International Business from the CASS Business School, London.
Candice Beaumont serves as a member of our board of directors. Beginning in October 2020, Candice Beaumont began to serve as an Advisor to Springwater Special Situations Corp. (NASDAQ: SWSSU), a special purpose acquisition company formed to effectuate a merger or similar transaction with one or more businesses, which completed its initial public offering on August 25, 2021 and is currently searching for an initial business combination. Ms. Beaumont has served since 2016 as Chairman of the Salsano Group, a Panama based family office and conglomerate invested in private equity. From 2003 to present, Ms. Beaumont has served as Chief Investment Officer of L Investments, a single-family office invested in public and private equity. She speaks at numerous family office and investment conferences globally, including the Stanford University Graduate School of Business Global Investor’s Forum, is a NYU Stern Family Office Council member serving on the Steering Committee, and is an Advisory Board member of the Family Office Association. From 2012 to 2014, Ms. Beaumont was a member of the Board of Directors of I2BF Venture Fund II, a Dubai Financial Services Authority regulated clean tech venture capital firm with offices in Dubai, New York and London. Ms. Beaumont remains committed to community and philanthropic causes and serves on the International Council of Advisors for Global Dignity, a charity founded by Crown Prince Haakon of Norway to foster global respect and dignity across all borders, genders, religions and races. Ms. Beaumont was part of the Milken Young Leaders Circle and is a member of the Milken Institute, as well as an active member of Young Presidents Organization. She started her career in Corporate Finance at Merrill Lynch in 1996 and worked as an investment banker at Lazard Frères from 1997 to 1999, during which time she executed over $20 billion of merger and acquisition advisory assignments. Ms. Beaumont also worked in private equity at Argonaut Capital from 1999 to 2001. Ms. Beaumont obtained a Bachelor in Business Administration from the University of Miami, graduating first in her class with a major of International Finance & Marketing. Ms. Beaumont was Captain of the University of Miami varsity tennis team, where she earned Academic All American honors, and is also a former world-ranked professional tennis player. She completed Global Leadership & Public Policy for the 21st Century at Harvard Kennedy School in 2015. Ms. Beaumont was honored by Trusted Insight as one of the Top 30 Family Office Chief Investment Officers in 2017 and as a Young Global Leader by the World Economic Forum in 2014. Ms. Beaumont has a broad network of relationships, including investors in private and public equity, leading venture capital firms with compelling pre-initial public offering companies and has expertise sourcing deals, evaluating private and public businesses, and conducting detailed due diligence and risk management.
Bradford Allen serves as a member of our board of directors. Mr. Allen is a seasoned financier, entrepreneur, and business executive, having spent the past 35 years in senior roles at various firms in New York, Los Angeles and Hong Kong. Mr. Allen’s experience in finance covers private wealth management, investment banking and venture capital, and has involved fund raising as well as mergers and acquisitions. As an entrepreneur, Mr. Allen has founded, funded and successfully exited three companies — BuyGolf.com, eFederal and NextVR — in the technology, e-commerce and enterprise software sectors. From August 2020 to present, Mr. Allen has served as Executive Chairman of Vaunt Inc., a leading sports and entertainment intellectual property development company. At Vaunt Inc., he is responsible for corporate strategy, strategic partnerships and all financings of the company. From September 2020 to present, Mr. Allen has served on the board directors of Duddell Street Acquisition Corp. (Nasdaq: DSAC), a special purpose acquisition company focused on global companies in fintech, telecom, media and technology, healthcare, and consumer sectors with Asian growth potential. Mr. Allen previously served as Chairman and Chief Executive Officer of

Vaunt Inc. from August 2018 to August 2020. Mr. Allen co-founded a leading virtual reality technology company, NextVR, which was acquired in 2020 by Apple Inc. From May 2014 to January 2018, he served as Executive Chairman of NextVR. Mr. Allen graduated from Villanova University with a Bachelor’s degree in Business Administration.
Michael R. Vahrenkamp serves as a member of our board of directors. Mr. Vahrenkamp brings over 25 years of international technology and environmental services experience as a company builder and developer, a cultural relationship builder and innovative solution finder. From August 2018 to April 2020, he served as a Co-founder of ecoworks GmbH, where he started and developed a construction solution provider targeting the refurbishment of multifamily houses in Germany to a net zero standard using a serial pre-production approach. Prior to ecoworks GmbH, from December 2015 to April 2018, Mr. Vahrenkamp worked as an investment manager with the Green Growth Fund 1 on financial restructuring towards triple bottom line results (focusing on social and environmental concerns), international expansion, cultural bridging and team efficiency. From 2010 to 2015, as Chief Executive Officer of STEAG Energy Services do Brasil, he developed the local service company into an established regional service provider and project developer with a strategic shift towards renewable energies, especially large biomass, industry scale cogeneration and small solar and hydro energy generation plants in Brazil, Argentina and Chile. Previously, from 2004 until 2009, Mr. Vahrenkamp ran his own investment and service company, econetworks ltda., where he invested as an angel and seed investor in technology companies and projects, and where he led the M&A and post-merger integration process of two industrial water service companies into the FOXX HAZTECH Group. From 1997 to 2003, as Chief Technology Officer and Chief Executive Officer of Globaststar do Brasil, an EADS and LORAL Space company, he implemented and operated a low-earth-orbit satellite telephony and data network services in Brazil. Mr. Vahrenkamp is based in Berlin, Germany, where he holds a Master’s of Science degree in Aerospace Engineering from the University of Oklahoma, and is a long time Young Presidents’ Organization member.
Our Advisory Board
Alex Greystoke serves as a member of our Advisory Board and is one of our founders. Mr. Greystoke is a successful serial entrepreneur with a breadth of skills in a diverse range of industries. He is a founder and member of the advisory board of Goal Acquisitions Corp. (Nasdaq: PUCKU), a special purpose acquisition company that raised $258 million through its initial public offering in February 2021 and is focused on acquiring a company in the sports entertainment industry. Mr. Greystoke is also on the board of Springwater Special Situations Corp (Nasdaq: SWSSU), a special purpose acquisition company that raised $168 million through its initial public offering in August 2021 and is focused on acquiring a company in the European special situation sector. Mr. Greystoke is the founder of multiple artificial intelligence technology companies including TripChamp, VacationChamp and TravelChamp. He is the inventor of three granted artificial intelligence patents, with eight pending patent applications. Mr. Greystoke is also an investor in real estate, food and beverage, technology and other sectors. Mr. Greystoke founded HSC, a boutique corporate finance business that raises money for and helps emerging companies commercialize in a range of sectors including technology, energy, healthcare and consumer products, and advises a number of family offices globally, utilizing his wide network of partners throughout Asia, Europe, the Middle East and the U.S. In early 2000s, Mr. Greystoke has served on the boards of directors of numerous companies in the education, technology, artificial intelligence and renewable energy spaces, and has served as the Chairman to Asia Medical Glass listed in the United Kingdom.
David Saab serves as a member of our Advisory Board and is one of our founders. Mr. Saab is a successful serial entrepreneur in different businesses and has extensive experience in the financial industry. He started his career in January 2005 working in fixed income trading at JP Morgan. He then worked for Rothschild multi-asset solutions from December 2007 to June 2011, managing portfolios for international institutional clients and Ultra High Net Worth clients. He rejoined JP Morgan in 2011 and became one of the youngest Managing Directors in the private bank. He was elected Fixed Income personality of the year in the United Kingdom in 2017. In 2018, Mr. Saab cofounded Aperture Investors, in which Generali Investments committed a $4 billion seed investment. Aperture Investments was a new asset manager aiming to disrupt the financial market by aligning fees paid by the clients with performance generated by portfolio managers. More recently, in May 2021 he established Alumia, a platform that helps asset managers raise assets in the international market. Mr. Saab acts as an advisor to a large number of institutional investors and family offices around the world. He successfully worked on very complex transactions in different sectors, helping principals sell or restructure their businesses. He is co-founder and director of several financial companies, including UFP Jump Start and Alumia SMRF.
Pandia C. “Pace” Ralli serves as a member of our Advisory Board. Mr. Ralli brings over 20 years in the clean energy and infrastructure industry, with experience in investing in, operating, and founding companies focused on the energy transition of large industrial sectors. From 2012 to present, Mr. Ralli has served as Co-founder and Chief Executive Officer of Clean Marine Energy LLC, which builds supply and distribution infrastructure of clean fuels for ships. Since 2018, Mr. Ralli also serves as Co-founder and Chief Executive Officer of SWITCH Maritime LLC, which is building the first fleet of zero-carbon vessels in North America, with a scheduled launch this year of the world’s first ship powered entirely by a hydrogen fuel cell. Since 2017, he has also served as Co-Founder and Principal of MidOcean Wind LLC, which is building specialized vessels needed to construct and maintain offshore windfarms in the United States. Prior to his work in the maritime sector, Mr. Ralli served from 2011 to 2013 as Principal at Scientific Conservation Inc., focused on energy efficiency financing of large commercial and industrial buildings to unlock large-scale emissions reductions in commercial real estate, and from 2009 to 2011 as Manager at Pacific Gas & Electric, the largest utility in California. He currently serves on the board of directors of Polaris New Energy LLC and Northstar Terminals LLC, a marine terminals investment platform with Oaktree Capital, and holds several advisory roles with climate-tech and decarbonization-related startups. Mr. Ralli is based in Jackson, Wyoming, and received his Bachelor’s degree from Middlebury College and Master’s in Business Administration from Tuck School of Business at Dartmouth College.
Claire Le Louët serves as a member of our Advisory Board. Mrs. Louët brings over 20 years of global strategy, growth, finance and digital experience from some of the world’s leading companies within the Energy and Infrastructure sectors. From 2020 to present, Mrs. Le Louët has served TotalEnergies EV Charging Services as Head of business-to-consumer business development for Europe. She is focusing on launching new services and equipment for residential and offsite EV charging experiences throughout Europe. Prior to TotalEnergies EV Charging Services, from 2016 to 2020, Mrs. Le Louët spent four years at TotalEnergies Marketing and Services where she served as Chief Acceleration Officer for Digital and Innovation. She set up 25 early-stage entrepreneurial start-ups focusing on new digital services related to smart mobility, retail and new energies, including solar, hydrogen and biogas. Mrs. Le Louët was previously Lead Internal Auditor for TotalEnergies SE main infrastructure projects and affiliates worldwide. From 2013 to 2016, she successfully conducted internal control reviews in Africa and Asia and contributed to improving their governance methods, tools and recommendations effectiveness. Throughout her career at TotalEnergies, Mrs. Le Louët has also served as Country Sales Manager, member of the ExCom of TotalEnergies in Tunisia from 2011 to 2013, Strategic Project Lead for acquisitions and divestments for TotalEnergies Africa from 2008 to 2011, Deputy Chief Economist for TotalEnergies SE from 2005 to 2008 and Financial Market analyst from 2004 to 2005. Mrs. Le Louët also previously worked from 2002 to 2003 within the banking industry as associate for Royal Bank of Scotland on debt capital markets in London and from 2002 to 2003 project and from 2000 to 2001, in structured finance for Dexia in New York. She currently holds several investment roles with various startups. Mrs. Le Louët is based in Paris, France and graduated from HEC and IFA (French Director Institute).
Matthew L. Scullin serves as a member of our Advisory Board. Dr. Scullin is a materials entrepreneur who has pioneered several new materials into commercialization. He is currently Chief Executive Officer at MycoWorks, the leader in the field of fine mycelium materials. In 2008, Dr. Scullin founded Alphabet Energy, the leader in the field of thermoelectric products for waste-heat recovery, and sold that company in 2019. As its Chief Executive, Dr. Scullin led Alphabet Energy from initial concept through technology development and revenue growth for the world’s first commercial thermoelectric waste-heat recovery generators. Dr. Scullin has extensive experience developing strategic corporate partnerships and selling into industries including fashion, luxury, oil and gas, automotive, steel, process heating, defense and consumer hardware, as well as in team-building, intellectual property, product management and venture financing. Dr. Scullin has raised over $125 million from leading worldwide venture, corporate, private equity, angel and debt investors. He has won numerous awards for innovation and entrepreneurship, including the World Economic Forum Technology Pioneer award, and was named to Forbes 30 Under 30. Prior to founding Alphabet Energy, Inc., Dr. Scullin held positions at X/Seed Capital, IBM and General Motors. He received his Ph.D. from the

University of California, Berkeley in Materials Science where his work was highly cited in leading scientific journals, including Nature Materials, and a B.S.E. in Materials Science from the University of Pennsylvania, Magna Cum Laude.
Volckert R. van Reesema serves as a member of our Advisory Board. Mr. van Reesema brings over 20 years of experience in the transportation and energy sectors, with specialized experience in investing in, operating, and owning companies in the U.S. maritime transportation industry. From 2007 to present, Mr. van Reesema has served as Co-founder and Principal of Mid Ocean Marine LLC, which currently owns VanEnkevort Tug & Barge, Inc., the dry bulk ship owning and operating company with the most modern fleet on the Great Lakes. MidOcean Marine LLC has owned up to 15 vessels at one time, in wide-ranging maritime sectors such as dry-bulk, tanker, car carrier, heavy-lift and offshore wind vessels. Prior to founding Mid Ocean Marine LLC, from 2004 to 2007, Mr. van Reesema served as Manager at Strong Vessel Operators, a commercial ship owner and operator, where he worked in the Liner Services Department. Mr. van Reesema began his career in 2000 at PepsiCo in their three year management training program focusing on sales, operations and logistics. Mr. van Reesema sits on the boards of directors of Kerrco, a privately held Oil & Gas company based in Houston, and MarineCo, a privately held holding company with numerous industrial and maritime interests, and is Principal and Investment Committee member of Vareco Holdings. Mr. van Reesema is based in Rowayton, Connecticut, and received his Bachelor’s degree from Boston University’s School of Management in 2000.
Wissam Anastas serves as a member of our Advisory Board. Mr. Anastas brings over 20 years of global banking and investment experience in the energy transition from some of the world’s most reputable companies including Paribas, SocGen, UBS and Deutsche Bank Asset Management. From April 2018 to present, Mr. Anastas has been serving as one of the Co-founders and Executive Board Members of Amarenco Mena, an Independent Power Producer with a solar focus. Mr. Anastas was involved in defining the strategy in the region and support in developing the business that has operations now in five countries and a pipeline of in excess of 2GW. Since June 2018, Mr. Anastas also has served as Managing Partner of a London based merchant bank DSEL (with a parent listed on the TSX) that is focused on high growth real assets in the energy transition. Since September 2019, Mr. Anastas has also been responsible for the investment in EMP, a highly experienced wind energy developer focused on Northern Europe with an excess of 500MW of pipeline. From August 2011 to March 2017, Mr. Anastas spent seven years at Deustsche Bank Asset & Wealth Management as Co-Head of the Global Infrastructure Fund amongst other Investment Committee roles in the Private Equity & Private Markets platform. He was responsible for the fund raise, the origination of investments and the fund management. The co-mingled fund deployed in excess of $200 million across the energy and infrastructure sector globally. Since June 2016, Mr. Anastas has sat on the Board of Directors of Energisme, an energy technology Saas/Paas business focused on big data and artificial intelligence. Mr. Anastas led the initial investment round, supported the growth and led the company’s listing on Euronext Growth in July 2020. Mr. Anastas holds an MSc in Civil Engineering from Ecole Nationale Superieure des Arts et Industries de Strasbourg and an MBA from INSEAD and has completed an executive program at Harvard Business School.
Ravé Mehta serves as a member of our Advisory Board. Mr. Mehta brings over 25 years of global technology, engineering, development and infrastructure construction experience. From 2016 to present, Mr. Mehta has been the Chairman of Water Ledger, a blockchain-based water offset credit platform and marketplace focused on building the carbon offset markets for water to help buffer the impacts of climate change on our diminishing water supplies and replenish critical river basins and water sheds around the world to combat the global water scarcity crisis. From 2012 to 2016, Mr. Mehta was the Chief Executive Officer of Mehta Group, an engineering and construction management firm focused on building water and transportation infrastructure for over 40 years, including roads, highways, bridges, airports and water systems. Mehta Group has completed over 850 infrastructure projects with over $40 billion of construction. Mr. Mehta continues to serve on the board of directors of Mehta Group. From 2008 to 2012, Mr. Mehta served as the Chief Executive Officer of GameCore, a technology company using their proprietary game engine and 3D simulation technology to simulate the design and construction of water and transportation infrastructure projects. From 2000 to 2008, Mr. Mehta was a Partner of Sun Ventures, a venture capital firm focused on investing in infrastructure based technology companies. Mr. Mehta began his career in 1994 as a survey rodman for MAI, the predecessor to Mehta Group, and worked his way up to a senior engineer.

Mr. Mehta holds a Bachelor’s in Science and a Master’s in Science in Civil Engineering from the University of Central Florida, and an Executive Master’s in Business Administration from Crummer Graduate School of Business at Rollins College.
Nicholaus Rohleder serves as a member of our Advisory Board. From April 2021 to present, Mr. Rohleder has served as the Co-Chief Executive Officer of New American Energy, a vertically integrated asset management firm focused on the clean & environmental technology sector. From July 2019 to March 2021, Mr. Rohleder served as a Portfolio Manager at New American Energy. Mr. Rohleder has held the position of Independent Director at waste remediation technology provider BioHiTech Global (NASDAQ: BHTG) since June 2020, clean technology focused investment bank Ardour Capital since January 2020, climate focused media platform Climate & Capital Media since April 2021, and energy infrastructure developer Lone Cypress Energy Services since January 2020. Mr. Rohleder has held the position of Chief Financial Officer at American Hydrogen since May 2021, an integrated carbon management company. Prior to this, Mr. Rohleder served as the Chief Operating Officer of Merit Holdings Group from November 2017 to July 2019, a private ESG investment firm focused on global public securities, commercial real estate debt and equity, and select venture capital. Prior to this, from 2016 to 2017, Mr. Rohleder served as an Analyst at Dwight Capital, a financial services and private investment firm encompassing real estate debt, asset-based lending, and fixed income fund management. Mr. Rohleder received a Master’s of Environmental Studies with a concentration in Environmental Engineering & Technology from the University of Pennsylvania and a Master’s of Science in Sustainability Management with a concentration in Environmental Economics from Columbia University.
Charles Ecalle serves as a member of our Advisory Board. Mr. Ecalle is a seasoned investment and business professional with 20 years of experience. Since July 2021, he has served as Co-founder and Managing Director at Alumia, a platform that helps asset managers raise assets in the international market. He is a serial entrepreneur and investor. Prior to Alumia, he was Head of Absolute Return funds from February 2013 to September 2019 managing liquid multi-asset portfolios and Head of Risk at Tailor AM from October 2019 to January 2021. Prior to joining Tailor AM, Mr. Ecalle was member of investment committee at Amundi Private Equity Fund and managed several private equity funds. Prior to Amundi Private Equity Fund, Mr. Ecalle was quantitative researcher at Société Générale, leading a team of econometricians from 2004 to 2007. He began his career in 2001 as a fixed income and currency trader for JP Morgan. Mr. Ecalle received a Master’s in Management from NEOMA Business School and an International Master’s in Business Administration from Cox Business School (Southern Methodist University). He also co-founded an independent advisory firm focusing on global macro and special situations opportunities. Due to his significant experience investing in liquid and illiquid assets, financial data and risk management, Mr. Ecalle has successfully advised Ultra High Net Worth clients, family offices, hedge funds and provided strategic advice to asset management groups.
Antonio Carlos Fernandes Rodrigues serves as a member of our Advisory Board. Since May 2018, Mr. Rodrigues has served as the Chairman of the board of directors of Casais Group, one of the largest construction sector in Portugal, which operates in 16 countries, with 4,500 employees and a turnover of €520M. Since May 2021, he has served as a member of the General Council of Minho University. Since May 2017, he has served on the board of directors of the Industrial Association of the Construction and Public Works; he is also a member of Young Presidents Organization, has been active in the construction industry sector since 2016 and has previously served as a District Delegate of the Northern Region Engineers Council. Since 2015, he has served as a Business Ambassador for the City of Braga and a member of the Strategic Council in the Institute of Science and Innovation for Bio-sustainability. He has served on the board of directors of the Center for Waste Value since 2012, and from 2012 to 2017, he was on the boards of directors of two companies that were successfully sold, Recivalongo and Retria, which are dedicated to recycling, waste to energy and waste management. From 2008 to 2013, he served as Chief Executive Officer of Casais Engineering and Construction, and Chairman from June 2013 to May 2018. Mr. Rodrigues started in 1995 as project manager in Casais Group, and has served in the roles of Commercial Director and Chief Operating Officer. Mr. Rodrigues holds a Master’s Degree in Civil Engineering from Minho University. In 2017, he successfully completed the Owner / President Management program from Harvard Business School.
Martin Gruschka serves as a member of our Advisory Board. Mr. Gruschka began his career in 1990 as a management consultant for a Deutsche Bank Group subsidiary, with a focus on East German

Privatization projects. Thereafter, he led the European media practice of Arthur D. Little, a global management consulting group, from 1996 to 1999. Having spent time as an associate director at Deutsche Morgan Grenfell’s media investment banking division, he co-founded Springwater Capital LLC in 2002, where he currently serves as Managing Partner. Mr. Gruschka is also Chief Executive Officer of Springwater Special Situations Corp. (Nasdaq: SWSSU), a special purpose acquisition company that raised $168 million through its initial public offering in August 2021 and is focused on acquiring a company in the European special situation sector. Mr. Gruschka has served as Chairman, President, board director and Chief Executive Officer of more than forty companies throughout Europe and the U.S. in a diverse range of sectors, including media and communications, aerospace, engineering, logistics, recycling, technology, tourism and business process outsourcing.
Olivier Pinard serves as a member of our Advisory Board. His experience in European real estate investment and asset management spans 20 years and stretches across the European, Middle Eastern and American continents. Since June 2019, Mr. Pinard has served as Founder and Chief Executive Officer of LogiSun, a Paris-based company dedicated to delivering green energy generating real estate as an investment product. Before founding LogiSun, Mr. Pinard was an investment director from January 2018 to May 2019 at RGreen Invest (over €1 billion under management), providing financing solutions for energy transition infrastructure projects. Between 2012 and 2017, Mr. Pinard served as Chief Operating Officer of Codeprim, where he focused on the buyout and restructuring of the company. Prior to that, he founded Avalon Investment Managers in 2008, advising on European transactions between 2009 and 2012. In 2008, Mr. Pinard worked with Arqaam Capital as associate director in charge of Real Estate Acquisitions. In 2005, the William Pears Group recruited Mr. Pinard to develop a European retail Real Estate portfolio, refinance existing assets and launch the first Healthcare portfolio. In 2003, he joined the Franco-Dutch fund Colbert Orco to oversee the Paris portfolio and collaborate with General Electric on new developments. Mr. Pinard started his career in Paris in 2000 at Archon Group, Goldman Sachs’ real estate subsidiary, where he was in charge of major real estate acquisitions such as the sale and leaseback of France Telecom assets (€2.8 billion). He holds a Master’s in Management from NEOMA Business school with a specialization in Finance from McMaster University in Canada (Dr Groote School of Business). He currently heads H.E.C Paris’ Entrepreneurship in a Digital Age Certificate program.
Ross McBride serves as a member of our Advisory Board. Mr. McBride is the Founder and President of Globalvestment Capital Partners, Montblanc Developments and The Management Performance Centre. Globalvestment Capital Partners is a boutique real estate and renewable energy investment bank he founded in 1991 that specializes in the buying, investing and selling of large income producing real estate, renewable energy and infrastructure assets globally working with institutional investors, private investors and developers. The company typically does an annual deal volume of $1 billion to $2 billion. Mr. McBride also continues to oversee his real estate development and investment company, as well as being a director on a number of for profit and non-profit organizations boards. In 2006, Mr. McBride started an internal management training division at Blackrock/Montblanc that eventually grew into The Management Performance Centre (“MPC”). MPC is a management training and development center that provides one to three day executive education courses to companies and organizations. His activities with MPC are focused on helping executives improve their business negotiation skills, public speaking and leadership abilities. In 1996, Mr. McBride started The Blackrock/Montblanc Group, a real estate development group that has developed and co-developed over 4,000 residential units. The various real estate companies that started within the Blackrock/Montblanc Group now employ over 1,000 full time staff. He is a member of the Canadian Association of Professional Speakers and the National Speakers Association. According to ratings published by Industry Surveys, Mr. McBride was the number one rated business speaker in Canada (and one of the top 100 business speakers in the world) for five years running (2004, 2005, 2006, 2007 and 2008) before he started limiting his global speaking engagements. He has been a member of the Young Presidents Organization since 1992 and has held the positions of Chapter Chairman, Education Chairman and Membership Chairman of the Young Presidents Organization — Ontario Canada Chapter (172 members). He has also been the European Co-Chair of the YPO Deal Network and is currently on the global executive board of the 4,200 member YPO Real Estate Industry Network where he serves as the Global Learning Officer. He is a member of the YPO Chapter Executive of YPO London Gold where he is currently the Mentoring Officer and is the incoming Chapter Chair of YPO London Gold; he is also a member of YPO Paris Chapter and just completed his role as YPO European Regional Chair for Gold Forums.

J. Alan Reid, Jr., CIMA, serves as a member of our Advisory Board. Mr. Reid brings more than 30 years of experience in asset management, brokerage and wealth management, providing strategic counseling to a wide range of clients, including industry groups, bulge bracket firms, family offices and startups. From June 2015 to present, Mr. Reid has served as the Founder and Managing Member of Reid Partners LLC, where he advises active family offices and entrepreneurs focused on disrupting industries. From January 2014 to present, he serves as Director of Arista Group, and its subsidiary Forward Ships, a Greek Family Office based in Sintra, Portugal. In 2014, Mr. Reid co-founded and chaired The 1640 Society, a non-profit organization that provides a forum for family offices to exchange ideas and information on topics such as wealth management and asset allocation. In 1997, Mr. Reid was recruited to work with Gordon Getty to develop innovative businesses focused on Mr. Getty’s interests in the evolution of payments and asset management. From March 1997 to May 2015, Mr. Reid held the positions of president and chief executive officer of numerous Getty controlled entities including Forward Management, ReFlow Management, Sierra Club Mutual Funds and Sutton Place Management. He also served on the Investment Company Institute Board of Governors, The Forward Funds Board of Trustees, The Legato Board of Directors, The FOLIOfn Board of Directors, and an industry working group at The NY Federal Reserve Bank. From August, 1992 to April, 2001, Mr. Reid held multiple positions at Morgan Stanley, including Sr. Vice President and Director of Business Delivery, where he built and ran operations, trading, human resources, and call centers for Morgan Stanley Online, and as Executive Director for Morgan Stanley’s Private Wealth Group, where he developed data aggregation for family office services. Mr. Reid holds a Bachelor’s degree from Menlo College in Atherton, California.
Philip C. Swift serves as a member of our Advisory Board. Mr. Swift is a leading energy investment professional in Canada and has extensive equity investment, corporate advisory and direct investment management experience. From 2006 to present, Mr. Swift has served as Executive Chairman of the Ayrshire Group, a family office investment platform that invests primarily in commercial real estate and related businesses. In 1989, Mr. Swift co-founded ARC Financial Corp. and from 1989 to October 2017 he held numerous senior management positions including President, Chief Executive Officer, Co-Chairman and Vice-Chairman before his retirement in October 2017. Mr. Swift also served as a member of ARC Financial’s Investment Committee. Mr. Swift provided leadership support for ARC Group with a focus on strategy, corporate development and investment decision-making. He originated the ARC Group’s private equity investing activities in 1990 and led and grew this business, which has raised more than $4.68 billion since launching in 1987. Prior to 1989, Mr. Swift served as an energy securities analyst and a vice-president and director of Nesbitt Burns. Mr. Swift holds a Bachelor of Science (Math) degree and a Master of Business Administration degree from the University of British Columbia. He is a recipient of the Warren Bennis Award for Leadership Excellence as well as the Pinnacle Award for achievement in entrepreneurship. Mr. Swift also speaks at numerous energy and private equity conferences in Canada and internationally and co-authored a book published by McGraw Hill entitled “In Search of Leadership — How Great Leaders Answer the Question “Why Lead?”
We currently expect our advisors to (i) assist us in sourcing, negotiating and consummating a potential business combination, (ii) provide their business insights when we assess potential business combination targets and (iii) upon our request, provide their business insights as we work to create additional value in the businesses that we acquire. However, they have no written advisory agreement with us. Additionally, these individuals have no other employment or compensation arrangements with us. They will not serve on the board or any committee thereof, nor will they have any voting or decision making capacity on our behalf. They will also not be required to devote any specific amount of time to our efforts or be subject to the fiduciary requirements to which our board members are subject. Accordingly, if any of them become aware of a business combination opportunity which is suitable for us, they are under no obligation to introduce it to us before any other prospective acquiror. We may utilize additional advisors from time to time.
Business Strategy
We are a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target.

We intend to acquire a high-quality growth business or asset that can generate attractive, risk-adjusted returns for stockholders. To that end, our acquisition and value creation strategy is to identify, acquire and, after our initial business combination, enhance the growth of a company in the clean and sustainable energy industry that complements the experience and expertise of our management team, our board members and our advisors. Our selection process will leverage our Team’s extensive global network of relationships, deep industry knowledge across multiple geographies, transaction execution experience and deal sourcing capabilities that provide access to a broad spectrum of acquisition opportunities.
Our goal is to identify and pursue businesses that participate in the global energy transition ecosystem that are facilitating the way that energy is produced, stored, transmitted, distributed and consumed, all while reducing or mitigating greenhouse gas emissions. We will focus on companies that serve key and evolving segments in the clean energy ecosystem, including those involved in carbon, hydrogen, sustainable agriculture, and renewable energy, which are becoming increasingly intertwined. Additional areas of focus will include, but not be limited to, energy storage, distributed energy, zero-emission transportation, carbon utilization, low or carbon-free industrial applications and sustainable manufacturing.
We believe that clean energy and sustainability solutions are revolutionizing many traditional industries and creating numerous investment opportunities which are soundly driven by important long-term global trends, such as the cost of carbon emissions, regulatory incentive programs, and consumers’ increasing value placed on clean energy products and services, in addition to advancements in technology providing for more cost-effective solutions and alternatives to fossil fuels. We believe that the regulatory frameworks incentivizing the adoption of sustainable practices and technologies will become increasingly favorable to the sectors that we are targeting. These trends provide long-term benefits for companies that develop and distribute services and products that take part of an integrated approach to the continued decarbonization of the economy.
Our Team is uniquely positioned to source and evaluate deals globally. We believe that our expertise and experience in major worldwide markets allow us to source and compare targets across markets, offering us the broadest pool of targets and the possibility to maximize returns. In addition to attractive targets in the US and other developed markets, we have access to companies in other world markets which offer, in some cases, highly attractive growth prospects at more advantageous valuation multiples. Our Team also has access to proprietary opportunities across the Globe within the clean and sustainable energy space that can be leveraged to drive value. Our Team is unique in that we have executives that have operated across continents and have team members on the ground in multiple jurisdictions, enabling us to identify and evaluate rapidly growing businesses at an early stage. Our Team also has access to proprietary global deal flow from our family office and other investor relationships. Additionally, members of our Team have exceptional regulatory backgrounds and insights.
Our Team has a demonstrated extensive track record of value creation and enhancement with clean and sustainable energy. Our Team’s experience, resources and track record includes founding successful startups across multiple industries, venture capital investing and startup advisory, sustainable infrastructure project development, financing and execution, acquiring and integrating private investment companies, financial institution assets and taking them public, and international expansion.
We believe that our Team has the experience, resources and track record to execute a successful transaction, the operational expertise to navigate the financial regulatory landscape and an understanding of purchasing, integrating and growing clean energy assets. We understand value at each stage of the financial life cycle, allowing us to evaluate not only what transactions make sense, but also those on which we should pass.
The following differentiated value propositions will allow us to bring to the public market a highly attractive business:
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Successful investment and M&A track record across public and private markets;

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Established deep relationships and insights within private equity and clean energy sectors globally;

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Proven experience in consummating transactions;

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Operational expertise to add value and help grow and optimize businesses post acquisition;

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Decades of experience in clean energy and technology investing;

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Sustainable infrastructure project development and execution;

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Leadership team;

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Proprietary deal flow; and

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Comprehensive set of competencies in clean energy, decarbonization and other energy transition investment themes.

Acquisition Criteria
Consistent with our business strategy, we have developed the following high-level, non-exclusive investment criteria and guidelines that we believe are important in evaluating prospective target businesses:
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Minimum (combined) enterprise values of between $800 million and $1.5 billion;

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Demonstrate attractive valuation;

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Target large and growing addressable market;

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Identifiable value added contribution(s) by our Team;

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Demonstrate high barriers to entry;

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Have attractive competitive dynamics;

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Have significant future growth prospects;

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Have committed and strong management team with a track record of success in driving growth and profitability within clean energy market; or a platform where we have the ability to assemble experienced management team;

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Have cash flow generation capabilities, revenue growth;

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Exhibit the opportunity or have the potential to grow through consolidation as well as organically;

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Could benefit from the substantial expertise, experience and network of our Team; and

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Would benefit from a public acquisition.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines, as well as other considerations, factors and criteria deemed relevant by our management in effecting our initial business combination consistent with our business objectives. In the event that we decide to enter into our initial business combination with a target business that does not meet any of the above criteria and guidelines, we will disclose that the target business does not meet any of the above criteria in our stockholder communications related to our initial business combination
Effecting a Business Combination
General
We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering and the private placement of private units, our capital stock, debt or a combination of these in effecting a business combination which has not yet been identified. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect simultaneous business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.
We Have Not Identified a Target Business
To date, we have not selected any target business on which to concentrate our search for a business combination. None of our sponsor, officers, directors, promoters and other affiliates has engaged in any substantive discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us. Additionally, we have not engaged or retained any agent or other representative to identify or locate such companies. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms or at all.
Subject to our Team’s pre-existing fiduciary obligations and the fair market value requirement described below, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses other than as described above. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.
Sources of Target Businesses
While we have not yet selected a target business with which to consummate our initial business combination, we believe based on our management’s business knowledge and past experience that there are numerous potential candidates. We expect that our principal means of identifying potential target businesses will be through the extensive contacts and relationships of our sponsor, initial stockholders, officers and directors. While our officers and directors are not required to commit any specific amount of time in identifying or performing due diligence on potential target businesses, our officers and directors believe that the relationships they have developed over their careers and their access to our sponsor’s contacts and resources will generate a number of potential business combination opportunities that will warrant further investigation. We also anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting.
Our officers and directors must present to us all target business opportunities that have a fair market value of at least 80% of the assets held in the trust account at the time of the agreement to enter into the initial business combination, subject to any pre-existing fiduciary or contractual obligations. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis (other than Citigroup as described elsewhere in this prospectus), we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. In no event, however, will our sponsor, initial stockholders, officers, directors or their respective affiliates be paid any compensation prior to, or for any services they render in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is) other than the payment of consulting, success or finder fees in connection with the consummation of our initial business combination, the repayment of the $350,000 loan and reimbursement of any out-of-pocket expenses. Our audit committee will review and approve all reimbursements and payments made to our sponsor, officers, directors or our or their respective affiliates, with any interested director abstaining from such review and approval.
We have no present intention to enter into a business combination with a target business that is affiliated with any of our officers, directors or sponsor. However, we are not restricted from entering into any such transactions and may do so if (i) such transaction is approved by a majority of our disinterested independent directors and (ii) we obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, that the business combination is fair to our unaffiliated stockholders from a financial point of view.
Selection of a Target Business and Structuring of a Business Combination
Subject to our Team’s pre-existing fiduciary obligations and the limitations that a target business have a fair market value of at least 80% of the balance in the trust account at the time of the execution of a definitive agreement for our initial business combination, as described below in more detail, and that we must acquire a controlling interest in the target business, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:
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financial condition and results of operation;

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growth potential;

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brand recognition and potential;

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experience and skill of management and availability of additional personnel;

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capital requirements;

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competitive position;

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barriers to entry;

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stage of development of the products, processes or services;

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existing distribution and potential for expansion;

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degree of current or potential market acceptance of the products, processes or services;

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proprietary aspects of products and the extent of intellectual property or other protection for products or formulas;

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impact of regulation on the business;

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regulatory environment of the industry;

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costs associated with effecting the business combination;

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industry leadership, sustainability of market share and attractiveness of market industries in which a target business participates; and

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macro competitive dynamics in the industry within which the company competes.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties.
The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.
Fair Market Value of Target Business
Nasdaq listing rules require that the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account at the time of the execution of a definitive agreement for our initial business combination. Notwithstanding the foregoing, if we are not then listed on Nasdaq for whatever reason, we would no longer be required to meet the foregoing 80% fair market value test.
We currently anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination where we merge directly with the target business or a newly formed subsidiary or where we acquire less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we could acquire a 100% controlling interest in the target; however, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of trust account balance test.
The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). The proxy solicitation materials or tender offer documents used by us in connection with any proposed transaction will provide public stockholders with our analysis of the fair market value of the target business, as well as the basis for our determinations. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm, or another independent entity that commonly renders valuation opinions, with respect to the satisfaction of such criteria. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold.
Lack of Business Diversification
We may seek to effect a business combination with more than one target business, although we expect to complete our business combination with just one business. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business operation. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:
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subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

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result in our dependency upon the performance of a single operating business or the development or market acceptance of a single or limited number of products, processes or services.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.
Limited Ability to Evaluate the Target Business’ Management
Although we intend to scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While it is possible that some of our key personnel will remain associated in senior management or advisory positions with us following a business combination, it is unlikely that they will devote their full-time efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of our key personnel may influence their motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.
Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.
Stockholders May Not Have the Ability to Approve an Initial Business Combination
We may conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC, subject to the provisions of our amended and restated certificate of incorporation and bylaws. However, we will seek stockholder approval if it is required by law or applicable stock exchange rule, or we may decide to seek stockholder approval for business or other legal reasons.
Presented in the table below are the types of initial business combinations we may consider and whether stockholder approval is currently required under Delaware law for each such transaction.
Type of Transaction	Whether Stockholder Approval is Required
Purchase of assets	No
Purchase of stock of target not involving a merger with the company	No
Merger of target into a subsidiary of the company	No
Merger of the company with a target	Yes
In connection with any proposed business combination, we will either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination or do not vote at all, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide our stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein. Except as required by law or the rules of Nasdaq, the decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. If we determine to engage in a tender offer, such tender offer will be structured so that each stockholder may tender all of his, her or its shares rather than some pro rata portion of his, her or its shares. In that case, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. Whether we seek stockholder approval or engage in a tender offer, we will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 immediately prior to or upon consummation of such business combination and, if we seek stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business combination. We have no specified maximum percentage threshold for conversions in our amended and restated certificate of incorporation and even those public stockholders who vote in favor of our initial business combination have the right to convert their public shares. As a result, this may make it easier for us to consummate our initial business combination.
We chose our net tangible asset threshold of $5,000,001 to ensure that we would avoid being subject to Rule 419 promulgated under the Securities Act of 1933, as amended. However, if we seek to consummate an initial business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such initial business combination, we may need to have more than $5,000,001 in net tangible assets immediately prior to or upon consummation and this may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all. Public stockholders may therefore have to wait 15 months (or up to 18 months if we extend the period of time to consummate our initial business combination in accordance with the terms described in this prospectus) from the closing of this offering in order to be able to receive a pro rata share of the trust account.
Our sponsor, initial stockholders, officers and directors have agreed (1) to vote any shares of common stock owned by them in favor of any proposed business combination, (2) not to convert any shares of common stock in connection with a stockholder vote to approve a proposed initial business combination and (3) not sell any shares of common stock in any tender in connection with a proposed initial business combination.
None of our officers, directors, sponsor, advisors, initial stockholders (other than the anchor investor) or their affiliates has indicated any intention to purchase units or shares of Class A common stock in this offering or from persons in the open market or in private transactions. However, if we hold a meeting to approve a proposed business combination and a significant number of stockholders vote, or indicate an intention to vote, against such proposed business combination or that they wish to convert their shares, our officers, directors, sponsor, advisors, initial stockholders or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote and reduce the number of conversions. Notwithstanding the foregoing, our officers, directors, sponsor, initial stockholders and their affiliates will not make purchases of shares of Class A common stock if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act, which are rules designed to stop potential manipulation of a company’s stock.
Permitted Purchases of Our Securities
In the event we seek stockholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our sponsor, directors, officers, Advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of shares our initial stockholders, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase shares in such transactions. They will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. Subsequent to the consummation of this offering, we will adopt an insider trading policy which will require insiders to refrain from purchasing shares during certain blackout periods and when they are in possession of any material non-public information and to clear all trades with our legal counsel prior to execution. We cannot currently determine whether our insiders will make such purchases pursuant to a Rule 10b5-1 plan, as such purchases will be dependent upon several factors, including but not limited to, the timing and size of such purchases. Depending on such circumstances, our insiders may either make such purchases pursuant to a Rule 10b5-1 plan or determine that such a plan is not necessary.
In the event that our sponsor, directors, officers, Advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.
The purpose of such purchases would be to (i) vote such shares in favor of the business combination and thereby increase the likelihood of obtaining stockholder approval of the business combination or (ii) to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our business combination, where it appears that such requirement would otherwise not be met. This may result in the completion of our business combination that may not otherwise have been possible.
In addition, if such purchases are made, the public “float” of our common stock may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.
Our sponsor, officers, directors and/or their affiliates anticipate that they may identify the stockholders with whom our sponsor, officers, directors or their affiliates may pursue privately negotiated purchases by either the stockholders contacting us directly or by our receipt of redemption requests submitted by stockholders following our mailing of proxy materials in connection with our initial business combination. To the extent that our sponsor, officers, directors, Advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling stockholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against the business combination. Our sponsor, officers, directors, Advisors or their affiliates will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.
Any purchases by our sponsor, officers, directors and/or their affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our sponsor, officers, directors and/or their affiliates will not make purchases of common stock if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.
Conversion Rights
At any meeting called to approve an initial business combination, public stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination or do not vote at all, into their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination, less any taxes then due but not yet paid. Alternatively, we may provide our public stockholders with the opportunity to sell their shares of our Class A common stock to us through a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid.
Notwithstanding the foregoing, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, without our prior consent. We believe the restriction described above will discourage stockholders from accumulating large blocks of shares and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our sponsor or its affiliates to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights against a business combination if such holder’s shares are not purchased by us or our sponsor or its affiliates at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our stockholders’ ability to vote all of their shares (including all shares held by those stockholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination.
Our sponsor, initial stockholders and our officers and directors will not have conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether acquired prior to this offering or purchased by them in this offering or in the aftermarket.
We may require public stockholders, whether they are a record holder or hold their shares in “street name,” to either (i) tender their certificates to our transfer agent or (ii) deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, in each case prior to a date set forth in the proxy materials sent in connection with the proposal to approve the business combination.
There is a nominal cost associated with the above-referenced delivery process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker a nominal amount and it would be up to the broker whether or not to pass this cost on to the holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise conversion rights. The need to deliver shares is a requirement of exercising conversion rights regardless of the timing of when such delivery must be effectuated. However, in the event we require stockholders seeking to exercise conversion rights prior to the consummation of the proposed business combination and the proposed business combination is not consummated this may result in an increased cost to stockholders.
Any proxy solicitation materials we furnish to stockholders in connection with a vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time the stockholder received our proxy statement up until the vote on the proposal to approve the business combination to deliver his shares if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. However, we cannot assure you of this fact. Please see the risk factor titled “In connection with any stockholder meeting called to approve a proposed initial business combination, we may require stockholders who wish to convert their shares in connection with a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights.” for further information on the risks of failing to comply with these requirements.

Any request to convert such shares once made, may be withdrawn at any time up to the vote on the proposed business combination or the expiration of the tender offer. Furthermore, if a holder of public shares delivered his certificate in connection with an election of their conversion and subsequently decides prior to the applicable date not to elect to exercise such rights, he may simply request that the transfer agent return the certificate (physically or electronically).
If the initial business combination is not approved or completed for any reason, then our public stockholders who elected to exercise their conversion rights would not be entitled to convert their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any shares delivered by public holders.
Liquidation if No Business Combination
Our amended and restated certificate of incorporation provides that we will have only 15 months from the closing of this offering to complete an initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within 15 months, we may, but are not obligated to, extend the period of time to consummate a business combination by an additional three months (for a total of up to 18 months to complete a business combination); provided that our sponsor (or its affiliates or designees), must deposit into the trust account additional funds of $2,000,000, or $2,300,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per unit in either case), for the three-month extension, in exchange for a non-interest-bearing, unsecured promissory note. Our stockholders will not be entitled to vote on our extension of time to consummate an initial business combination from 15 months to up to 18 months as described above or redeem their shares in connection with such extension. If we have not completed an initial business combination within the 15-month (or up to 18-month if we extend the period of time to consummate our initial business combination in accordance with the terms described in this prospectus) time period, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest not previously released to us but net of taxes payable, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our rights or warrants, which will expire without value to the holders if we fail to complete our initial business combination within the 15-month (or up to 18-month if we extend the period of time to consummate our initial business combination in accordance with the terms described in this prospectus) time period.
Our sponsor, officers and directors will not be entitled to rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within 15 months (or up to 18 months if we extend the period of time to consummate our initial business combination in accordance with the terms described in this prospectus) from the closing of this offering. However, if our sponsor, officers or directors acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted 15-month (or up to 18-month if we extend the period of time to consummate our initial business combination in accordance with the terms described in this prospectus) time period.
Our sponsor, initial stockholders, officers and directors have agreed that they will not propose any amendment to our amended and restated certificate of incorporation that would affect our public stockholders’ ability to convert or sell their shares to us in connection with a business combination as described herein or affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination within 15 months (or up to 18 months if we extend the period of time to consummate our initial business combination in accordance with the terms described in this prospectus) from the closing of this offering unless we provide our public stockholders with the opportunity to convert their shares of Class A common stock upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest not previously released to us but net of franchise and income taxes payable, divided by the number of then outstanding public shares. This redemption right shall apply in the event of the approval of any such amendment, whether proposed by our sponsor, initial stockholders, executive officers, directors or any other person.
Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our outstanding public shares in the event we do not complete our initial business combination within the required time period may be considered a liquidation distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. It is our intention to redeem our public shares as soon as reasonably possible following our 15th month, and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.
Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our public shares in the event we do not complete our initial business combination within the required time period is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the Delaware General Corporation Law, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution.
Because we will not be complying with Section 280 of the Delaware General Corporation Law, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent ten years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses.
We are required to seek to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders. Nevertheless, BDO USA LLP, our independent registered public accounting firm, and the underwriters of the offering, will not execute agreements with us waiving such claims to the monies held in the trust account. Furthermore, there is no guarantee that other vendors, service providers and prospective target businesses will execute such agreements. Nor is there any guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. Our sponsor has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced below $10.10 per share by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but we cannot assure you that it will be able to satisfy its indemnification obligations if it is required to do so. We have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. Therefore, we believe it is unlikely that our sponsor will be able to satisfy its indemnification obligations if it is required to do so. Additionally, the agreement our sponsor entered into specifically provides for two exceptions to the indemnity it has given: it will have no liability (1) as to any claimed amounts owed to a target business or vendor or other entity who has executed an agreement with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, or (2) as to any claims for indemnification by the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. As a result, if we liquidate, the per-share distribution from the trust account could be less than $10.10 due to claims or potential claims of creditors.
We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after our 15th month and anticipate it will take no more than ten business days to effectuate such distribution. The holders of the founder shares and private shares have waived their rights to participate in any liquidation distribution from the trust account with respect to such shares. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. We will pay the costs of any subsequent liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our sponsor has contractually agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $50,000) and has contractually agreed not to seek repayment for such expenses.
If we are unable to complete an initial business combination and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share redemption price would be $10.00. As discussed above, the proceeds deposited in the trust account could become subject to claims of our creditors that are in preference to the claims of public stockholders.
Our public stockholders shall be entitled to receive funds from the trust account only in the event of our failure to complete a business combination within the required time period, if the stockholders seek to have us convert or purchase their respective shares upon a business combination which is actually completed by us or upon certain amendments to our amended and restated certificate of incorporation prior to consummating an initial business combination. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust account.
If we are forced to file a bankruptcy or insolvency case or an involuntary bankruptcy or insolvency case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $10.10 per share.
If we are forced to file a bankruptcy or insolvency case or an involuntary bankruptcy or insolvency case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after 15 months (or up to 18 months if we extend the period of time to consummate our initial business combination in accordance with the terms described in this prospectus) from the closing of this offering, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.
Comparison of Redemption or Purchase Prices in Connection with our Initial Business Combination and if We Fail to Complete our Business Combination
The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we are unable to complete our business combination within 15 months (or up to 18 months if we extend the period of time to consummate our initial business combination in accordance with the terms described in this prospectus) from the closing of this offering.
	Redemptions in Connection with Our Initial Business Combination	Other Permitted Purchases of Public Shares by Us or Our Affiliates	Redemptions if We Fail to Complete an Initial Business Combination
Calculation of redemption price	Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a stockholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a stockholder vote. In either case, our public stockholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination (which is initially anticipated to be $10.10 per public share), including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes, divided by the number of then outstanding public shares, subject to the limitation that no redemptions will take place, if all of the redemptions would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination.	If we seek stockholder approval of our initial business combination, our sponsor, directors, officers, Advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market prior to or following completion of our initial business combination. There is no limit to the prices that our sponsor, directors, officers, Advisors or their affiliates may pay in these transactions.	If we are unable to completed our business combination within 15 months from the closing of this offering, we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount, then on deposit in the trust account which is initially anticipated to be $10.10 per public share including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares.
Impact to remaining stockholders	The redemptions in connection with our initial business combination will reduce the book value per share for our remaining stockholders, who will bear the burden of the deferred underwriting commissions and withdrawals from interest earned on the trust account to pay our franchise and income taxes.	If the permitted purchases described above are made there would be no impact to our remaining stockholders because the purchase price would not be paid by us.	The redemption of our public shares if we fail to complete our business combination will reduce the book value per share for the shares held by our initial stockholders, who will be our only remaining stockholders after such redemptions.

Amended and Restated Certificate of Incorporation
Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. These provisions cannot be amended without the approval of a majority of our stockholders. If we seek to amend any provisions of our amended and restated certificate of incorporation that would affect our public stockholders’ ability to convert or sell their shares to us in connection with a business combination as described herein or affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination within 15 months (or up to 18 months if we extend the period of time to consummate our initial business combination in accordance with the terms described in this prospectus) from the closing of this offering, we will provide dissenting public stockholders with the opportunity to convert their public shares in connection with any such vote. This conversion right shall apply in the event of the approval of any such amendment, whether proposed by our sponsor, any executive officer, director or director nominee, or any other person. Our sponsor, officers and directors have agreed to waive any conversion rights with respect to any founder shares, private shares and any public shares they may hold in connection with any vote to amend our amended and restated certificate of incorporation. Specifically, our amended and restated certificate of incorporation provides, among other things, that:
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we shall either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination or do not vote at all, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide our stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein;

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we will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 immediately prior to or upon consummation of such business combination and, if we seek stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business combination;

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if our initial business combination is not consummated within 15 months (or up to 18 months if we extend the period of time to consummate our initial business combination in accordance with the terms described in this prospectus) from the closing of this offering, then we will redeem all of the outstanding public shares and thereafter liquidate and dissolve our company;

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upon the consummation of this offering, $202.0 million, or approximately $234.32 million if the over-allotment option is exercised in full, shall be placed into the trust account;

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we may not consummate any other business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our initial business combination; and

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prior to our initial business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering on an initial business combination.

Competition
In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses may be limited by our available financial resources.
The following also may not be viewed favorably by certain target businesses:

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our obligation to seek stockholder approval of a business combination or engage in a tender offer may delay the completion of a transaction;

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our obligation to convert or repurchase shares of common stock held by our public stockholders may reduce the resources available to us for a business combination; and

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our outstanding warrants, and the potential future dilution they represent.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.
If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.
Facilities
We currently maintain our principal executive offices at 12600 Hill Country Blvd, Building R, Suite 275, Bee Cave, Texas 78738. An affiliate of our sponsor provides this office space to us at no cost. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.
Employees
We have two executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once a suitable target business to acquire has been located, management may spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time on our affairs) than had been spent prior to locating a suitable target business. We presently expect our executive officers to devote such amount of time as they reasonably believe is necessary to our business. We do not intend to have any full-time employees prior to the consummation of a business combination.
Periodic Reporting and Audited Financial Statements
We have registered our units, Class A common stock, rights and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accountants.
We will provide stockholders with audited financial statements of the prospective target business as part of any proxy solicitation materials or tender offer documents sent to stockholders to assist them in assessing the target business. These financial statements will need to be prepared in accordance with or reconciled to United States generally accepted accounting principles or international financial reporting standards as promulgated by the International Accounting Standards Board. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have the necessary financial statements. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business.
We may be required to have our internal control procedures audited for the fiscal year ending December 31, 2023 as required by the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings
There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 12 months preceding the date of this prospectus.
Comparison to Offerings of Blank Check Companies Subject to Rule 419
The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering because we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact.
	Terms of the Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$202,000,000 of the proceeds from this offering and the sale of the private units will be deposited into a U.S.-based trust account maintained by American Stock Transfer & Trust Company, acting as trustee	$175,680,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	The $202,000,000 of the proceeds of this offering and the sale of the private units held in trust will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on fair value or net assets of target business	Our initial business combination must occur with one or more target businesses that together have a fair market value of at least 80% of the assets held in the trust account at the time of the agreement to enter into the initial business combination. Notwithstanding the foregoing, if we are not then listed on Nasdaq for whatever reason, we would no longer be required to meet the foregoing 80% fair market value	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

	Terms of the Offering	Terms Under a Rule 419 Offering
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Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The shares of Class A common stock, rights and warrants comprising the units will begin to trade separately on the 52th day after the date of this prospectus unless Citigroup informs us of its decision to allow earlier separate trading, provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the initial filing of such Current Report on Form 8-K. If the over-allotment option is exercised after the initial filing of such Current Report on Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option. We will also include in this Form 8-K, an amendment thereto, or in a subsequent Form 8-K, information indicating if Citigroup has allowed separate trading of the shares of Class A common stock, rights and warrants prior to the 52nd day after the date of this prospectus.	No trading of the units or the underlying shares of Class A common stock, rights and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants	The warrants cannot be exercised until the completion of our initial business combination and, accordingly, will be exercised only after the trust account has been terminated and distributed	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.
Election to remain an investor	We will either (1) give our stockholders the opportunity to vote on the business combination or (2) provide our public stockholders with the	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the

	Terms of the Offering	Terms Under a Rule 419 Offering
	opportunity to sell their shares of our Class A common stock to us in a tender offer for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes. If we hold a meeting to approve a proposed business combination, we will send each stockholder a proxy statement containing information required by the SEC. Alternatively, if we do not hold a meeting and instead conduct a tender offer, we will conduct such tender offer in accordance with the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as we would have included in a proxy statement.	company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.
Business combination deadline	Pursuant to our amended and restated certificate of incorporation, if we are unable to complete our initial business combination within 15 months (or up to 18 months if we extend the period of time to consummate our initial business combination in accordance with the terms described in this prospectus) from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest not released to us but net of franchise and income taxes payable, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’	If an acquisition has not been consummated within 15 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

	Terms of the Offering	Terms Under a Rule 419 Offering
rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
Interest earned on the funds in the trust account	There can be released to us, from time to time, any interest earned on the funds in the trust account that we may need to pay our tax obligations. The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.	All interest earned on the funds in the trust account will be held in trust for the benefit of public stockholders until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.
Release of funds	Except for any interest earned on the funds in the trust account released to us for our tax obligations as described above, the proceeds held in the trust account will not be released to us until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released to the company until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT
Directors and Executive Officers
Our current directors and executive officers are as follows:
Name	Age	Title
Aaron T. Ratner	46	Chief Executive Officer
Martha F. Ross	59	Chief Financial Officer and Chief Operating Officer
Nicholas Parker	61	Chairman of the Board of Directors
Candice Beaumont	47	Director
Bradford Allen	64	Director
Michael R. Vahrenkamp	56	Director
Our Team
Aaron T. Ratner serves as our Chief Executive Officer. Mr. Ratner brings over 20 years of global investment and development experience. Since 2022 he has been an Advisor to Cross River Infrastructure Partners. From Juy 2020 to January 2022, Mr. Ratner was the President of Cross River Infrastructure Partners LLC, a platform of development companies deploying climate technology into sustainable infrastructure projects across carbon capture, hydrogen, advanced small modular nuclear energy, and sustainable alternative protein. From November 2017 to present, Mr. Ratner has served as the ClimateTech Venture Partner at Vectr Ventures (“Vectr”), a Hong Kong-based venture capital investment fund manager. While at Vectr he has led investments in carbon utilization and transformation, pollination technology and sustainable protein production. From June 2016 to April 2020, Mr. Ratner was the Director and then the Managing Director, and Head of Origination, of Ultra Capital LLC, a sustainable infrastructure project finance investment fund manager. During that time, he led the firm’s activity in renewable natural gas and agriculture waste-to- value. From November 2014 to June 2016, Mr. Ratner was a Developer in Residence at Generate Capital, a sustainable infrastructure investment company based in San Francisco. While at Generate Capital he led investments in renewable natural gas and organic carbon production. From October 2012 to December 2014, Mr. Ratner was the President of i2 Capital Group, an impact investment merchant bank, where he worked on land conservation and mitigation banking, including the Sweetwater River Conservancy, at the time one of the largest mitigation banking projects in the United States. From May 2008 to December 2014, Mr. Ratner was a Managing Partner of Laguna Capital Partners, a principal investment and advisory firm based in Los Angeles, where he focused on technology and consumer startups. From 2000 to 2005, Mr. Ratner was an Associate with Simon Murray & Company, a multi-strategy investment firm based in Hong Kong, SAR. Mr. Ratner began his career in 1999 as an analyst in the Technology Investment Banking Group at Merrill Lynch in Palo Alto, California, where he worked on financings for Internet Capital Group, Webvan and other early internet companies. Mr. Ratner holds a B.A. degree in Economics from University of Pennsylvania, and a Master’s of Science in Management from the Stanford University Graduate School of Business.
Martha F. Ross serves as our Chief Financial Officer and Chief Operating Officer. Ms. Ross brings over 25 years of global financial, strategic growth and accounting leadership experience in tech, manufacturing, communications, banking and electric power generation, including expertise in various government-funded and regulated industries. Her career expertise is helping organizations scale through high growth and high change, whether organically, through mergers and acquisitions or significant business model changes involving outside investors. From January 2021 to present, she has been founder and Chief Executive Officer of Renaissance Knowledge LLC, specializing in chief financial officer, chief operations officer and business process improvement consulting. From May 2017 to October 2020, Ms. Ross served as Chief Financial Officer for the Housing Authority of the City of Austin, with annual revenues over $540 million, where she drove strategies aimed at safeguarding property, investments and funds to improve governance for more than 20,000 residents. She also led operational and programmatic finance strategy, focusing on infrastructure modernization, to meet the needs of the fastest growing metropolitan city in America. From 2012 to 2016, Ms. Ross served as Chief Financial Officer, U.S. Central Region, for Hill and

Knowlton Strategies, a subsidiary of WPP plc (NYSE: WPP), where she oversaw reporting to the parent company for their public reporting and streamlining and strengthening accounting, financial reporting, Sarbanes-Oxley and internal audit controls. From 2004 to 2011 she was Business Unit Manager for Wholesale Power Services and Shared Services at the Lower Colorado River Authority, supporting $1.2 billion in revenues and $4.7 billion in assets, including budgeting and capital planning for electric power generation. Previously, she held various financial leadership roles while working at Dell Inc. for nine years while it was publicly traded on Nasdaq, during which time she was responsible for global commercial account revenues, working with external auditors and financial reporting. She started her career in banking as a commercial lender in a holding company since acquired by Chase. Ms. Ross is a Texas Certified Public Accountant based in Austin, is an active member of the American Institute of Certified Public Accountants and is designated as an International Mergers and Acquisitions Professional by the Institute for Mergers Acquisitions and Alliances. She attended The University of Texas and obtained both a Bachelor’s in Business Administration in Accounting and a Master’s in Science in Technology Commercialization.
Our Board members
Nicholas Parker serves as our Executive Chairman. Since 2002, Mr. Parker has served as Chairman of Toronto-based Parker Venture Management Inc., a private company through which he controls investments in, and advises on, clean and smart technology businesses and platforms globally, including previously serving as chairman of UGE International LTD (TSX:UGE), a public solar renewable energy development company. From January 2014 to September 2019, Mr. Parker served as Managing Partner of Global Acceleration Partners Inc., an Asia-focused technology cooperation platform in the energy, environment and water sectors. From 2002 to 2013, Mr. Parker was Co-founder and Executive Chairman of Cleantech Group LLC, a San Francisco-based research and consulting and convening firm that created and served the worldwide cleantech innovation community, which he successfully sold in 2009, with partial turnout through 2011. During his tenure at Cleantech Group, its startup clients raised over $6 billion from investors. From 1999 to 2004, Mr. Parker was Co-founder and Principal of Emerald Technology Ventures, a leading trans-Atlantic venture manager focused on energy and resource productivity. During this period, Mr. Parker led an investment in Evergreen Solar, which in 2000 became the second solar initial public offering to be listed on Nasdaq. From 1996 to 1999, Mr. Parker was Senior Vice President of Environmental Capital Corporation, a Boston-based investment company majority-owned by Maurice Strong and his family. Mr. Parker started his business career in 1988 as Co-founder and President of The Delphi Group, one of Canada’s leading environmental strategy firms, through which he built and sold its London-based corporate finance arm. Mr. Parker holds a B.A. Hons in Technology Studies from Carleton University and a Master’s in Business Administration in International Business from the CASS Business School, London.
Candice Beaumont serves as a member of our board of directors. Beginning in October 2020, Ms. Beaumont began to serve as an Advisor to Springwater Special Situations Corp. (NASDAQ: SWSSU), a special purpose acquisition company formed to effectuate a merger or similar transaction with one or more businesses, which completed its initial public offering on August 25, 2021 and is currently searching for an initial business combination. Ms. Beaumont has served since 2016 as Chairman of the Salsano Group, a Panama based family office and conglomerate invested in private equity. From 2003 to present, Ms. Beaumont has served as Chief Investment Officer of L Investments, a single family office invested in public and private equity. She speaks at numerous family office and investment conferences globally, including the Stanford University Graduate School of Business Global Investor’s Forum, is a NYU Stern Family Office Council member serving on the Steering Committee, and is an Advisory Board member of the Family Office Association. From 2012 to 2014, Ms. Beaumont was a member of the Board of Directors of I2BF Venture Fund II, a Dubai Financial Services Authority regulated clean tech venture capital firm with offices in Dubai, New York and London. Ms. Beaumont remains committed to community and philanthropic causes and serves on the International Council of Advisors for Global Dignity, a charity founded by Crown Prince Haakon of Norway to foster global respect and dignity across all borders, genders, religions and races. Ms. Beaumont was part of the Milken Young Leaders Circle and is a member of the Milken Institute, as well as an active member of Young Presidents Organization. She started her career in Corporate Finance at Merrill Lynch in 1996 and worked as an investment banker at Lazard Frères from 1997 to 1999, during which time she executed over $20 billion of merger and acquisition advisory assignments. Ms. Beaumont also worked in private equity at Argonaut Capital from 1999 to 2001. Ms. Beaumont obtained a Bachelor in Business Administration from the University of Miami, graduating first in her class with a major of International Finance & Marketing. Ms. Beaumont was Captain of the University of Miami varsity tennis team, where she earned Academic All American honors, and is also a former world-ranked professional tennis player. She completed Global Leadership & Public Policy for the 21st Century at Harvard Kennedy School in 2015. Ms. Beaumont was honored by Trusted Insight as one of the Top 30 Family Office Chief Investment Officers in 2017 and as a Young Global Leader by the World Economic Forum in 2014. Ms. Beaumont has a broad network of relationships, including investors in private and public equity, leading venture capital firms with compelling pre-initial public offering companies and has expertise sourcing deals, evaluating private and public businesses, and conducting detailed due diligence and risk management.
Bradford Allen serves as a member of our board of directors. Mr. Allen is a seasoned financier, entrepreneur, and business executive, having spent the past 35 years in senior roles at various firms in New York, Los Angeles and Hong Kong. Mr. Allen’s experience in finance covers private wealth management, investment banking and venture capital, and has involved fund raising as well as mergers and acquisitions. As an entrepreneur, Mr. Allen has founded, funded and successfully exited three companies — BuyGolf.com, eFederal and NextVR — in the technology, e-commerce and enterprise software sectors. From August 2020 to present, Mr. Allen has served as Executive Chairman of Vaunt Inc., a leading sports and entertainment intellectual property development company. At Vaunt Inc., he is responsible for corporate strategy, strategic partnerships and all financings of the company. From September 2020 to present, Mr. Allen has served on the board directors of Duddell Street Acquisition Corp. (Nasdaq: DSAC), a special purpose acquisition company focused on global companies in fintech, telecom, media and technology, healthcare, and consumer sectors with Asian growth potential. Mr. Allen previously served as Chairman and Chief Executive Officer of Vaunt Inc. from August 2018 to August 2020. Mr. Allen co-founded a leading virtual reality technology company, NextVR, which was acquired in 2020 by Apple Inc. From May 2014 to January 2018, he served as Executive Chairman of NextVR. Mr. Allen graduated from Villanova University with a Bachelor’s degree in Business Administration.
Michael R. Vahrenkamp serves as a member of our board of directors. Mr. Vahrenkamp brings over 25 years of international technology and environmental services experience as a company builder and developer, a cultural relationship builder and innovative solution finder. From August 2018 to April 2020, he served as a Co-founder of ecoworks GmbH, where he started and developed a construction solution provider targeting the refurbishment of multifamily houses in Germany to a net zero standard using a serial pre-production approach. Prior to ecoworks GmbH, from December 2015 to April 2018, Mr. Vahrenkamp worked as an investment manager with the Green Growth Fund 1 on financial restructuring towards triple bottom line results (focusing on social and environmental concerns), international expansion, cultural bridging and team efficiency. From 2010 to 2015, as Chief Executive Officer of STEAG Energy Services do Brasil, he developed the local service company into an established regional service provider and project developer with a strategic shift towards renewable energies, especially large biomass, industry scale cogeneration and small solar and hydro energy generation plants in Brazil, Argentina and Chile. Previously, from 2004 until 2009, Mr. Vahrenkamp ran his own investment and service company, econetworks ltda., where he invested as an angel and seed investor in technology companies and projects, and where he led the M&A and post-merger integration process of two industrial water service companies into the FOXX HAZTECH Group. From 1997 to 2003, as Chief Technology Officer and Chief Executive Officer of Globaststar do Brasil, an EADS and LORAL Space company, he implemented and operated a low-earth-orbit satellite telephony and data network services in Brazil. Mr. Vahrenkamp is based in Berlin, Germany, where he holds a Master’s of Science degree in Aerospace Engineering from the University of Oklahoma, and is a long time Young Presidents’ Organization member.
Executive Compensation
No executive officer has received any cash compensation for services rendered to us.
Other than the payment of consulting, success or finder fees to our sponsor, officers, directors, advisors, initial stockholders or their affiliates in connection with the consummation of our initial business combination and the repayment of the $350,000 loan made by affiliates of our sponsor to us, no compensation or fees of any kind will be paid to our sponsor, initial stockholders, members of our Team or their respective affiliates, for services rendered prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, they will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of consulting, success or finder fees payable by us upon consummation of an initial business combination. Additionally, there is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination.
After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. However, the amount of such compensation may not be known at the time of the stockholder meeting held to consider an initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K or a periodic report, as required by the SEC.
Director Independence
Currently Candice Beaumont, Bradford Allen and Michael Vahrenkamp would each be considered an “independent director” under the Nasdaq listing rules, which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.
Our independent directors will have regularly scheduled meetings at which only independent directors are present.
Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Our board of directors will review and approve all affiliated transactions with any interested director abstaining from such review and approval.
Committees of the Board of Directors
Our board of directors will have three standing committees: an audit committee; a nominating committee; and a compensation committee. Subject to phase-in rules and a limited exception, the rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the rules of Nasdaq require that the nominating and compensation committees of a listed company be comprised solely of independent directors.
Audit Committee
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Effective upon the date of this prospectus, we will establish an audit committee of the board of directors, which will consist of Candice Beaumont, Bradford Allen and Michael Vahrenkamp, each of whom is an independent director under Nasdaq’s listing standards. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

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reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

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discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

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discussing with management major risk assessment and risk management policies;

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monitoring the independence of the independent auditor;

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verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

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reviewing and approving all related-party transactions;

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inquiring and discussing with management our compliance with applicable laws and regulations;

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pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

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appointing or replacing the independent auditor;

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determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

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establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

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approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Financial Experts on Audit Committee
The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under Nasdaq’s listing standards. Nasdaq’s standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.
In addition, we must certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Bradford Allen qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.
Nominating Committee
Effective upon the date of this prospectus, we will establish a nominating committee of the board of directors, which will consist of Candice Beaumont, Bradford Allen and Michael Vahrenkamp, each of whom is an independent director under Nasdaq’s listing standards. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, stockholders, investment bankers and others.
Guidelines for Selecting Director Nominees
The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:
•
should have demonstrated notable or significant achievements in business, education or public service;

•
should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•
should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.
Compensation Committee
Effective upon the date of this prospectus, we will establish a compensation committee of the board of directors, which will consist of Candice Beaumont, Bradford Allen and Michael Vahrenkamp, each of whom is an independent director under Nasdaq’s listing standards. The compensation committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:
•
reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•
reviewing and approving the compensation of all of our other executive officers;

•
reviewing our executive compensation policies and plans;

•
implementing and administering our incentive compensation equity-based remuneration plans;

•
assisting management in complying with our proxy statement and annual report disclosure requirements;

•
approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•
if required, producing a report on executive compensation to be included in our annual proxy statement; and

•
reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Compensation Committee Interlocks and Insider Participation
None of our officers currently serves, and in the past year have not served, as a member of the compensation committee of any entity that has one or more officers serving on our board of directors.
Code of Ethics
Effective upon consummation of this offering, we will adopt a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.
Conflicts of Interest
In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:
•
the corporation could financially undertake the opportunity;

•
the opportunity is within the corporation’s line of business; and

•
it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Our amended and restated certificate of incorporation provides that:
•
except as may be prescribed by any written agreement with us, we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue; and
•
our officers and directors will not be liable to our company or our stockholders for monetary damages for breach of any fiduciary duty by reason of any of our activities or any of our sponsor or its affiliates to the fullest extent permitted by Delaware law.

Our directors and officers presently have, and any of them in the future may have, additional, fiduciary or contractual obligations to other entities (including other special purpose acquisition companies they are or may become involved with) pursuant to which such officer or director is or may be required to present a business combination opportunity to such entity. Accordingly, if any of our directors or officers becomes aware of a business combination opportunity that is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she may need to honor these fiduciary or contractual obligations to present such business combination opportunity to such entity. To address the matters set out above, and to minimize potential conflicts of interest which may arise from such other corporate affiliations, each of our officers and directors has contractually agreed, pursuant to a written agreement with us, until the earliest of our execution of a definitive agreement for a business combination, our liquidation or such time as he or she ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any suitable business opportunity which may reasonably be required to be presented to us, subject to any fiduciary or contractual obligations he might have. The foregoing agreement does not restrict our officers and directors from becoming affiliated with other companies (including other special purpose acquisition companies) in the future which could take priority over our company. However, we believe that such agreement still benefits us because our officers and directors are obligated to present suitable business opportunities to us to the extent that none of their other fiduciary or contractual obligations require them to present it to another entity.
Our officers, directors and advisors may participate in the formation of, or become an officer, director or advisor of, any other blank check company prior to completion of our initial business combination. As a result, our officers, directors and advisors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other blank check company with which they may become involved. The following members of our management team board of directors and advisors have existing affiliations with special purpose acquisition companies formed to effectuate a merger or similar transaction with one or more businesses: Beginning in October 2021, Mr. Ratner began to serve as a member of the Board of Directors of Aries I Acquisition Corporation (Nasdaq: RAM), a special purpose acquisition company formed to effectuate a merger or similar transaction with one or more businesses. From September 2020 to present, Mr. Allen has served on the board directors of Duddell Street Acquisition Corp. (Nasdaq: DSAC), a special purpose acquisition company focused on global companies in fintech, telecom, media and technology, healthcare, and consumer sectors with Asian growth potential. Additionally, since August 2021, Ms. Beaumont has served as a member of the Board of Directors of Springwater Special Situations Corp. (Nasdaq: SWSSU), a special purpose acquisition company that raised $168 million through its initial public offering in August 2021 and is focused on acquiring a company in the European special situation sector, but may seek an acquisition of a target in any industry. Mr. Greystoke, one of our Co-founders, is also a Director of Springwater Special Situations Corp. and he is Founder and Advisor to GOAL Acquisitions Corp. (Nasdaq: PUCKU), a blank check company that completed its initial public offering in February 2021 and may pursue initial business combination targets in any businesses or industries and has until February 16, 2023 to do so (absent an extension in accordance with its charter). Mr. Gruschka, a member of our Advisory Board, is also CEO of Springwater Special Situations Corp. and is an Advisor to GOAL Acquisitions Corp. Any such companies may present additional conflicts of interest in pursuing an acquisition target.
Our directors and officers are also not required to commit any specified amount of time to our affairs, and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. See “Risk Factors — Risks Relating to Our Sponsor and Management Team — Certain of our directors and officers are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.”

We do not believe, however, that the fiduciary, contractual or other obligations or duties of our directors or officers will materially affect our ability to identify and pursue business combination opportunities or complete our initial business combination. You should not rely on the historical record of our founders’ and management’s performance as indicative of our future performance. See “Risk Factors — General Risk Factors — Past performance by our management team may not be indicative of future performance of an investment in the Company.”
Potential investors should also be aware of the following potential conflicts of interest:
•
None of our directors or officers is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

•
In the course of their other business activities, our directors and officers may become aware of investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a description of our management’s other affiliations, see “— Directors and Executive Officers.”

•
Our initial stockholders, directors and officers have agreed to waive their redemption rights with respect to any Class B common stock and Class A common stock held by them in connection with the consummation of our initial business combination. Additionally, our initial stockholders have agreed to waive their redemption rights with respect to their Class B common stock if we fail to consummate our initial business combination within 15 months (or up to 18 months if we extend the period of time to consummate our initial business combination in accordance with the terms described in this prospectus) after the closing of this offering. However, if our initial stockholders (or any of our directors, officers or affiliates) acquire public shares, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to consummate our initial business combination within the prescribed time frame. If we do not complete our initial business combination within such applicable time period, the proceeds of the sale of the private warrants held in the trust account will be used to fund the redemption of our public shares, and the private warrants will expire worthless.

•
In order to fund working capital deficiencies or to finance transaction costs in connection with an intended initial business combination, we will enter into one or more promissory notes with our sponsor prior to the consummation of this offering. These loans will be non-interest bearing, unsecured and are due at the earlier of the closing of our initial business combination and our liquidation if we have not completed an initial business combination with the allotted time period. Our sponsor or an affiliate of our sponsor or certain of our directors and officers may, but are not obligated to, loan us additional funds as may be required. If we complete our initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans may be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into units at a price of $10.00 per unit at the option of the lender. The units would be identical to the private units issued to our sponsor. Other than as described above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

•
Our directors and officers may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether to proceed with a particular business combination.

•
Our directors and officers may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such directors and officers was included by a target business as a condition to any agreement with respect to our initial business combination.

The conflicts described above may not be resolved in our favor.
Accordingly, as a result of multiple business affiliations, our directors and officers have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities.
The following table summarizes the pre-existing fiduciary or contractual obligations of our officers and directors besides our sponsor:
Name of Individual	Name of Affiliated Entity	Entity’s Business	Affiliation
Aaron T. Ratner	Cross River Infrastructure Partners LLC.	Clean Energy	Executive Management
	Vectr Ventures	Venture Capital Investments	Partner
	Aries I Acquisition Corporation	SPAC	Director
Martha Ross	Renaissance Knowledge LLC	Consulting and Advisory Services	Founder
Nicholas Parker	Parker Venture Management Inc.	Private Investments	Chairman
Candice Beaumont	Salsano Group and L Investments	Family Office	Chairman
	Springwater Special Situations Corp.	SPAC	Director
Bradford Allen	Vaunt Inc.	Intellectual Property Development	Executive
	Duddell Street Acquisition Corp.	SPAC in FinTech	Director
While the foregoing may limit the pool of potential business combination candidates, we do not believe that this limitation will be material.
Investors should also be aware of the following additional potential conflicts of interest:
•
None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•
Unless we consummate our initial business combination, our officers, directors and sponsor will not receive reimbursement or repayment for any out-of-pocket expenses incurred by them, or loans made to us, to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account.

•
The founder shares beneficially owned by our initial stockholders and the private units purchased by our sponsor, and any warrants which our officers or directors may purchase in the aftermarket will expire worthless if a business combination is not consummated. Additionally, our officers and directors and affiliates will not receive liquidation distributions from the trust account with respect to any of the founder shares or private shares.

For the foregoing reasons, our board may have a conflict of interest in determining whether a particular target business is an appropriate to effect a business combination with.
To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of our officers, directors, sponsor or initial stockholders unless we have obtained an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, that the business combination is fair to our unaffiliated stockholders from a financial point of view. We will also need to obtain the approval of a majority of our disinterested independent directors. Furthermore, in no event will any of our sponsor, members of our management team or their respective affiliates be paid any compensation prior to, or for any services they render in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is) other than the payment of consulting, success or finder fees to our sponsor, officers, directors, advisors, initial stockholders or their affiliates in connection with the consummation of our initial business combination, repayment of the $350,000 loan and reimbursement of any out-of-pocket expenses.
Limitation on Liability and Indemnification of Officers and Directors
Our amended and restated certificate of incorporation will provide that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation will provide that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.
We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.
We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

PRINCIPAL STOCKHOLDERS
The following table sets forth information regarding the beneficial ownership of our shares of common stock as of the date of this prospectus and as adjusted to reflect the sale of our shares of common stock included in the units offered by this prospectus and included in the private units (assuming none of the individuals listed purchase units in this offering), by:
•
each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•
each of our officers and directors; and

•
all of our officers and directors as a group.

On August 17, 2021, our sponsor purchased an aggregate of 5,750,000 founder shares for an aggregate purchase price of $25,000 or approximately $0.004 per share. On February 7, 2022, we effected a 1:1.33333339 stock split of our Class B common stock, resulting in our initial stockholders holding 7,666,667 founder shares. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.
The number of founder shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 23,000,000 units if the underwriters’ over-allotment option is exercised in full, and therefore that such founder shares would represent 25% of the outstanding shares after this offering, excluding the private shares underlying the private units. Up to 1,000,000 of the founder shares will be surrendered for no consideration depending on the extent to which the underwriters’ over-allotment is exercised. The post-offering percentages in the following table assume that the underwriters do not exercise their over-allotment option, that 1,000,000 founder shares have been surrendered to us for no consideration, and that there are 27,466,667 shares of common stock, consisting of (i) 20,800,000 Class A common shares (including 20,000,000 public shares and 800,000 private shares) and (ii) 6,666,667 Class B common shares issued and outstanding after this offering.
	Number of Class A Common Shares Beneficially Owned	Approximate Percentage of Outstanding Class A Common Shares		Number of Class B Common Shares Beneficially Owned(3)	Approximate Percentage of Issued and Outstanding Class B Common Shares
Name and Address of Beneficial Owner(1)		Before Offering	After Offering(2)		Before Offering	After Offering(4)
Clean Earth Acquisitions Sponsor, LLC(5)	800,000	—%	3.8%	6,666,667(4)	100%	100%
Aaron T. Ratner(6)	—	—%	—%	—	—%	—%
Martha Ross(5)	800,000	—%	3.8%	6,666,667(4)	100%	100%
Nicholas Parker(6)	—	—%	—%	—	—%	—%
Candice Beaumont(6)	—	—%	—%	—	—%	—%
Bradford Allen(6)	—	—%	—%	—	—%	—%
All directors and executive officers as a group (5 individuals)	—	—%	—%	6,666,667	100%	100%

(1)
Unless otherwise indicated, the business address of each of the individuals is c/o Clean Earth Acquisitions Corp., 12600 Hill Country Blvd, Building R, Suite 275, Bee Cave, Texas 78738.

(2)
Assumes no exercise of the over-allotment option and, therefore, no purchase of an aggregate of 90,000 private units.

(3)
Interests shown consist solely of founder shares, classified as Class B common shares. Such shares will automatically convert into Class A common shares at the time of our initial business combination or earlier at the option of the holders thereof as described in the section entitled “Description of Securities.”

(4)
Assumes no exercise of the over-allotment option and, therefore, the forfeiture of an aggregate of 1,000,000 founder shares.

(5)
Represents founder shares held by Clean Earth Acquisitions Sponsor, LLC, our sponsor. Martha Ross, Alex Greystoke and David Saab comprise the Board of Managers of our sponsor. Any action by our sponsor with respect to our company or the founder shares, including voting and dispositive decisions, requires a majority vote of the managers of the Board of Managers. Under the so-called “rule of three,” because voting and dispositive decisions are made by a majority of our sponsor’s managers, none of the managers of our sponsor is deemed to be a beneficial owner of our sponsor’s securities, even those in which such manager holds a pecuniary interest. Accordingly, none of our directors or officers is deemed to have or share beneficial ownership of the founder shares held by our sponsor.

(6)
Does not include any securities held by Clean Earth Acquisitions Sponsor, LLC, of which each person is a member. Each such person disclaims beneficial ownership of the reported shares other than to the extent of his ultimate pecuniary interest therein.

Immediately after this offering, assuming no exercise of the over-allotment option, our initial stockholders will beneficially own approximately 27.1% of the then issued and outstanding shares of common stock (including private units and assuming they do not purchase any units offered by this prospectus). None of our sponsor, officers, directors and initial stockholders has indicated to us that it or they intend to purchase our securities in the offering. Because of the ownership block held by our sponsor, officers, directors and initial stockholders, such individuals may be able to effectively exercise influence over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.
Our anchor investor has expressed an interest to purchase units in this offering at a level equal to 9.9% of the units subject to this offering. In addition, our sponsor has entered into a letter agreement with the anchor investor pursuant to which the anchor investor will purchase membership interests in our sponsor. See “Summary — The Offering — Indication of Interest. Such founder shares and any private units acquired by the anchor investor will be treated the same in all material respects as the founder shares held by our sponsor as described in this prospectus.
Pursuant to the letter agreement with our sponsor, the anchor investor has not been granted any material additional stockholder or other rights, and is only being issued membership interests in our sponsor with no right to control our sponsor or vote or dispose of the founder shares or private warrants, as applicable (which will continue to be held by our sponsor until following our initial business combination). Additionally with respect to the units it has expressed an interest in purchasing (or all of the units it purchases in this offering, if less), such anchor investor (1) will not transfer such units (or underlying shares of common stock) prior to the date we complete our initial business combination, and (2) will not exercise its redemption rights with respect to any shares of common stock included in such units in connection with the completion of our initial business combination. The purchases by the anchor investor of units in this offering or our securities in the open market (or both) could potentially allow such investor to assert influence over our company, including with respect to our initial business combination.
No assurances can be given as to the amount of our securities the anchor investor may retain or purchase following this offering at any time prior to or upon the consummation of our initial business combination.
If the underwriters do not exercise all or a portion of the over-allotment option, an aggregate of 1,000,000 founder shares will be forfeited. In such event, only that number of shares necessary to maintain a 25% ownership interest in the company after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option (not including the private units and assuming the holders do not purchase any units in this offering) will be forfeited.
Our sponsor has committed that it or its designees will purchase 800,000 private units (for a total purchase price of $8,000,000) from us. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. Our sponsor has also agreed that if the over-allotment option is exercised by the underwriters in full or in part, they and/or their designees will purchase from us an additional number of private units (up to a maximum of 90,000 private units) necessary to maintain in the trust account $10.10 per unit sold to the public in this offering. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The private warrants included with the private units will be identical to the warrants sold in this offering except that: (i) they will not be redeemable by us, (ii) they may be exercised for cash or on a cashless basis, as described in this prospectus, (iii) they (along with the Class A common stock issuable upon exercise of the private warrants) are entitled to registration rights, as described below and (iv) the initial purchasers have agreed not to transfer, assign or sell any of the private units (or the private shares and warrants included therein), except in connection with the same limited exceptions that the founder shares may be transferred as described above, until 30 days after the completion of our initial business combination. Furthermore, they have agreed (A) to vote the private shares in favor of any proposed business combination, (B) not to convert any private shares in connection with a stockholder vote to approve a proposed initial business combination or sell any private shares to us in a tender offer in connection with a proposed initial business combination and (C) that the private shares shall not participate in any liquidating distribution from our trust account upon winding up if a business combination is not consummated. In the event of a liquidation prior to our initial business combination, the private units will likely be worthless.
In order to meet our working capital needs following the consummation of this offering, our sponsor, officers, directors and their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at holder’s discretion, up to $1,500,000 of the notes may be converted into units at a price of $10.00 per unit. The units would be identical to the private units. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment.
Our executive officers, directors, advisors and our sponsor are our “promoters,” as that term is defined under the federal securities laws.
Registration Rights
The holders of the founder shares issued and outstanding on the date of this prospectus, as well as the holders of the private units and any units our sponsor, officers, directors or their affiliates may be issued in payment of working capital loans made to us (and all underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of a majority of the private units and units issued to our sponsor, officers, directors or their affiliates in payment of working capital loans made to us (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. Notwithstanding anything to the contrary, Citigroup may only make a demand on one occasion and only during the five-year period beginning on the effective date of the registration statement of which this prospectus forms a part. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination; provided, however, that Citigroup may participate in a “piggy-back” registration only during the seven-year period beginning on the effective date of the registration statement of which this prospectus forms a part. We will bear the expenses incurred in connection with the filing of any such registration statements.
Restrictions on Transfers of Founder Shares and Private Units
The founder shares and private units (and any private shares or private warrants included in the private units, along with any shares of Class A common stock issued upon conversion or exercise of the private warrants) are each subject to transfer restrictions pursuant to lock-up provisions in the agreements entered into by our initial stockholders and management team. Those lock-up provisions provide that such securities are not transferable or salable (i) in the case of the founder shares, until the earlier of (A) one year after the completion of our initial business combination or earlier if, subsequent to our initial business combination, the closing price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any

30-trading day period commencing at least 150 days after our initial business combination and (B) the date following on which we complete a liquidation, merger, capital stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their Class A common stock for cash, securities or other property and (ii) in the case of the private units (and any private shares or private warrants included in the private units, along with any shares of Class A common stock issued upon conversion or exercise of the private warrants), until 30 days after the completion of our initial business combination except in each case (a) to our officers or directors or those of the underwriters, any affiliate or family member of any of our officers or directors or those of the underwriters, any affiliate of our sponsor, or an underwriter, or to any member of the sponsor, or an underwriter, or any of their respective affiliates, (b) in the case of an individual, as a gift to such person’s immediate family or to a trust, the beneficiary of which is a member of such person’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such person; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of a business combination at prices no greater than the price at which the shares or warrants were originally purchased; (f) by virtue of the laws of the State of Delaware or our Sponsor’s limited liability company agreement upon dissolution of our Sponsor or the respective organizational documents of each of the underwriters, (g) in the event of our liquidation prior to our consummation of our initial business combination; or (h) in the event that, subsequent to our consummation of an initial business combination, we complete a liquidation, merger, capital stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their Class A common stock for cash, securities or other property; provided, however, that in the case of clauses (a) through (f) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreement.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
On August 17, 2021, our sponsor purchased an aggregate of 5,750,000 founder shares for an aggregate purchase price of $25,000 or approximately $0.004 per share. On February 7, 2022, we effected a 1:1.33333339 stock split of our Class B common stock, resulting in our initial stockholders holding 7,666,667 founder shares. If the underwriters do not exercise all or a portion of their over-allotment option, our initial stockholders will forfeit up to an aggregate of 1,000,000 founder shares in proportion to the portion of the over-allotment option that was not exercised. Our initial shareholders will collectively own 25% of our issued and outstanding shares upon closing of this offering (not including the private units and assuming they do not purchase any units in this offering). If we increase or decrease the size of this offering, we will effect a capitalization or stock repurchase or redemption or other appropriate mechanism, as applicable, with respect to our founder shares immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 25% of our issued and outstanding common stock upon the consummation of this offering. The founder shares are entitled to registration rights.
Pursuant to a letter agreement, our sponsor has agreed that upon and subject to the completion of the initial business combination, approximately 33% of the founder shares then held by the sponsor shall be considered to be newly unvested shares, which will vest only if the closing price of our shares of Class A common stock on the Nasdaq equals or exceeds $12.50 for any 20 trading days within a 30 trading day period after the closing of the initial business combination but before the tenth anniversary of the closing of the initial business combination. In the event the share price level described above is achieved before the first anniversary of the closing of the initial business combination, such unvested founder shares will not vest until the first anniversary of such closing. Additionally, if we enter into a binding agreement on or before the tenth anniversary of the initial business combination with respect to certain other transactions, as described in the letter agreement, all unvested founder shares will vest on the day prior to the closing of such transactions. Founder shares, if any, that remain unvested at the tenth anniversary of the closing of the initial business combination will be forfeited.
If the underwriters determine the size of the offering should be increased (including pursuant to Rule 462(b) under the Securities Act) or decreased, a share dividend or a contribution back to capital, as applicable, would be effectuated in order to maintain our initial stockholders’ ownership at a percentage of the number of shares to be sold in this offering.
Our sponsor has committed that it or its designees will purchase, pursuant to written subscription agreements with us, the 800,000 private units (for a total purchase price of $8,000,000) from us. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. Our sponsor also agreed that if the over-allotment option is exercised by the underwriters in full or in part, they and/or their designees will purchase from us an additional number of private units (up to a maximum of 90,000 private units) necessary to maintain in the trust account $10.10 per unit sold to the public in this offering. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The purchase price for the private units will be delivered to an escrow account at least 24 hours prior to the closing of this offering and will be deposited into the trust account simultaneously with the consummation of the offering. The private warrants included with the private units will be identical to the warrants sold in this offering except that: (i) they will not be redeemable by us, (ii) they may be exercised for cash or on a cashless basis, as described in this prospectus, (iii) they (along with the Class A common stock issuable upon exercise of the private warrants) are entitled to registration rights, as described below and (iv) the initial purchasers have agreed not to transfer, assign or sell any of the private units ( or the private shares and warrants included therein), except in connection with the same limited exceptions that the founder shares may be transferred as described above, until 30 days after the completion of our initial business combination. Furthermore, they have agreed (A) to vote the private shares in favor of any proposed business combination, (B) not to convert any private shares in connection with a stockholder vote to approve a proposed initial business combination or sell any private shares to us in a tender offer in connection with a proposed initial business combination and (C) that the private shares shall not participate in any liquidating distribution from our trust account upon winding up if a business combination is not consummated. In the event of a liquidation prior to our initial business combination, the private units will likely be worthless.

Our anchor investor has expressed an interest to purchase units in this offering at a level equal to 9.9% of the units subject to this offering. In addition, our sponsor has entered into a letter agreement with the anchor investor pursuant to which the anchor investor will purchase membership interests in our sponsor. See “Summary — The Offering — Indication of Interest. Such founder shares and the any private units acquired by the anchor investor will be treated the same in all material respects as the founder shares held by our sponsor as described in this prospectus. If the anchor investor purchases the full 9.9% of the units they have expressed an interest in purchasing, the anchor investor would own approximately 7.2% of the outstanding shares of Class A common stock following this offering (or approximately 6.3% of the outstanding shares of Class A common stock if the over-allotment option is exercised in full) and our sponsor and initial stockholders would own approximately 27.2% of the outstanding shares following this offering (or approximately 27.1% of the outstanding shares if the over-allotment option is exercised in full).
Pursuant to the letter agreement with our sponsor, the anchor investor has not been granted any material additional stockholder or other rights, and is only being issued membership interests in our sponsor with no right to control our sponsor or vote or dispose of the founder shares or private warrants, as applicable (which will continue to be held by our sponsor until following our initial business combination). Additionally with respect to the units it has expressed an interest in purchasing (or all of the units it purchases in this offering, if less), such anchor investor (1) will not transfer such units (or underlying shares of common stock) prior to the date we complete our initial business combination, and (2) will not exercise its redemption rights with respect to any shares of common stock included in such units in connection with the completion of our initial business combination. The purchases by the anchor investor of units in this offering or our securities in the open market (or both) could potentially allow such investor to assert influence over our company, including with respect to our initial business combination.
No assurances can be given as to the amount of our securities the anchor investor may retain or purchase following this offering at any time prior to or upon the consummation of our initial business combination.
In order to meet our working capital needs following the consummation of this offering, our sponsor, initial stockholders, officers and directors or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at holder’s discretion, up to $1,500,000 of the notes may be converted into units at a price of $10.00 per unit. The units would be identical to the private units. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment.
The holders of our founder shares issued and outstanding on the date of this prospectus, as well as the holders of the private units and any units our sponsor, initial stockholders, officers, directors or their affiliates may be issued in payment of working capital loans made to us (and all underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of a majority of the private units and units issued in payment of working capital loans made to us (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.
As of December 31, 2021, we had borrowed an aggregate of $125,000 under the promissory note pursuant to which our sponsor has agreed to loan to us up to an aggregate of $350,000, on a non-interest bearing manner, to cover expenses related to this offering. The loan is due on the earlier of May 15, 2022 or the consummation of this offering. We intend to repay the loan from the proceeds of this offering not being placed in trust upon consummation of this offering.
We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation.

Other than the payment of consulting, success or finder fees to our sponsor, officers, directors, advisors, initial stockholders or their affiliates in connection with the consummation of our initial business combination and repayment of the $350,000 loan, no compensation or fees of any kind will be paid to our sponsor, initial stockholders, members of our Team or their respective affiliates, for services rendered prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of consulting, success or finder fees payable by us upon consummation of an initial business combination. Additionally, there is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination.
After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. However, the amount of such compensation may not be known at the time of the stockholder meeting held to consider an initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K or a periodic report, as required by the SEC.
All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by a majority of our uninterested “independent” directors or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.
Related Party Policy
Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our shares of common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.
Our audit committee, pursuant to its written charter, will be responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable to us than terms generally available from an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.
To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of our sponsor, officers or directors unless we have obtained an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, that the business combination is fair to our unaffiliated stockholders from a financial point of view. We will also need to obtain approval of a majority of our disinterested independent directors.

DESCRIPTION OF SECURITIES
General
We are a Delaware corporation and our affairs are governed by our amended and restated certificate of incorporation and Delaware law. Pursuant to our amended and restated certificate of incorporation which will be adopted prior to the consummation of this offering, we will be authorized to issue 110,000,000 shares of common stock, $0.0001 par value each, including 100,000,000 shares of Class A common stock and 10,000,000 shares of Class B common stock, as well as 1,000,000 shares of preferred stock, $0.0001 par value each. The following description summarizes certain terms of our capital stock as set out more particularly in our amended and restated certificate of incorporation. Because it is only a summary, it may not contain all the information that is important to you.
Units
Each unit has an offering price of $10.00 and consists of one share of Class A common stock, one right and one-half of one redeemable warrant. Each right entitles the holder to receive one-tenth (1/10) of one share of Class A common stock. You must have 10 rights in order to receive one share of Class A common stock at the closing of the initial business combination. Each whole warrant entitles the holder thereof to purchase one share of our Class A common stock at a price of $11.50 per share, subject to adjustment as described in this prospectus. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of Class A common stock. This means that only a whole warrant may be exercised at any given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant.
The shares of common stock, rights and warrants will begin to trade separately on the 52nd day after the date of this prospectus unless Citigroup informs us of its decision to allow earlier separate trading, provided that in no event may the shares of common stock, rights and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. Once the shares of common stock, rights and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component pieces.
In no event will the Class A common stock, rights and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K. We will file a Current Report on Form 8-K which includes an audited balance sheet promptly upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised on the date of this prospectus. If the over-allotment option is exercised after the date of this prospectus, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, an amendment thereto, or in a subsequent Form 8-K information indicating if Citigroup Global Markets Inc. has allowed separate trading of the shares of common stock, rights and warrants prior to the 52nd business day after the date of this prospectus.
Common Stock
Upon the closing of this offering, 27,466,667 shares of our Class A common stock will be outstanding (assuming no exercise of the underwriters’ over-allotment option and the corresponding forfeiture of 1,000,000 founder shares by our sponsor), consisting of:
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20,000,000 shares of our Class A common stock underlying the units being offered in this offering;

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800,000 shares of our Class A common stock underlying the private units; and

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6,666,667 founder shares held by our initial stockholders.

If we increase or decrease the size of the offering, we will effect a stock dividend or share contribution back to capital or other appropriate mechanism, as applicable, with respect to our founder shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of founder shares by our initial stockholders prior to this offering at 25.0% of the issued and outstanding shares of our common stock upon the consummation of this offering.
We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 immediately prior to or upon consummation of such business combination and, solely if a vote is held to approve a business combination, a majority of the outstanding shares of common stock voted are voted in favor of the business combination.
Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. Stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Holders of Class A common stock and holders of founder shares will vote together as a single class on all matters submitted to a vote of our stockholders except as required by law. Unless specified in our amended and restated certificate of incorporation, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our shares of common stock that are voted is required to approve any such matter voted on by our stockholders. Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to voted for the election of directors can elect all of the directors.
Because our amended and restated certificate of incorporation authorizes the issuance of up to 100,000,000 shares of Class A common stock, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of shares of Class A common stock which we are authorized to issue at the same time as our stockholders vote on the business combination to the extent we seek stockholder approval in connection with our business combination.
In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual meeting until no later than one year after our first fiscal year end following our listing on Nasdaq. Under Section 211(b) of the DGCL, we are, however, required to hold an annual meeting of stockholders for the purposes of electing directors in accordance with our bylaws, unless such election is made by written consent in lieu of such a meeting. We may not hold an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, and thus we may not be in compliance with Section 211(b) of the DGCL, which requires an annual meeting. Therefore, if our stockholders want us to hold an annual meeting prior to the consummation of our initial business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL. Prior to the completion of an initial business combination, any vacancy on the board of directors may be filled by a nominee chosen by holders of a majority of our founder shares. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason.
We will provide our stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.10 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. The redemption rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares held by them and any public shares they may acquire during or after this offering in connection with the completion of our business combination or otherwise.
Pursuant to our amended and restated certificate of incorporation, if we do not consummate an initial business combination by 15 months (or up to 18 months if we extend the period of time to consummate our initial business combination in accordance with the terms described in this prospectus) from the closing of this offering, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate prior to an initial business combination, our public stockholders are entitled to share ratably in the trust account, based on the amount then held in the trust account.
Our sponsor, officers and directors have agreed to waive their rights to participate in any liquidation distribution from the trust account occurring upon our failure to consummate an initial business combination with respect to the founder’s common stock and private shares. Our sponsor, officers and directors will therefore not participate in any liquidation distribution from the trust account with respect to such shares. They will, however, participate in any liquidation distribution from the trust account with respect to any shares of common stock acquired in, or following, this offering.
Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the shares of common stock, except that public stockholders have the right to sell their shares to us in a tender offer or have their shares of common stock converted to cash equal to their pro rata share of the trust account in connection with the consummation of our business combination. Public stockholders who sell or convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.
Founder Shares
Our Class B common stock (the “founder shares”) is identical to the Class A common stock included in the units being sold in this offering, and holders of founder shares have the same shareholder rights as public shareholders, except that: (1) the founder shares are subject to certain transfer restrictions contained in a letter agreement that our initial shareholders, directors and officers have entered into with us, as described in more detail below; (2) pursuant to such letter agreement, our initial stockholders, directors and officers have agreed to waive: (i) their redemption rights with respect to any founder shares and public shares held by them, as applicable, in connection with the completion of our initial business combination; (ii) their redemption rights with respect to any founder shares and public shares held by them in connection with a shareholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months (or up to 18 months if we extend the period of time to consummate our initial business combination in accordance with the terms described in this prospectus) from the closing of this offering, or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity; and (iii) their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to complete our initial business combination within 15 months (or up to 18 months if we extend the period of time to consummate our initial business combination in accordance with the terms described in this prospectus) from the closing of this offering or during any extension period (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame); (3) the founder shares will automatically convert into our Class A common stock concurrently with or immediately following our initial business combination, subject to adjustment, as provided herein; (4) the founder shares are entitled to registration rights; and (5) pursuant to the letter agreement, our sponsor has agreed that upon and subject to the completion of the initial business combination, approximately 33% of the founder shares then held by the sponsor shall be considered to be newly unvested shares, which will vest only if the closing price of our shares of Class A common stock on the Nasdaq equals or exceeds $12.50 for any 20 trading days within a 30 trading day period after the closing of the initial business combination but before the tenth anniversary of the closing of the initial business combination. In the event the share price level described above is achieved before the first anniversary of the closing of the initial business combination, such unvested founder shares will not vest until the first anniversary of such closing. Additionally, if we enter into a binding agreement on or before the tenth anniversary of the initial business combination with respect to certain other transactions, as described in the letter agreement, all unvested founder shares will vest on the day prior to the closing of such transactions. Founder shares, if any, that remain unvested at the tenth anniversary of the closing of the initial business combination will be forfeited. If we submit our initial business combination to our public shareholders for a vote, our initial shareholders have agreed (and their permitted transferees will agree), pursuant to the terms of a letter agreement entered into with us, to vote their founder shares and any public shares purchased during or after this offering in favor of our initial business combination.

The founder shares will automatically convert into Class A common stock concurrently with or immediately following our initial business combination, on a one-for-one basis, subject to adjustment for share sub-divisions, share dividends, rights issuances, consolidations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A common stock, or equity-linked securities or rights, are issued or deemed issued in excess of the amounts issued in this offering and related to the closing of our initial business combination, the ratio at which the founder shares will convert into Class A common stock will be adjusted (unless the holders of a majority of the issued and outstanding founder shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 25% of the sum of all common shares issued and outstanding upon the completion of this offering plus all Class A common stock and equity-linked securities issued or deemed issued in connection with our initial business combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination. The term “equity-linked securities” refers to any debt or equity securities that are convertible, exercisable or exchangeable for our Class A common stock issued in a financing transaction in connection with our initial business combination, including but not limited to a private placement of equity or debt.
Pursuant to a letter agreement that our initial shareholders, directors and officers have entered into with us, with certain limited exceptions, the founder shares are not transferable, assignable or salable (except to our directors and officers and other persons or entities affiliated with our sponsor, each of whom will be subject to the same transfer restrictions) until the earlier of: (A) one year after the completion of our initial business combination; and (B) subsequent to our initial business combination (x) if the last reported sale price of our Class A common stock shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, consolidations, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing at least 180 days after our initial business combination or (y) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their common shares for cash, securities or other property.
Preferred Stock
No shares of preferred stock are currently outstanding. Our amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.
Warrants
Public Warrants
No public warrants are currently outstanding. Each whole warrant entitles the registered holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as provided herein, at any time commencing 30 days after the completion of our initial business combination, except as discussed in the immediately succeeding paragraph. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of Class A common stock. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation. If (a) we issue additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by our board of directors, and in the case of any such issuance to our sponsor, initial stockholders or their affiliates, without taking into account any founder shares issued prior to our initial public offering and held by sponsor, initial stockholders or their respective affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (b) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (c) the Market Value (as defined below) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value and (ii) the Newly Issued Price, and the Redemption Trigger Price (as defined below) will be adjusted (to the nearest cent) to be equal to 180% of the greater of (x) the Market Value and (y) the Newly Issued Price. For the purposes of this adjustment, the “Market Value” shall mean the volume weighted average trading price of our Class A common stock during the twenty (20) trading day period starting on the trading day prior to the date of the consummation of our initial business combination. The “Redemption Trigger Price” shall mean $18.00 per share, subject to adjustment in accordance with the warrant agreement.
Redemption of warrants for cash when the price per share of Class A common stock equals or exceeds $18.00. Once the warrants become exercisable, we may redeem the outstanding warrants (except the private warrants and any warrants underlying additional units issued to our sponsor, officers or directors in payment of working capital loans made to us):
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in whole and not in part;

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at a price of $0.01 per warrant;

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upon a minimum of 30 days’ prior written notice of redemption to each warrantholder; and

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if, and only if, the reported last sale price of our Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations, for any 20 trading days within a 30 trading day period commencing at any time after the warrants become exercisable and ending three business days before we send the notice of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the redemption date. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.
The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial warrant exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.
We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the sale of the Class A common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period or we require the warrants to be exercised on a cashless basis as described below. If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of Class A common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification.
If we call the warrants for redemption for cash as described above, we will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” we will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of our Class A common stock issuable upon the exercise of our warrants. To exercise warrants on a cashless basis, each holder would pay the exercise price by surrendering the warrants in exchange for a number of shares of our Class A common stock equal to the quotient obtained by dividing (i) the product of (A) the number of shares of our Class A common stock underlying the warrants, and (B) the difference between the “fair market value” and the exercise price of the warrants by (ii) such fair market value. Solely for purposes of the preceding sentence, “fair market value” shall mean the 10-day average trading price as of the date on which the notice of exercise is received by the warrant agent. We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the shares of Class A common stock may fall below the $18.00 redemption trigger price (as may be adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.
No fractional shares of Class A common stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A common stock to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the shares of Class A common stock pursuant to the warrant agreement (for instance, if we are not the surviving company in our initial business combination), the warrants may be exercised for such security. At such time as the warrants become exercisable for a security other than the shares of Class A common stock, the company (or surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the warrants.
Redemption Procedures.    A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A common stock issued and outstanding immediately after giving effect to such exercise.
Anti-Dilution Adjustments.    If the number of outstanding shares of Class A common stock is increased by a capitalization or share dividend paid in shares of Class A common stock to all or substantially all holders of shares of Class A common stock, or by a split-up of shares of Class A common stock or other similar event, then, on the effective date of such capitalization or share dividend, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Class A common stock. A rights offering made to all or substantially all holders of Class A common stock entitling holders to purchase shares of Class A common stock at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of shares of Class A common stock equal to the product of (i) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of Class A common stock) and (ii) one minus the quotient of (x) the price per Class A common stock paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for shares of Class A common stock, in determining the price payable for shares of Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of shares of Class A common stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all of the holders of the shares of Class A common stock on account of such shares of Class A common stock (or other securities into which the warrants are convertible), other than (a) as described above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the shares of Class A common stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of Class A common stock issuable on exercise of each warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, (c) to satisfy the redemption rights of the holders of shares of Class A common stock in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of shares of Class A common stock in connection with a shareholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to provide holders of our shares of Class A common stock the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months (or up to 18 months if we extend the period of time to consummate our initial business combination in accordance with the terms described in this prospectus) from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our shares of Class A common stock, (e) as a result of the repurchase of shares of Class A common stock by us if a proposed initial business combination is presented to our shareholders for approval, or (f) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Class A common stock in respect of such event.
If the number of outstanding shares of Class A common stock is decreased by a consolidation, combination, reverse share split or reclassification of shares of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of Class A common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A common stock.
The exercise price and number of shares of Class A common stock issuable upon the exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuances of Class A common stock at a price below their respective exercise prices.
The warrants will be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, or defective provision, (ii) removing or reducing the company’s ability to redeem the public warrants or (iii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants in any material respect. The warrant agreement may be amended by the parties thereto with the vote or written consent of the registered holders of the warrants of at least 50% of the then outstanding public warrants and private warrants, voting together as a single class, to allow for the warrants to be or continue to be, as applicable, classified as equity in the company’s financial statements. All other modifications or amendments, including any modification or amendment to increase the warrant price or shorten the exercise period, (a) with respect to the terms of the public warrants or any provision of the warrant agreement with respect to the public warrants, will require the vote or written consent of the registered holders of the warrants of at least 50% of the then outstanding public warrants and (b) with respect to the terms of the private warrants or any provision of the warrant agreement with respect to the private warrants will require the vote or written consent of at least 50% of the then outstanding private warrants. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.
The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders Class A of common stock and any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.
No fractional warrants will be issued upon separation of the units and only whole warrants will trade. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Class A common stock to be issued to the warrant holder.
We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors — Our warrant agreement and rights agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants and rights, which could limit the ability of warrant holders or right holders to obtain a favorable judicial forum for disputes with our company.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.
Private Warrants
The private warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering, except that: (i) they will not be redeemable by us, (ii) they may be exercised for cash or on a cashless basis, as described in this prospectus, (iii) they (along with the Class A common stock issuable upon exercise of the private warrants) are entitled to registration rights, as described below and (iv) the initial purchasers have agreed not to transfer, assign or sell any of the private units (or the private shares and warrants included therein), except in connection with the same limited exceptions that the founder shares may be transferred as described above, until 30 days after the completion of our initial business combination. The private warrants will not become public warrants as a result of any transfer of the private warrants, regardless of the transferee. Any amendment to the terms of the private warrants or any provision of the warrant agreement with respect to the private warrants will require the vote or written consent of at least 50% of the then outstanding private warrants.
If holders of the private warrants elect to exercise them on a cashless basis, they would pay the exercise price by exchanging his, her or its warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and of the “historical fair market value” (defined below) by (y) the historical fair market value. For these purposes, the “historical fair market value” shall mean the average reported closing price of the shares of Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis is because it is not known at this time whether the holders of the warrants will be affiliated with us following a business combination. If they are affiliated with us, their ability to sell our securities in the open market may be significantly limited. We expect to have policies in place that restrict insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public shareholders who could exercise their warrants and sell the shares of Class A common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders of the private warrants to exercise such warrants on a cashless basis is appropriate as it would be beneficial in this regard to any of such holders that are insiders.
In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. Up to $1,500,000 of such loans may be convertible into units of the post business combination entity at a price of $10.00 per unit at the option of the lender. Such units would be identical to the private units.
Rights
Each right represents the right to receive one-tenth (1/10) of one share of Class A common stock upon the consummation of our initial business combination, so each holder of 10 rights will receive one share of Class A common stock upon consummation of our initial business combination, whether or not we will be the surviving entity and even if the holder of such right redeemed all shares of Class A common stock held by him, her or it in connection with our initial business combination. No fractional shares will be issued upon conversion of any rights, so holders must hold rights in denominations of 10 in order to receive a share of Class A common stock at the closing of our initial business combination. No additional consideration will be required to be paid by a holder of rights in order to receive his, her or its additional shares of Class A common stock upon consummation of our initial business combination as the consideration related thereto has been included in the unit purchase price paid for by investors in this offering. The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of ours).
If we enter into a definitive agreement for a business combination in which we will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the shares of Class A common stock will receive in the transaction on an as-converted into shares of Class A common stock basis, and each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth (1/10) share underlying each right (without paying any additional consideration) upon consummation of the business combination. More specifically, the right holder will be required to indicate his, her or its election to convert the rights into underlying shares as well as to return the original rights certificates to us.
If we are unable to complete an initial business combination within 15 months (or up to 18 months if we extend the period of time to consummate our initial business combination in accordance with the terms described in this prospectus) and we liquidate the funds held in the trust account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from our assets held outside of the trust account with respect to such rights, and the rights will expire worthless.
Promptly upon the consummation of our initial business combination, we will direct registered holders of the rights to return their rights certificates to American Stock Transfer & Trust Company, in its capacity as our rights agent. Upon receipt of the rights certificate, the rights agent will issue to the registered holder of such right(s) the number of full shares of Class A common stock to which he, she or it is entitled. We will notify registered holders of the right to deliver their rights to the rights agent promptly upon consummation of such business combination and have been informed by the rights agent that the process of exchanging their rights for shares of Class A common stock should take no more than a matter of days. The foregoing exchange of rights is solely ministerial in nature and is not intended to provide us with any means of avoiding our obligation to issue the shares underlying the rights upon consummation of our initial business combination. Other than confirming that the rights delivered by a registered holder are valid, we will have no ability to avoid delivery of the shares underlying the rights. Nevertheless, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of an initial business combination. Additionally, in no event will we be required to net cash settle the rights. Accordingly, the rights may expire worthless.
We will not issue any fractional shares upon conversions of the rights once the units separate, and no cash will be payable in lieu thereof. As a result, a holder must have 10 rights in order to receive one share of Class A common stock at the closing of the initial business combination. In the event that any holder would otherwise be entitled to any fractional share upon exchange of his, her or its rights, we will reserve the option, to the fullest extent permitted by applicable law, to deal with any such fractional entitlement at the relevant time as we see fit, which would include the rounding down of any entitlement to receive shares of Class A common stock to the nearest whole share (and in effect extinguishing any fractional entitlement), or the holder being entitled to hold any remaining fractional entitlement (without any share being issued) and to aggregate the same with any future fractional entitlement to receive shares in the company until the holder is entitled to receive a whole number. Any rounding down and extinguishment may be done with or without any in lieu cash payment or other compensation being made to the holder of the relevant rights, such that value received on exchange of the rights may be considered less than the value that the holder would otherwise expect to receive. All holders of rights shall be treated in the same manner with respect to the issuance of shares upon conversions of the rights.
We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the rights agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors — Our warrant agreement and rights agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants and rights, which could limit the ability of warrant holders or right holders to obtain a favorable judicial forum for disputes with our company.”
Dividends
We have not paid any cash dividends on our shares of common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.
Our Transfer Agent, Rights Agent and Warrant Agent
The transfer agent for our securities, rights agent for our rights and warrant agent for our warrants is American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, NY 11219. We have agreed to indemnify American Stock Transfer & Trust Company in its roles as transfer agent, rights agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity. American Stock Transfer & Trust Company has agreed that it has no right of set off or any right, title, interest or claim of any kind to, or to any monies in, the trust account, and has irrevocably waived any right, title, interest or claim of any kind to, or any monies in, the trust account that it may have now or in the future. Accordingly, any indemnification provided will only be able to be satisfied, or a claim will only be able to be pursued, solely against us and our assets outside the trust account and not against any monies in the trust account or interest earned thereon.
Our Amended and Restated Certificate of Incorporation
Provisions Related to This Offering
Our amended and restated certificate of incorporation will contain certain requirements and restrictions relating to this offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without the approval of the holders of 60% of our common stock. Our initial stockholders, who will collectively beneficially own 25% of our common stock upon the closing of this offering (assuming they do not purchase any units in this offering), will participate in any vote to amend our amended and restated certificate of incorporation and will have the discretion to vote in any manner they choose. Specifically, our amended and restated certificate of incorporation provides, among other things, that:
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if we are unable to complete our initial business combination within 15 months (or up to 18 months if we extend the period of time to consummate our initial business combination in accordance with the terms described in this prospectus) from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law;

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prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote as a class with our public shares (a) on our initial business combination or on any other proposal presented to stockholders prior to or in connection with the completion of an initial business combination or (b) to approve an amendment to our amended and restated certificate of incorporation to (x) extend the time we have to consummate a business combination beyond 15 months (or up to 18 months if we extend the period of time to consummate our initial business combination in accordance with the terms described in this prospectus) from the closing of this offering or (y) amend the foregoing provisions;

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although we do not intend to enter into a business combination with a target business that is affiliated with our sponsor, our directors or our officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or an independent accounting firm that such a business combination is fair to our company from a financial point of view;

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if a stockholder vote on our initial business combination is not required by law and we do not decide to hold a stockholder vote for business or other legal reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act. Whether or not we maintain our registration under the Exchange Act or our listing on Nasdaq, we will provide our public stockholders with the opportunity to redeem their public shares by one of the two methods listed above;

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our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of our assets held in the trust account (excluding the deferred underwriting commissions and taxes payable by us on the income earned on the trust account) at the time of the agreement to enter into the initial business combination;

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if our stockholders approve an amendment to our amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our business combination within 15 months (or up to 18 months if we extend the period of time to consummate our initial business combination in accordance with the terms described in this prospectus) from the closing of this offering or with respect to any other provisions relating to the rights of holders of our Class A common stock, we will provide our public stockholders with the opportunity to redeem all or a portion of their shares of Class A common stock upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes, divided by the number of then outstanding public shares; and
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we will not effectuate our initial business combination with another blank check company or a similar company with nominal operations.

In addition, our amended and restated certificate of incorporation will provide that under no circumstances will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination.
Listing of our Securities
We have applied to have our units, Class A common stock, rights and warrants listed on Nasdaq under the symbols “CLINU,” “CLIN”, “CLINR” and “CLINW”, respectively. If approved for listing, we anticipate that our units will be listed on Nasdaq on or promptly after the effective date of the registration statement. Following the date the Class A common stock, rights and warrants are eligible to trade separately, we anticipate that the Class A common stock, rights and warrants will be listed separately and as a unit on Nasdaq.
Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and By-Laws
We will be subject to the provisions of Section 203 of the DGCL regulating corporate takeovers upon completion of this offering. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:
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a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

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an affiliate of an interested stockholder; or

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an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:
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our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

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after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

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on or subsequent to the date of the transaction, the initial business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Staggered board of directors
Our amended and restated certificate of incorporation provides that our board of directors will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.
Special meeting of stockholders
Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our chief executive officer or by our chairman or by our secretary at the request in writing of stockholders owning a majority of our issued and outstanding capital stock entitled to vote.

Advance notice requirements for stockholder proposals and director nominations
Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the scheduled date of the annual meeting of stockholders. In the event that less than 70 days’ notice or prior public disclosure of the date of the annual meeting of stockholders is given, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.
Authorized but unissued shares
The 63,800,000 authorized but unissued shares of Class A common stock available for issuance (after appropriate reservation for the issuance of the shares underlying the private units and public and private warrants) and 1,000,000 authorized and unissued shares of our preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Exclusive Forum Selection
Our amended and restated certificate of incorporation will require, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware, except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction or (D) any action arising under the Securities Act, as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction. If an action is brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder and therefore bring a claim in another appropriate forum. Additionally, we cannot be certain that a court will decide that this provision is either applicable or enforceable, and if a court were to find the choice of forum provision contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.
Our amended and restated certificate of incorporation will provide that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Action by Written Consent
Subsequent to the consummation of the offering, any action required or permitted to be taken by our common stockholders must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders other than with respect to our founder shares.
Limitation on Liability and Indemnification of Directors and Officers
Our amended and restated certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.
We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

SHARES ELIGIBLE FOR FUTURE SALE
Immediately after this offering, we will have 27,466,667 shares of common stock outstanding, or 31,556,667 shares if the over-allotment option is exercised in full. Of these shares, the 20,000,000 shares sold in this offering, or 23,000,000 shares if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.
Rule 144
A person who has beneficially owned restricted shares of common stock, rights or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of common stock for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:
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1% of the number of shares of common stock then outstanding, which will equal 274,667 shares immediately after this offering (or 315,567 if the over-allotment option is exercised in full); and

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the average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Historically, the SEC staff had taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:
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the issuer of the securities that was formerly a shell company has ceased to be a shell company;

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the issuer of the securities is subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act;

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the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

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at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, our sponsor will be able to sell its founder shares freely without registration one year after we have completed our initial business combination assuming it is not an affiliate of ours at that time.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS
The following are the material U.S. federal income and estate tax considerations with respect to your ownership and disposition of our units or components thereof, which we refer to collectively as our securities, assuming you purchase the securities in this offering and will hold them as capital assets within the meaning of the Internal Revenue Code of 1986, as amended, or the Code. Because the components of a unit are generally separable at the option of the holder within a short period of time after the date of this prospectus, the holder of a unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying common stock, right and warrant components of the unit. As a result, the discussion below of the U.S. federal income tax consequences with respect to actual holders of our common stock, rights and warrants should also apply to holders of our units (as the deemed owners of the underlying our common stock, rights and warrants that comprise the units).
This discussion does not address all of the U.S. federal income and estate tax considerations that may be relevant to you in light of your particular circumstances, and it does not describe all of the tax consequences that may be relevant to persons subject to special rules, such as:
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certain financial institutions;

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insurance companies;

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dealers and traders in securities or foreign currencies;

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persons holding our securities as part of a hedge, straddle, conversion transaction or other integrated transaction;

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former citizens or residents of the United States;

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U.S. persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

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partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

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persons liable for the alternative minimum tax; and

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tax-exempt organizations.

The following does not discuss any aspect of state, local or non-U.S. taxation. This discussion is based on current provisions of the Code, Treasury regulations, judicial opinions, published positions of the U.S. Internal Revenue Service, or the IRS, and all other applicable authorities, all of which are subject to change, possibly with retroactive effect. This discussion assumes that our common stock, rights and warrants will trade separately and that any distributions made (or deemed made) by us on our common stock and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars.
If an entity that is treated as a partnership for U.S. federal income tax purposes holds our securities, the tax treatment of a partner will generally depend on the status of the partner and the activities of the entity. If you are a partner in such an entity, you should consult your tax advisor.
WE URGE PROSPECTIVE INVESTORS TO CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS WITH RESPECT TO ACQUIRING, HOLDING AND DISPOSING OF OUR SECURITIES.
Personal Holding Company Status
We could be subject to United States federal income tax at rates in excess of those generally applicable to corporations on a portion of our income if we are determined to be a personal holding company, or PHC, for United States federal income tax purposes. A U.S. corporation will generally be classified as a PHC for United States federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds, and charitable trusts) own or are deemed to own (pursuant to certain constructive ownership rules) more than

50% of the stock of the corporation by value and (ii) at least 60% of the corporation’s adjusted ordinary gross income, as determined for United States federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, certain royalties, annuities and, under certain circumstances, rents).
Depending on the date and size of our initial business combination, it is possible that at least 60% of our adjusted ordinary gross income may consist of PHC income as discussed above. In addition, depending on the concentration of our stock in the hands of individuals, including the members of our sponsor and certain tax-exempt organizations, pension funds, and charitable trusts, it is possible that more than 50% of our stock will be owned or deemed owned (pursuant to the constructive ownership rules) by such persons during the last half of a taxable year. Thus, no assurance can be given that we will not become a PHC following this offering or in the future. If we are or were to become a PHC in a given taxable year, we would be subject to an additional PHC tax, currently 20%, on our undistributed taxable income, subject to certain adjustments.
General Treatment of Units
There is no statutory, administrative or judicial authority directly addressing the treatment, for U.S. federal income tax purposes, of a unit or instruments similar to a unit and, therefore, its treatment is not entirely clear.
The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of one share of our common stock, one right and one-half of one redeemable warrant to acquire one share of our common stock. We intend to treat the acquisition of a unit in this manner, and by purchasing a unit in this offering, a holder agrees to adopt such treatment for U.S. federal income tax purposes. For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between the one share of common stock, one right and the one-half of one redeemable warrant based on the relative fair market value of each at the time of issuance. Under U.S. federal income tax law, each investor must make his or her own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult his or her tax advisor regarding the determination of value for these purposes. The purchase price allocated to each share of common stock, right and the one-half of one redeemable warrant should be such holder’s tax basis in such share, right or one-half of one redeemable warrant, as the case may be. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the share of our common stock, right and one-half of one redeemable warrant comprising the unit, and the amount realized on the disposition should be allocated between the common stock, right and the one-half of one redeemable warrant based on their respective relative fair market values (as determined by each such unit holder on all the relevant facts and circumstances) at the time of disposition. The separation of the common stock, right and warrant constituting a unit should not be a taxable event for U.S. federal income tax purposes.
The foregoing treatment of the units and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there is no authority that directly addresses instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Each prospective investor is urged to consult its tax advisors regarding the U.S. federal, state, local and any non-U.S. tax consequences of an investment in a unit (including alternative characterizations of a unit and its components). The following discussion is based on the assumption that the characterization of the units described above is respected for U.S. federal income tax purposes.
U.S. Holders
This section is addressed to U.S. holders of our securities. For purposes of this discussion, you are a “U.S. holder” if you are a beneficial owner of a security that is:
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an individual citizen or resident of the United States for U.S. federal income tax purposes;

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a corporation, or other entity taxable as a corporation, created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust (i) the administration of which is subject to the primary supervision of a court in the United States and for which one or more U.S. persons have the authority to control all substantial decisions or (ii) that has an election in effect under applicable income tax regulations to be treated as a U.S. person for U.S. federal income tax purposes.

Dividends and Distributions
As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. If we do make distributions on our common stock, such distributions generally will be treated as dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits. Distributions in excess of our current or accumulated earnings and profits generally will first reduce your basis in the common stock (but not below zero) and then will be treated as gain realized on the sale or other disposition of the common stock (as described in the first paragraph under “— Sale or Other Disposition or Conversion of Common stock” below).
Dividends we pay to a U.S. holder that is a corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividend income” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.
The conversion feature of the common stock described under “Proposed Business — Effecting a Business Combination — Conversion Rights” may be viewed as a position with respect to substantially similar or related property which diminishes your risk of loss and thereby affects your ability to satisfy the holding period requirements for the dividends received deduction or the preferential tax rate on qualified dividend income with respect to the time period prior to the approval of an initial business combination.
Sale or Other Disposition or Conversion of Common stock
Gain or loss you realize on the sale or other disposition of our common stock (other than conversion into cash but including a liquidation in the event we do not consummate a business combination within the required time) will be capital gain or loss. The amount of your gain or loss will be equal to the difference between your tax basis in the common stock disposed of and the amount realized on the disposition. The deductibility of capital losses is subject to limitations. Any capital gain or loss you realize on a sale or other disposition of our common stock will generally be long-term capital gain or loss if your holding period for the common stock is more than one year. However, the conversion feature of the common stock described under “Proposed Business — Effecting a Business Combination — Conversion Rights” could affect your ability to satisfy the holding period requirements for the long-term capital gain tax rate with respect to the time period prior to the approval of an initial business combination.
In the event that a U.S. holder’s shares of our common stock are redeemed for cash pursuant to the conversion provisions described in this prospectus under “Proposed Business — Effecting a Business Combination — Conversion Rights,” or if we purchase a U.S. holder’s shares of our common stock in an open market transaction (each of which we refer to herein as a redemption), the treatment of the redemption for U.S. federal income tax purposes will depend on whether it qualifies as a sale or exchange of the shares of our common stock under Section 302 of the Code. If the redemption qualifies as a sale or exchange of the shares of our common stock, the U.S. holder will be treated as described above. If the redemption does not qualify as a sale or exchange of the shares of our common stock, the U.S. holder will be treated as receiving a corporate distribution from us with the tax consequences described above under “— Dividends and Distributions.” Whether a redemption qualifies for sale or exchange treatment will depend largely on the total number of our shares treated as held by the U.S. holder (including any shares constructively owned by the U.S. holder as a result of owning warrants or otherwise, as described in the following paragraph) relative to all of our shares outstanding both before and after such redemption. The redemption of our common stock generally will be treated as a sale or exchange of the shares of our common stock (rather than as a corporate distribution from us) if, within the meaning of Section 302 of the Code, such redemption (i) is “substantially disproportionate” with respect to the U.S. holder, (ii) results in a “complete termination” of the U.S. holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder. These tests are explained more fully below.
In determining whether any of the foregoing tests are satisfied, a U.S. holder takes into account not only our stock actually owned by the U.S. holder, but also shares of our stock that are constructively owned by it. A U.S. holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any stock the U.S. holder has a right to acquire by exercise of an option, which would generally include any shares of our common stock which could be acquired pursuant to the exchange of rights or exercise of the warrants. In order to meet the “substantially disproportionate” test, the percentage of our outstanding voting shares actually and constructively owned by the U.S. holder immediately following the redemption of shares of our common stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately before the redemption. Prior to our initial business combination, the shares of our common stock may not be treated as voting shares for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of a U.S. holder’s interest if either (i) all of our shares actually and constructively owned by the U.S. holder are redeemed or (ii) all of our shares actually owned by the U.S. holder are redeemed and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. holder does not constructively own any other shares of our stock (including as a result of owning rights or warrants). The redemption of the shares of our common stock will not be essentially equivalent to a dividend with respect to a U.S. holder if it results in a “meaningful reduction” of the U.S. holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly-held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. holder should consult with its own tax advisors as to the tax consequences of a redemption.
If none of the foregoing tests are satisfied, then the redemption will be treated as a corporate distribution from us and the tax effects will be as described under “— Dividends and Distributions” above. After the application of those rules, any remaining tax basis of the U.S. holder in the redeemed shares of our common stock will be added to the U.S. holder’s adjusted tax basis in its remaining shares, or, if it has none, to the U.S. holder’s adjusted tax basis in its rights or warrants or possibly in other shares of our stock constructively owned by it.
U.S. holders who actually or constructively own five percent (or, if shares of our common stock are not then publicly traded, one percent) or more of our shares (by vote or value) may be subject to special reporting requirements with respect to a redemption of shares of our common stock, and such holders are urged to consult with their own tax advisors with respect to their reporting requirements.
Sale or Other Disposition, Exercise or Expiration of Warrants
Upon the sale or other disposition of a warrant (other than by exercise), you will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or other disposition and your tax basis in the warrant. This capital gain or loss will be long-term capital gain or loss if, at the time of the sale or other disposition, the warrant has been held by you for more than one year. The deductibility of capital losses is subject to limitations.
In general, you will not be required to recognize income, gain or loss upon exercise of a warrant for its exercise price. Your basis in a share of common stock received upon exercise will be equal to the sum of (1) your basis in the warrant and (2) the exercise price of the warrant. It is unclear whether your holding period in the shares received upon exercise will commence on the day you exercise the warrants or the day after you exercise the warrants; however, in either case the holding period will not include the period during which you held the warrants.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be nontaxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. holder’s tax basis in the common stock received would generally equal the holder’s tax basis in the warrant. If the cashless exercise were treated as not being a realization event, it is unclear when a U.S. holder’s holding period for the common stock would commence. If, however, the cashless exercise were treated as a recapitalization, the holding period of the common stock would include the holding period of the warrant.
It is also possible that a cashless exercise could be treated in whole or in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered a number of warrants having an aggregate fair market value equal to the exercise price for the total number of warrants to be exercised. The U.S. holder could recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered and the U.S. holder’s tax basis in such warrants. Such gain or loss would be long-term or short-term depending on the U.S. holder’s holding period in the warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the common stock received would equal the sum of the U.S. holder’s initial investment in the warrants exercised (i.e., the portion of the U.S. holder’s purchase price for the units that is allocated to the warrants, as described above under “— General Treatment of Units”) and the exercise price of such warrants. It is unclear whether a U.S. holder’s holding period for the common stock would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case, the holding period would not include the period during which the U.S. holder held the warrant.
Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. holder’s holding period would commence with respect to the common stock received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders are urged to consult their tax advisors regarding the tax consequences of a cashless exercise.
If we give notice of an intention to redeem warrants for $0.01 as described in the section of this prospectus entitled “Description of Securities — Warrants,” and we require all holders that wish to exercise warrants to do so on a “cashless basis,” we intend to treat such exercise as a redemption of warrants for our common stock for U.S. federal income tax purposes. Such redemption should be treated as a recapitalization for U.S. federal income tax purposes. Accordingly, a U.S. holder should not recognize any gain or loss on the redemption of warrants for shares of our common stock. A U.S. holder’s aggregate tax basis in the shares of common stock received in the redemption generally should equal the U.S. holder’s aggregate tax basis in the warrants redeemed, and the holding period for the shares of our common stock received should include the U.S. holder’s holding period for the surrendered warrants. However, there is some uncertainty regarding this tax treatment and it is possible such a redemption could be treated in part as a taxable exchange in which gain or loss would be recognized in a manner similar to that discussed above for a cashless exercise of warrants or otherwise characterized. Accordingly, a U.S. Holder is urged to consult its tax advisor regarding the tax consequences of a redemption of warrants for shares of our common stock.
If a warrant expires without being exercised, you will recognize a capital loss in an amount equal to your basis in the warrant. Such loss will be long-term capital loss if, at the time of the expiration, the warrant has been held by you for more than one year. The deductibility of capital losses is subject to limitations.
Constructive Dividends on Warrants
As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. If at any time during the period you hold warrants, however, we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the warrants, the conversion rate of the warrants were increased, that increase would be deemed to be the payment of a taxable dividend to you to the extent of our earnings and profits, notwithstanding the fact that you will not receive a cash payment. If the conversion rate is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a taxable dividend to you.

Generally, a U.S. holder’s adjusted tax basis in its warrant would be increased to the extent any such constructive distribution is treated as a dividend. For certain informational reporting purposes, we are required to determine the date and amount of any such constructive distributions and publicly report such information or report such information to the IRS and holders of warrants not exempt from information reporting. Proposed U.S. Treasury regulations, which we may rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined.
You should consult your tax advisor regarding the proper treatment of any adjustments to the warrants.
Sale or Other Disposition of Rights
Upon the sale or other disposition of a right, you will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or other disposition (if the common stock, rights or warrants are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the right based upon the then fair market values of the common stock, the rights and the warrants included in the units) and your adjusted tax basis in the right so disposed of. This capital gain or loss will be long-term capital gain or loss if, at the time of the sale or other disposition, the right has been held by you for more than one year. The deductibility of capital losses is subject to limitations.
Conversion or Lapse of Rights
The treatment of the rights to acquire common stock is uncertain. The right may be viewed as a forward contract, derivative security or similar interest in us (analogous to a warrant or option with no exercise price), and thus, the U.S. holder of the right would not be viewed as owning the common stock issuable pursuant to the rights until such shares of common stock are actually issued. There may be other alternative characterizations of the rights that the IRS may successfully assert, including that the rights are treated as equity in us at the time the rights are issued.
The U.S. federal income tax consequences of a conversion or lapse of rights is uncertain. Accordingly, you should consult your tax advisor regarding the tax consequences of an acquisition of common stock pursuant to rights or of a lapse of rights.
Unearned Income Medicare Tax
A 3.8% Medicare contribution tax will generally apply to all or some portion of the net investment income of a U.S. holder that is an individual with adjusted gross income that exceeds a threshold amount ($250,000 if married filing jointly or if considered a “surviving spouse” for federal income tax purposes, $125,000 if married filing separately, and $200,000 in other cases). This 3.8% tax will also apply to all or some portion of the undistributed net investment income of certain U.S. holders that are estates and trusts. For these purposes, dividends and gains from the taxable dispositions of the common stock, rights and warrants will generally be taken into account in computing such a U.S. holder’s net investment income.
Information Reporting and Backup Withholding
Information returns may be filed with the IRS with respect to dividends or other distributions we may pay to you and proceeds from the sale of your shares of common stock, rights or warrants. You will be subject to backup withholding on these payments if you fail to provide your taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld with respect to your shares of common stock, rights or warrants under the backup withholding rules will be refunded to you or credited against your United States federal income tax liability, if any, by the IRS provided that certain required information is furnished to the IRS in a timely manner.
Non-U.S. Holders
This section is addressed to non-U.S. holders of the securities. For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of a security (other than an entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.

Dividends and Distributions
As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. If, however, we were to pay taxable dividends to you with respect to your shares of common stock (including any deemed distributions treated as a dividend on the warrants, as described in “— Constructive Dividends on Warrants” below), those dividends would generally be subject to United States withholding tax at a rate of 30% of the gross amount, unless you are eligible for a reduced rate of withholding tax under an applicable income tax treaty and you provide proper certification of your eligibility for such reduced rate (usually on an IRS Form W-8BEN or Form W-8BEN-E). A distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined under the Code. In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a non-U.S. holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from rights, warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend generally will be treated first as reducing your basis in your shares of common stock and, to the extent it exceeds your basis, as gain from the disposition of your shares of common stock treated as described under “Sale or Other Disposition of Common stock, Rights or Warrants” below. The full amount of any distributions to you may, however, be subject to United States withholding tax unless the applicable withholding agent elects to withhold a lesser amount based on a reasonable estimate of the amount of the distribution that would be treated as a dividend. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Sale or Other Disposition of Common stock, Rights or Warrants” below), we will withhold at least 15% of any distribution that exceeds our current and accumulated earnings and profits as provided by the Code.
Dividends we pay to you that are effectively connected with your conduct of a trade or business within the United States (and, if certain income tax treaties apply, are attributable to a United States permanent establishment maintained by you) generally will not be subject to United States withholding tax if you comply with applicable certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to United States federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to United States persons. If you are a corporation, effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).
Conversion or Lapse of Rights
The U.S. federal income tax characterization of, and the consequences applicable to, your ownership of the rights to acquire common stock, including the U.S. federal income tax consequences of a conversion or lapse of rights, is uncertain,similar to the consequences described above for U.S. holders under “U.S. Holders — Conversion or Lapse of Rights.”
Exercise of Warrants
You generally will not be subject to U.S. federal income tax on the exercise of the warrants into shares of common stock. However, if a cashless exercise of warrants results in a taxable exchange, as described in “— U.S. Holders — Sale or Other Disposition, Exercise or Expiration of Warrants,” the rules described below under “Sale or Other Disposition of Common stock, Rights or Warrants” would apply.
Sale or Other Disposition of Common Stock, Rights or Warrants
You generally will not be subject to United States federal income tax on any gain realized upon the sale, exchange or other disposition of our common stock (which would include a dissolution and liquidation in the event we do not consummate an initial business combination within the required timeframe), rights or warrants (including an expiration or redemption of our warrants), unless:
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the gain is effectively connected with your conduct of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment you maintain);

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you are an individual, you hold your shares of common stock, rights or warrants as capital assets, you are present in the United States for 183 days or more in the taxable year of disposition and you meet other conditions, and you are not eligible for relief under an applicable income tax treaty; or

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we are or have been a “United States real property holding corporation” for United States federal income tax purposes and, in the case where the shares of our common stock are regularly traded on an established securities market, you hold or have held, directly or indirectly, at any time within the shorter of the five-year period preceding disposition or your holding period for your shares of common stock, rights or warrants, more than 5% of our common stock. Special rules may apply to the determination of the 5% threshold in the case of a holder of a warrant or a holder of a right. You are urged to consult your own tax advisors regarding the effect of holding the warrants or rights on the calculation of such 5% threshold. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of (1) the fair market value of our United States real property interests, (2) the fair market value of our non-United States real property interests and (3) the fair market value of any other of our assets which are used or held for use in our trade or business. Although we currently are not a United States real property holding corporation, we cannot determine whether we will be a United States real property holding corporation in the future until we consummate an initial business combination.

Gain that is effectively connected with your conduct of a trade or business within the United States generally will be subject to United States federal income tax, net of certain deductions, at the same rates applicable to United States persons. If you are a corporation, the branch profits tax also may apply to such effectively connected gain. If the gain from the sale or disposition of your shares of common stock, rights or warrants is effectively connected with your conduct of a trade or business in the United States but under an applicable income tax treaty is not attributable to a permanent establishment you maintain in the United States, your gain may be exempt from United States tax under the treaty. If you are described in the second bullet point above, you generally will be subject to United States federal income tax at a rate of 30% on the gain realized, although the gain may be offset by some United States source capital losses realized during the same taxable year. If you are described in the third bullet point above, gain recognized by you on the sale, exchange or other disposition of shares of common stock, rights or warrants will be subject to U.S. federal income tax on a net income basis at normal graduated U.S. federal income tax rates. In addition, a buyer of your shares of common stock, rights or warrants may be required to withhold United States income tax at a rate of 15% of the amount realized upon such disposition.
The characterization (as a sale or distribution) for U.S. federal income tax purposes of the redemption for cash of a non-U.S. holder’s common stock pursuant to the conversion provisions described in this prospectus under “Proposed Business — Effecting a Business Combination — Conversion Rights” will generally correspond to the U.S. federal income tax characterization of such a redemption of a U.S. holder’s common stock, as described under “U.S. Holders — Sale or Other Disposition or Conversion of Common stock” above, and the tax consequences of the redemption to the non-U.S. holder will be as described herein and above under “Non-U.S. Holders — Dividends and Distributions,” as applicable. You should consult your own tax advisor as to whether conversion of your common stock will be treated as a sale or as a dividend under the Code.
Constructive Dividends on Warrants
As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. If at any time during the period you hold warrants, however, we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the warrants, the conversion rate of the warrants were increased, that increase would be deemed to be the payment of a taxable dividend to you to the extent of our earnings and profits, notwithstanding the fact that you will not receive a cash payment. If the conversion rate is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a taxable dividend to you. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to you. Generally, a non-U.S. Holder’s adjusted tax basis in its warrant would be increased to the extent any such constructive distribution is treated as a dividend. You should consult your tax advisor regarding the proper treatment of any adjustments to the warrants.

Information Reporting and Backup Withholding
We must report annually to the IRS the amount of dividends or other distributions we may pay to you on your shares of common stock and the amount of tax we withhold on any such distributions regardless of whether withholding is required. The IRS may make copies of the information returns reporting those dividends and amounts withheld available to the tax authorities in the country in which you reside pursuant to the provisions of an applicable income tax treaty or exchange of information treaty.
The United States imposes backup withholding on dividends and certain other types of payments to United States persons. You will not be subject to backup withholding on dividends you receive on your shares of common stock if you provide proper certification (usually on an IRS Form W-8BEN or Form W-8BEN-E) of your status as a non-United States person or you are a corporation or one of several types of entities and organizations that qualify for exemption (an “exempt recipient”).
Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale of your shares of common stock, rights or warrants outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if you sell your shares of common stock, rights or warrants through a United States broker or the United States office of a foreign broker, the broker will be required to report to the IRS the amount of proceeds paid to you unless you provide appropriate certification (usually on an IRS Form W-8BEN or Form W-8BEN-E) to the broker of your status as a non-United States person or you are an exempt recipient. Information reporting also would apply if you sell your shares of common stock, rights or warrants through a foreign broker deriving more than a specified percentage of its income from United States sources or having certain other connections to the United States.
Backup withholding is not an additional tax. Any amounts withheld with respect to your shares of common stock, rights or warrants under the backup withholding rules will be refunded to you or credited against your United States federal income tax liability, if any, by the IRS provided that certain required information is furnished to the IRS in a timely manner.
Estate Tax
Common stock owned or treated as owned by an individual who is not a citizen or resident (as defined for United States federal estate tax purposes) of the United States at the time of his or her death, or by an entity the property of which is potentially includible in such an individual’s gross estate, will be included in the individual’s gross estate for United States federal estate tax purposes and therefore may be subject to United States federal estate tax unless an applicable estate tax treaty provides otherwise. The foregoing may also apply to warrants and rights.
Unearned Income Medicare Tax
If you are a foreign estate or trust, you may be subject to the Medicare contribution tax described under “U.S. Holders — Unearned Income Medicare Tax” above. Non-U.S. holders should consult their tax advisors regarding the possible implications of the Medicare contribution tax on their investments in the units.
FATCA
A 30% withholding tax will be imposed on payments to certain foreign entities of U.S.-source dividends unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied or an exemption has otherwise been established. The U.S. Department of the Treasury has proposed regulations which eliminate a withholding tax that would otherwise be imposed on the gross proceeds of dispositions of stock (including our securities) that can produce U.S.-source dividends, and withholding agents may rely on the proposed Treasury Regulations until final regulations are issued. Potential investors should consult their tax advisors regarding the possible implications of this withholding tax on their investment in the units.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE IMPORTANT TO YOU. EACH PROSPECTIVE PURCHASER SHOULD CONSULT ITS TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF AN INVESTMENT IN OUR UNITS, CLASS A COMMON STOCK, RIGHTS AND WARRANTS BASED ON THE INVESTOR’S CIRCUMSTANCES.

UNDERWRITING
Citigroup Global Markets Inc. is acting as the sole bookrunner and representative of the underwriters of this offering. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of units set forth opposite the underwriter’s name.
Underwriter	Number of Units
Citigroup Global Markets Inc.
JonesTrading Institutional Services LLC
Total	20,000,000
The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the units (other than those covered by the over-allotment option described below) if they purchase any of the units.
Units sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any units sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $      per unit. If all of the units are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The representative has advised us that the underwriters do not intend to make sales to discretionary accounts.
If the underwriters sell more units than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to 3,000,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional units approximately proportionate to that underwriter’s initial purchase commitment. Any units issued or sold under the option will be issued and sold on the same terms and conditions as the other units that are the subject of this offering.
We, our Sponsor and our officers and directors have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent option” within the meaning of Rule 16a-l(h) under the Exchange Act, as amended, or otherwise dispose of, directly or indirectly, any units, rights, warrants, shares of common stock or any other securities convertible into, or exercisable, or exchangeable for, shares of common stock currently or hereafter owned either of record or beneficially, or publicly announce an intention to do any of the foregoing; provided, however, that we may (1) issue and sell the private warrants, (2) issue and sell the additional units to cover the underwriters’ over-allotment option, (3) register with the SEC pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, the resale of the private warrants and the shares of Class A common stock underlying the rights, shares of our common stock issuable upon exercise of the warrants and the founder shares and (4) issue securities in connection with an initial business combination. The representative in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice. Our sponsor, officers and directors are also subject to separate transfer restrictions on their founder shares and private warrants pursuant to the insider letters as described herein.
Our Sponsor has agreed that its founder shares will not be transferred, assigned, sold or released from escrow (subject to certain limited exceptions set forth below) for a period ending on the six-month anniversary of the date of the consummation of our initial business combination, or earlier, in either case, if, subsequent to our initial business combination, we consummate a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. The limited exceptions include transfers, assignments or sales (i) to our or our sponsor’s officers, directors, advisors or their affiliates, (ii) to an entity’s members upon its liquidation, (iii) to relatives and trusts for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to us for no value for cancellation in connection with the consummation of our initial business combination, or (vii) in connection with the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case (except for clause (vi) or with our prior consent) where the transferee agrees to the terms of the escrow agreement and to be bound by these transfer restrictions. The purchasers of the private units have also agreed not to transfer, assign or sell any of the private units, including the underlying private shares and private warrants (except in connection with the same limited exceptions that the founders’ shares may be transferred as described above), until after the completion of our initial business combination.
Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations between us and the representative.
Among the factors considered in determining the initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in the equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the price at which the units, our Class A common stock, rights or warrants will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, our Class A common stock, rights or warrants will develop and continue after this offering.
We have applied to have our units listed on the Nasdaq under the symbol “CLINU” commencing on or promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on the Nasdaq. Once the securities comprising the units begin separate trading, we expect that the our Class A common stock, rights and warrants will be listed on the Nasdaq under the symbols “CLIN,” “CLINR” and “CLINW,” respectively.
The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.
	Paid by Clean Earth Acquisitions Corp.
	No Exercise	Full Exercise
Per Unit(1)	$0.55	$0.55
Total(1)	$11,000,000	$12,650,000

(1)
$0.20 per unit, or $4,000,000 in the aggregate (or $4,600,000 in the aggregate if the underwriters’ option to purchase additional units is exercised in full), is payable upon the closing of this offering. $0.35 per unit, or $7,000,000 in the aggregate (or $8,050,000 in the aggregate if the underwriters’ option to purchase additional units is exercised in full) payable to the underwriters for deferred underwriting commissions will be placed in a trust account located in the United States as described herein. The deferred commissions will be released to the underwriters only on and concurrently with completion of an initial business combination.

If we do not complete our initial business combination and subsequently liquidate, the underwriters have agreed that (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account upon liquidation, and (ii) that the deferred underwriters’ discounts and commissions will be distributed on a pro rata basis, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes to the public stockholders.
In connection with the offering, the underwriters may purchase and sell units in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option and stabilizing purchases, in accordance with Regulation M under the Exchange Act.

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Short sales involve secondary market sales by the underwriters of a greater number of units than they are required to purchase in the offering.

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“Covered” short sales are sales of units in an amount up to the number of units represented by the underwriters’ over-allotment option.

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“Naked” short sales are sales of units in an amount in excess of the number of units represented by the underwriters’ over-allotment option.

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Covering transactions involve purchases of units either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

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To close a naked short position, the underwriters must purchase units in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering.

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To close a covered short position, the underwriters must purchase units in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of units to close the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option.

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Stabilizing transactions involve bids to purchase units so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $800,000. We have agreed to pay for the expenses and fees reasonably incurred by the underwriters, including reasonable attorneys’ fees, and transfer and warrant agent and registrar fees, subject to a maximum amount of $100,000.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.
If you purchase units offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.
We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. Any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date that is 90 days from the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with this offering and we may pay the underwriters of this offering or any entity with which they are affiliated a finder’s fee or other compensation for services rendered to us in connection with the completion of a business combination.
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Notice to Prospective Investors in the European Economic Area
In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “relevant member state”), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of our units may be made to the public in that relevant member state at any time:
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to any legal entity which is a qualified investor as defined in the Prospectus Directive;

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to fewer than 100, or, if the relevant member state has implemented the relevant provisions of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the issuer for any such offer; or natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the underwriters for any such offer; or

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in any other circumstances that do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive;

provided that no such offer of units referred to in the bullet points above shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.
Each purchaser of units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.
For the purpose of this provision, the expression an “offer of units to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive to the extent implemented by the relevant member state) and includes any relevant implementing measure in each relevant member state. The expression 2010 PD Amending Directive means Directive 2010/73/EU.
We have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of us or the underwriters.
Notice to Prospective Investors in the United Kingdom
This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also

(i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). The units are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such units will be engaged in only with, relevant persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.
Notice to Prospective Investors in France
Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be:
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released, issued, distributed or caused to be released, issued or distributed to the public in France; or

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used in connection with any offer for subscription or sale of the units to the public in France. Such offers, sales and distributions will be made in France only:

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to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

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to investment services providers authorized to engage in portfolio management on behalf of third parties; or

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in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.
Notice to Prospective Investors in Hong Kong
The units may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the units may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Notice to Prospective Investors in Japan
The units offered in this prospectus have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The units have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.
Notice to Prospective Investors in Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the units may not be circulated or distributed, nor may the units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.
Where the units are subscribed or purchased under Section 275 of the SFA by a relevant person which is
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a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or

•
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

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to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$300,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

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where no consideration is or will be given for the transfer; or

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where the transfer is by operation of law.

Notice to Prospective Investors in Canada
The units may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the units must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.
The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions. This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.
Notice to Prospective Investors in Switzerland
The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

LEGAL MATTERS
Proskauer Rose LLP, Los Angeles, California, is acting as our counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this offering. Baker Botts L.L.P., Houston, Texas, is acting as counsel to the underwriters.
EXPERTS
The financial statements of Clean Earth Acquisitions Corp. as of December 31, 2021 and for the period from May 14, 2021 (inception) through December 31, 2021 included in this Prospectus and in the Registration Statement have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, appearing elsewhere herein and in the Registration Statement, given on the authority of said firm as experts in auditing and accounting. The report on the financial statements contains an explanatory paragraph regarding the Company's ability to continue as a going concern.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.
Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

CLEAN EARTH ACQUISITIONS CORP.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholders and Board of Directors of
Clean Earth Acquisitions Corp.
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Clean Earth Acquisitions Corp. (the “Company”) as of December 31, 2021, the related statements of operations, changes in stockholders’ equity and cash flows for the period from May 14, 2021 (inception) through December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the period from May 14, 2021 (inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.
Going Concern Uncertainty
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, as of December 31, 2021, the Company does not have sufficient cash and working capital to sustain its operations and the Company’s ability to execute its business plan is dependent upon its completion of the proposed initial public offering described in Note 3 to the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Notes 1 and 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ BDO USA, LLP
We have served as the Company’s auditor since 2021.
Charlotte, North Carolina
February 8, 2022

CLEAN EARTH ACQUISITIONS CORP.
BALANCE SHEET
December 31, 2021
Assets
Current assets:
Cash	$33,912
Related party receivable	189
Total current assets	34,101
Deferred offering costs associated with the proposed public offering	703,079
Total Assets	$737,180
Liabilities and Stockholders’ Equity
Current liabilities:
Accrued offering costs	$588,126
Accrued expenses	1,600
Promissory note – related party	125,000
Total Liabilities	714,726
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $.0001 par value; 1,000,000 shares authorized, none issued and outstanding	—
Class A common stock, $.0001 par value; 100,000,000 shares authorized, none issued and outstanding	—
Class B common stock, $.0001 par value; 10,000,000 shares authorized, 7,666,667 shares issued and outstanding(1)(2)(3)	767
Additional paid-in capital	24,233
Accumulated deficit	(2,546)
Total Stockholders’ Equity	22,454
Total Liabilities and Stockholders’ Equity	$737,180

(1)
On November 17, 2021, the Company ratified the First Amended and Restated Certificate of Incorporation, resulting in two classes of common stock, Class A common stock and Class B common stock. All share amounts and related information have been retroactively restated to reflect the capital restructure (see Note 6).

(2)
On February 7, 2022, we effected a 1:1.33333339 stock split of our Class B common stock, resulting in 7,666,667 shares of Class B common stock outstanding. All share amounts and related information have been retroactively restated to reflect the stock split (Note 7).

(3)
Includes up to 1,000,000 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 6).

The accompanying notes are an integral part of these financial statements.

CLEAN EARTH ACQUISITIONS CORP.
STATEMENT OF OPERATIONS
For the period from May 14, 2021 through December 31, 2021
Formation and operating costs	$2,546
Net Loss	$(2,546)
Weighted average shares outstanding, basic and diluted(1)(2)(3)	6,666,667
Basic and diluted net loss per common share	$(0.00)

(1)
On November 17, 2021, the Company ratified the First Amended and Restated Certificate of Incorporation, resulting in two classes of common stock, Class A common stock and Class B common stock. All share amounts and related information have been retroactively restated to reflect the capital restructure (see Note 6).

(2)
On February 7, 2022, we effected a 1:1.33333339 stock split of our Class B common stock, resulting in 7,666,667 shares of Class B common stock outstanding. All share amounts and related information have been retroactively restated to reflect the stock split (Note 7).

(3)
Excludes up to 1,000,000 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 6).

The accompanying notes are an integral part of these financial statements.

CLEAN EARTH ACQUISITIONS CORP.
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM MAY 14, 2021 THROUGH DECEMBER 31, 2021
	Class B Common Stock		Additional Paid-In Capital	Accumulated deficit	Total stockholders’ equity
	No. of shares	Amount
Balance – May 14, 2021 (inception)	—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsor(1)(2)(3)	7,666,667	767	24,233	—	25,000
Net loss	—	—	—	(2,546)	(2,546)
Balance – December 31, 2021	7,666,667	$767	$24,233	$(2,546)	$22,454

(1)
On November 17, 2021, the Company ratified the First Amended and Restated Certificate of Incorporation, resulting in two classes of common stock, Class A common stock and Class B common stock. All share amounts and related information have been retroactively restated to reflect the capital restructure (see Note 6).

(2)
On February 7, 2022, we effected a 1:1.33333339 stock split of our Class B common stock, resulting in 7,666,667 shares of Class B common stock outstanding. All share amounts and related information have been retroactively restated to reflect the stock split (Note 7).

(3)
Includes up to 1,000,000 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 6).

The accompanying notes are an integral part of these financial statements.

CLEAN EARTH ACQUISITIONS CORP.
STATEMENT OF CASH FLOWS
For the period from May 14, 2021 through December 31, 2021
Cash flow from operating activities:
Net loss	$(2,546)
Adjustments to reconcile net loss to net cash
Payment of related party costs	(189)
Formation costs	877
Changes in operating assets and liabilities
Accrued expenses	1,600
Net cash used in operating activities	(258)
Cash flow from financing activities:
Proceeds from issuance of common stock	25,000
Proceeds from promissory note – related party	125,000
Payment of offering costs	(115,830)
Net cash provided by financing activities	34,170
Net Change in Cash	33,912
Cash – Beginning of the period	—
Cash – End of the period	$33,912
Supplemental disclosure of non-cash financing activities:
Deferred offering costs included in accrued offering costs	$588,126
The accompanying notes are an integral part of these financial statements.

CLEAN EARTH ACQUISITIONS CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 1 — DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN
Clean Earth Acquisitions Corp. (the “Company”) was incorporated in Delaware on May 14, 2021. The Company is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (the “Business Combination”).
Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on businesses in the clean and sustainable energy sectors. The Company is an early stage and emerging growth company and, as such, the Company is subject to all the risks associated with early stage and emerging growth companies.
As of December 31, 2021, the Company had not commenced any operations. All activity for the period from May 14, 2021 (inception) through December 31, 2021, relates to the Company’s formation and the proposed initial public offering (“Proposed Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Public Offering. The Company has selected December 31 as its fiscal year end.
The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a Proposed Public Offering of 20,000,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units being offered, the “Public Shares”) at $10.00 per Unit (or 23,000,000 units if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3, and the sale of 800,000 units (or 890,000 units if the underwriters’ over-allotment option is exercised in full) (the “Private Units”) at a price of $10.00 per Private Unit in a private placement to Clean Earth Acquisitions Sponsor, LLC (the “Sponsor”), that will close simultaneously with the Proposed Public Offering.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of the Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination having an aggregate fair market value of at least 80% of the assets held in the Trust Account (as defined below) (excluding taxes payable on income earned on the Trust Account) at the time of the agreement to enter into an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Upon the closing of the Proposed Public Offering, management has agreed that an amount equal to at least approximately $10.00 per Unit sold in the Proposed Public Offering, including the proceeds from the sale of the Private Units, will be held in a trust account (“Trust Account”), located in the United States and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account, as described below.
The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. Except as required by law or the rules of Nasdaq, the decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their

CLEAN EARTH ACQUISITIONS CORP.
NOTES TO FINANCIAL STATEMENTS (continued)
Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be approximately $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Public Shares subject to redemption will be recorded at redemption value and classified as temporary equity upon the completion of the Proposed Offering in accordance with the Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”
The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 immediately prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC containing substantially the same information as would be included in a proxy statement prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor has agreed to vote their Founder Shares (as defined in Note 4), Private Shares (as defined in Note 4) and any Public Shares purchased during or after the Proposed Public Offering (a) in favor of approving a Business Combination and (b) not to convert any shares in connection with a stockholder vote to approve a Business Combination or sell any shares to the Company in a tender offer in connection with a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or do not vote at all.
The Sponsor has agreed (a) to waive their redemption rights with respect to their Founder Shares, Private Shares and Public Shares held by them in connection with the completion of a Business Combination, (b) to waive their rights to liquidating distributions from the Trust Account with respect to the Founder Shares and Private Shares if the Company fails to consummate a Business Combination, and (b) not to propose an amendment to the Amended and Restated Certificate of Incorporation that would affect a public stockholders’ ability to convert or sell their shares to the Company in connection with a Business Combination or affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.
The Company will have until 15 months (or up to 18 months if we extend the period of time to consummate our initial business combination in accordance with the terms described in this prospectus) from the closing of the Proposed Public Offering to complete a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes, divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s rights or warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

CLEAN EARTH ACQUISITIONS CORP.
NOTES TO FINANCIAL STATEMENTS (continued)
In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below $10.10 per Public Share, except as to any claims by a third party who executed a valid and enforceable agreement with the Company waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Going Concern Consideration
As of December 31, 2021, the Company had cash of $33,912 and a working capital deficit of $680,624. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. Management plans to address this uncertainty through a Proposed Public Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful within the Combination Period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
COVID-19 Impact
Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

CLEAN EARTH ACQUISITIONS CORP.
NOTES TO FINANCIAL STATEMENTS (continued)
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $33,912 of cash and no cash equivalents as of December 31, 2021.
Deferred Offering Costs
Deferred offering costs consist of legal, accounting and other costs incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged against the proceeds of the offering upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.
Fair Value of Financial Instruments
FASB ASC Topic 820, “Fair Value Measurements and Disclosures” (“ASC 820”), defines fair value as the amount that would be received to sell an asset or paid to transfer a liability, in an orderly transaction between market participants. Fair value measurements are classified on a three-tier hierarchy as follows:
•
Level 1 — defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•
Level 2 — defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3 — defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

CLEAN EARTH ACQUISITIONS CORP.
NOTES TO FINANCIAL STATEMENTS (continued)
In many cases, a valuation technique used to measure fair value includes inputs from multiple levels of the fair value hierarchy described above. The lowest level of significant input determines the placement of the entire fair value measurement in the hierarchy.
The fair value of the Company’s assets and liabilities which qualify as financial instruments under ASC 820 approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.
Derivative Financial Instruments
The Company accounts for derivative financial instruments in accordance with FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value upon issuance and remeasured at each reporting date, with changes in the fair value reported in the statement of operations. The classification of derivative financial instruments is evaluated at the end of each reporting period. There were no derivative financial instruments as of December 31, 2021.
Net Loss Per Common Share
Net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period, excluding shares of common stock subject to forfeiture by the Sponsor. Weighted average shares were reduced for the effect of an aggregate of 1,000,000 shares of Class B common stock that are subject to forfeiture if the over-allotment option is not exercised by the underwriters (see Note 6). As of December 31, 2021, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares of common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
The provision for income taxes was deemed to be de minimis for the period from May 14, 2021 (inception) to December 31, 2021.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance

CLEAN EARTH ACQUISITIONS CORP.
NOTES TO FINANCIAL STATEMENTS (continued)
Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Recent Accounting Pronouncements
Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.
NOTE 3 — PUBLIC OFFERING
Pursuant to the Proposed Public Offering, the Company intends to offer for sale 20,000,000 Units (or 23,000,000 Units if the over-allotment option is exercised in full) at a price of $10.00 per Unit. Each Unit will consist of one share of Class A common stock, one right and one-half of one warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment.
Each holder of a right will automatically receive one-tenth (1/10) of one share of Class A common stock upon consummation of a Business Combination, even if the holder of a right redeemed all shares held by him, her or it in connection with a Business Combination or an amendment to the Company’s Amended and Restated Certificate of Incorporation with respect to its pre-business combination activities. In the event that the Company will not be the surviving company upon completion of a Business Combination, each holder of a right will be required to affirmatively exchange his, her or its rights in order to receive the one-tenth (1/10) of a share underlying each right upon consummation of the Business Combination.
The Company will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Delaware law. As a result, the holders of the rights must hold rights in multiples of 10 in order to receive shares for all of the holders’ rights upon closing of a Business Combination. If the Company is unable to complete an initial Business Combination within the Combination Period and the Company redeems the Public Shares for the funds held in the Trust Account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.
NOTE 4 — RELATED PARTY TRANSACTIONS
Founder Shares
On August 17, 2021, our sponsor purchased an aggregate of 5,750,000 shares of the Company’s Class B common stock for an aggregate purchase price of $25,000 or approximately $0.004 per share (the “Founder Shares”). On February 7, 2022, we effected a 1:1.33333339 stock split of our Class B common stock, resulting in our initial stockholders holding 7,666,667 Founder Shares. All share amounts and related information have been retroactively restated to reflect the stock split. The Founder Shares include an aggregate of up to 1,000,000 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the Sponsor will collectively own 25% of the Company’s issued and outstanding shares after the Proposed Public Offering (assuming the Sponsor does not purchase any Public Shares in the Proposed Public Offering and excluding the Private Shares).
The Sponsor has agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until after the completion of a Business Combination.
The Founder Shares will convert into shares of Class A common stock after the initial business combination.
Unvested Founder Shares
Pursuant to a letter agreement that we will enter into with our Sponsor, a total of 2,167,000 shares of the Founder Shares then held by the Sponsor will be considered newly unvested shares upon the completion

CLEAN EARTH ACQUISITIONS CORP.
NOTES TO FINANCIAL STATEMENTS (continued)
of the Business Combination, which shall vest only if the closing price of the common stock equals or exceeds $12.50 for any 20 trading days within a 30 day trading period after the Business Combination, but before the tenth anniversary of the Business Combination. In the event such price level is achieved before the first anniversary of the closing of the Business Combination, such unvested founder shares will not vest until the first anniversary of such closing. In the event that the Company enters into a binding agreement on or before the tenth anniversary of initial business combination with respect to a Sale (as defined in the agreement), all unvested shares shall vest on the day prior to the closing of such Sale. Founder shares, if any, that remain unvested at the tenth anniversary of the closing of the initial business combination will be forfeited.
Private Placement
The Sponsor has agreed to purchase an aggregate of 800,000 Private Units (or 890,000 Private Units if the over-allotment option is exercised in full) at a price of $10.00 per Private Unit, for an aggregate purchase price of $8,000,000, or $8,900,000 if the over-allotment option is exercised in full, in a private placement that will occur simultaneously with the closing of the Proposed Public Offering. Each Private Unit will consist of one share of Class A common stock (“Private Share”) and one-half of one warrant (“Private Warrant”). Each Private Warrant will entitle the holder to purchase one share of Class A common stock at a price of $11.50 per full share, subject to adjustment. The proceeds from the Private Units will be added to the proceeds from the Proposed Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law).
Promissory Note — Related Party
On September 22, 2021, the Company issued an unsecured promissory note to the Sponsor (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $350,000. As of December 31, 2021, the Company had borrowed $125,000 under the Promissory Note. The Promissory Note is non-interest bearing and payable on the earlier of May 15, 2022 or the consummation of the Proposed Public Offering.
Related Party Loans
In addition, in order to finance transaction costs in connection with a Business Combination, the Initial Stockholders, or certain of the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into units of the post Business Combination entity at a price of $10.00 per unit. The units would be identical to the Private Units. To date, the Company had no borrowings under the Working Capital Loans.
NOTE 5 — COMMITMENTS AND CONTINGENCIES
Registration and Stockholder Rights
The holders of the Founder Shares, as well as the holders of the Private Units and any units that may be issued in payment of Working Capital Loans made to Company, will be entitled to registration rights

CLEAN EARTH ACQUISITIONS CORP.
NOTES TO FINANCIAL STATEMENTS (continued)
pursuant to an agreement to be signed prior to or on the effective date of the Proposed Public Offering. The holders of a majority of these securities are entitled to make up to two demands that the Company register such securities. The holders of a majority of the Private Units and units issued in payment of Working Capital Loans (or underlying securities) can elect to exercise these registration rights at any time after the Company consummates a business combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company will grant the underwriters a 45-day option from the date of Proposed Public Offering to purchase up to 3,000,000 additional Units to cover over-allotments, if any, at the Proposed Public Offering price less the underwriting discounts and commissions.
The underwriters will be entitled to a cash underwriting discount of 2.00% of the gross proceeds of the Proposed Public Offering, or $4,000,000 (or up to $4,600,000 if the underwriters’ over-allotment is exercised in full), payable upon the closing of the Proposed Public Offering.
The underwriters will also be entitled to a deferred cash underwriting discount of 3.50% of the gross proceeds of the Proposed Public Offering, or $7,000,000 (or up to $8,050,000 if the underwriters’ over-allotment is exercised in full), payable to the underwriters for deferred underwriting commissions will be placed in a trust account and released to the underwriters only on, and concurrently with, completion of an initial business combination.
NOTE 6 — STOCKHOLDERS’ EQUITY
On November 17, 2021, the Company ratified the First Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) Under the Certificate of Incorporation, the total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 111,000,000 shares, consisting of (a) 110,000,000 shares of common stock (the “Common Stock”), including (i) 100,000,000 shares of Class A common stock (the “Class A Common Stock”), and (ii) 10,000,000 shares of Class B common stock (the “Class B Common Stock”), and (b) 1,000,000 shares of preferred stock (the “Preferred Stock”). All share amounts and related information have been retroactively restated to reflect the capital restructure.
Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2021, there were no shares of preferred stock issued or outstanding.
Class A common stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each common share. At December 31, 2021, there were no shares of Class A common stock issued or outstanding.
Class B Common stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. On August 17, 2021, the Company’s Sponsor purchased an aggregate of 5,750,000 shares of the Company’s Class B common stock for an aggregate purchase price of $25,000 or approximately $0.004 per share (the “Founder Shares”). On February 7, 2022, the Company effected a 1:1.33333339 stock split of its Class B common stock, resulting in its initial stockholders holding 7,666,667 Founder Shares. All share amounts and related information have been retroactively restated to reflect the stock split. The Founder Shares include an aggregate of up to 1,000,000 shares that are subject to forfeiture to the extent that the underwriter’s over-allotment option is not exercised in full or in part, so that such shares will collectively represent 25% of the Company’s issued and outstanding common stock after the Proposed Public Offering.

CLEAN EARTH ACQUISITIONS CORP.
NOTES TO FINANCIAL STATEMENTS (continued)
With respect to any matter submitted to a vote of our stockholders, including any vote in connection with a Business Combination, except as required by law, holders of our Founder Shares and holders of our Public Shares will vote together as a single class, with each share entitling the holder to one vote.
The shares of Class B common stock will automatically convert into Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Proposed Public Offering and related to the closing of a Business Combination, the ratio at which Class B common stock shall convert into Class A common stock will be adjusted (unless the holders of a majority of the outstanding Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A common stock issuable upon conversion of all Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Proposed Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination and excluding any private placement warrants issued to our sponsor, its affiliates or any member of our management team upon conversion of Working Capital Loans. The holders of a majority of the issued and outstanding Class B common stock may agree to waive the foregoing adjustment provisions as to any particular issuance or deemed issuance of additional shares of Class A common stock or equity-linked securities.
NOTE 7 — SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to, February 8, 2022, the date that the financial statements were available to be issued. Based upon this review, other than noted below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.
In January 2022, the Company and the Sponsor agreed to increase the amount the Company may borrow under the promissory note to $350,000.
In February 2022, the Company drew $100,000 on the promissory note, resulting in an outstanding balance of $225,000 under the promissory note as of February 8, 2022.
On February 7, 2022, the Company effected a 1:1.33333339 stock split of its Class B common stock, resulting in its initial stockholders holding 7,666,667 Founder Shares.
Pursuant to a letter agreement that the Company will enter into with its Sponsor, a total of 2,167,000 shares of the Founder Shares then held by the Sponsor will be considered newly unvested shares upon the completion of the Business Combination, which shall vest only if the closing price of the common stock equals or exceeds $12.50 for any 20 trading days within a 30 day trading period after the Business Combination, but before the tenth anniversary of the Business Combination. In the event such price level is achieved before the first anniversary of the closing of the Business Combination, such unvested founder shares will not vest until the first anniversary of such closing. In the event that the Company enters into a binding agreement on or before the tenth anniversary of initial the Business Combination with respect to a Sale (as defined in the agreement), all unvested shares shall vest on the day prior to the closing of such Sale. Founder shares, if any, that remain unvested at the tenth anniversary of the closing of the the Business Combination will be forfeited.

20,000,000 Units
Clean Earth Acquisitions Corp.

PRELIMINARY PROSPECTUS
           , 2022

Sole Book-Running Manager
Citigroup
Co-Manager
JonesTrading
Until            , 2022 (25 days after the date of this prospectus), all dealers that buy, sell or trade shares of our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:
SEC expenses	$54,902
FINRA expenses	54,838
Accounting fees and expenses	85,000
Printing expenses	15,000
Issuer legal fees and expenses	300,000
Nasdaq listing fees	75,000
Underwriter legal expenses	150,000
Miscellaneous expenses	65,260
Total	$800,000
ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.
Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.
“Section 145. Indemnification of officers, directors, employees and agents; insurance.
(a)
A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)
A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
(c)
To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)
Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)
Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)
The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g)
A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)
For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)
For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)
The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)
The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
Section 8.2 of our amended and restated certificate of incorporation provides:
“To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.”
Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriter and the Underwriter has agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.
We will enter into indemnification agreements with each of our officers and directors a form of which is to be filed as an exhibit to this Registration Statement. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.
ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.
On August 17, 2021, the Company an aggregate of 5,750,000 shares of common stock to the Sponsor in connection with the Company’s organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act as the shares were sold to an accredited investor. The shares issued were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.004 per share. On February 7, 2022, the Company effected a 1:1.33333339 stock split of its Class B common stock, and as a result, the Sponsor holds 7,666,667 founder shares.
The Company’s sponsor has also committed that it or its designees will purchase 800,000 units at $10.00 per unit (for an aggregate of $8,000,000), or 890,000 units at $10.00 per unit (for an aggregate of $8,900,000) if the underwriter’s option to purchase additional units is exercised in full. This purchase will take place on a private placement basis simultaneously with the consummation of the initial public offering. These issuances will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.
No underwriting discounts or commissions were paid with respect to such sales.
ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
(a)
The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
3.1	Amended and Restated Certificate of Incorporation.*
3.2	Certificate of Amendment of Certificate of Incorporation.*
3.3	Form of Second Amended and Restated Certificate of Incorporation.*
3.4	Bylaws.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Private Unit Certificate.*
4.3	Specimen Common Stock Certificate.*
4.4	Specimen Warrant Certificate.*
4.5	Specimen Right Certificate.*
4.6	Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant.*
4.7	Form of Rights Agreement by and between American Stock Transfer & Trust Company and the Registrant.*
5.1	Opinion of Proskauer Rose LLP.*

Exhibit No.	Description
10.1	Form of Letter Agreement from each of the Registrant’s officers, directors, advisors and sponsor.*
10.2	Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company and the Registrant.*
10.3	Promissory Note.*
10.4	Amended and Restated Promissory Note.*
10.5	Form of Registration Rights Agreement.*
10.6	Form of Subscription agreement for private units by Clean Earth Acquisitions Sponsor, LLC.*
10.7	Form of Indemnification Agreement.*
14	Form of Code of Ethics.*
23.1	Consent of BDO USA LLP.*
23.2	Consent of Proskauer Rose LLP (included in Exhibit 5.1).*
24	Power of Attorney (included on signature page of this Registration Statement).*
99.1	Form of Audit committee charter.*
99.2	Form of Compensation committee charter.*
99.3	Form of Nominating committee charter.*
107	Calculation of Filing Fee Tables.*

*
Previously filed.

**
As filed here within.

ITEM 17.  UNDERTAKINGS.
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(d)
The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bee Cave, Texas, on the 9th day of February, 2022.
CLEAN EARTH ACQUISITIONS CORP.
By:
/s/ Aaron T. Ratner

Name:  Aaron T. Ratner
Title:    Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Position	Date
/s/ Aaron T. Ratner Aaron T. Ratner	Chief Executive Officer (Principal Executive Officer)	February 9, 2022
/s/ Martha F. Ross Martha F. Ross	Chief Financial Officer and Chief Operating Officer (Principal Financial and Accounting Officer)	February 9, 2022
* Nicholas Parker	Executive Chairman and Director	February 9, 2022
* Candice Beaumont	Director	February 9, 2022
* Bradford Allen	Director	February 9, 2022
* Michael R. Vahrenkamp	Director	February 9, 2022
By: /s/ Aaron T. Ratner Aaron T. Ratner Attorney-in-Fact